AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1997.
                                                  REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                            ------------------------

                                    FORM S-4
                             REGISTATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        TEXAS REGIONAL BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               TEXAS                                  6022                               74-2294235
  (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)              IDENTIFICATION NUMBER)

                        TEXAS REGIONAL BANCSHARES, INC.
                            KERRIA PLAZA, SUITE 301
                             3700 NORTH 10TH STREET
                              MCALLEN, TEXAS 78501

                                 (956) 631-5400

         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          WILLIAM A. ROGERS, JR., ESQ.
                     MCGINNIS, LOCHRIDGE & KILGORE, L.L.P.
                              1300 CAPITOL CENTER
                              919 CONGRESS AVENUE
                              AUSTIN, TEXAS 78701

                                 (512) 495-6033

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

     Approximate date of commencement of proposed sale of the securities to the public: Upon consummation of the merger described in this registration statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________________

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
          TITLE OF EACH CLASS                   AMOUNT             PROPOSED        PROPOSED AGGREGATE       AMOUNT OF
             OF SECURITIES                      TO BE          MAXIMUM OFFERING          MAXIMUM           REGISTRATION
            TO BE REGISTERED                REGISTERED(1)      PRICE PER UNIT(1)    OFFERING PRICE(1)          FEE
------------------------------------------------------------------------------------------------------------------
Class A Voting Common
  Stock, par value $1.00/Share..........       985,000              $29.125            $28,688,125          $8,693.37
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457. Price per unit represents the average of the high and low prices reported on the NASDAQ consolidated trading system on December 5, 1997.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                        TEXAS REGIONAL BANCSHARES, INC.
                             CROSS-REFERENCE SHEET

  ITEM
   NO.                   CAPTION                      LOCATION IN PROSPECTUS

-------------------------------------------------   ---------------------------
 1.      Forepart of Registration Statement and
         Outside Front Cover Page of Prospectus..   Cover Page;
                                                    Cross-reference Sheet
 2.      Inside Front and Outside Back Cover
         Pages of Prospectus.....................   Table of Contents;
                                                    Cover Page;
                                                    Available Information
 3.      Risk Factors, Ratio of Earnings to Fixed
         Charges and Other Information...........   Summary; Risk Factors;
                                                    Selected Financial Data
 4.      Terms of the Transaction................   Information About the
                                                    Transaction
 5.      Pro Forma Financial Information.........   Not Applicable
 6.      Material Contacts with the Company Being
         Acquired................................   Not Applicable
 7.      Additional Information Required For
         Reoffering by Persons and Parties Deemed
         To Be Underwriters......................   Not Applicable
 8.      Interests of Named Experts and
         Counsel.................................   Information About Texas
                                                    Regional -- Interests of
                                                    Certain Named Persons;
                                                    Experts; Legal Opinions
 9.      Disclosure of Commission Position On
         Indemnification for Securities Act
         Liabilities.............................   Not Applicable
10.      Information with Respect to S-3
         Registrants.............................   Available Information;
                                                    Incorporation of Certain
                                                    Documents by Reference,
                                                    Information About Texas
                                                    Regional
11.      Incorporation of Certain Information by
         Reference...............................   Available Information;
                                                    Incorporation of Certain
                                                    Documents by Reference;
                                                    Information About Texas
                                                    Regional
12.      Information with Respect to S-2 or S-3
         Registrants.............................   Not Applicable
13.      Incorporation of Certain Information by
         Reference...............................   Not Applicable
14.      Information with Respect to Registrant
         Other Than S-3 or S-2 Registrants.......   Not Applicable
15.      Information with Respect to S-3
         Companies...............................   Not Applicable
16.      Information with Respect to S-2 or S-3
         Companies...............................   Not Applicable
17.      Information with Respect to Companies
         Other than S-3 or S-2 Companies.........   Information About
                                                    Brownsville Bancshares;
                                                    Annex D
18.      Information if Proxies, Consents or
         Authorizations are to be Solicited......   Summary -- The Meeting;
                                                    Summary -- Voting
19.      Information if Proxies, Consents or
         Authorizations are not to be Solicited
         or in an Exchange Offer.................   Not Applicable

                           PROSPECTUS/PROXY STATEMENT

                     SPECIAL MEETING OF THE SHAREHOLDERS OF
                          BROWNSVILLE BANCSHARES, INC.

                       RELATED TO THE PROPOSED MERGER OF
                          BROWNSVILLE BANCSHARES, INC.
             WITH AND INTO TRD, INC., A WHOLLY-OWNED SUBSIDIARY OF
                        TEXAS REGIONAL BANCSHARES, INC.

     This Prospectus/Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brownsville Bancshares, Inc., Brownsville, Texas ("Brownsville Bancshares"), a Texas corporation, for use at a special meeting of the shareholders of Brownsville Bancshares to be held at , local time, on , 1997, at the offices of Brownsville Bancshares, Inc., 629 E. Elizabeth, Brownsville, Texas.

     The special meeting has been called to permit the shareholders of Brownsville Bancshares to consider and take action on a proposal to merge Brownsville Bancshares with and into Texas Regional Delaware, Inc. (herein called "TRD"), a Delaware corporation wholly owned by Texas Regional Bancshares, Inc. (herein called "Texas Regional"). The merger of Brownsville Bancshares and its subsidiary BNB Bancshares, Inc. ("BNB Bancshares") with and into TRD (herein sometimes called the "Merger") is to be effected in accordance with the Agreement and Plan of Reorganization dated October 20, 1997 (herein referred to as the "Agreement"), by and between Brownsville Bancshares and Texas Regional. The Agreement is attached to this Prospectus/Proxy Statement as Annex A. As part of the proposal, Brownsville Bancshares' shareholders will also consider and take action on the proposed merger of BNB Bancshares' wholly-owned subsidiary, Brownsville National Bank, with and into TRD's wholly-owned subsidiary, Texas State Bank. Texas Regional, as the sole shareholder of TRD, has already approved the Agreement and the merger transaction contemplated thereby.

     Texas Regional has filed this Prospectus/Proxy Statement with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, with respect to the shares of Texas Regional Class A Voting Common stock (the "Texas Regional Common Stock") to be issued in connection with the Merger. As more fully described in this Prospectus/Proxy Statement, the Agreement provides for the holders of Brownsville Bancshares capital stock, par value $4.00 per share, at the effective time of the merger, to receive aggregate merger consideration of 947,164 shares of Texas Regional Common Stock, less any shares attributable to cash paid in lieu of fractional shares and less any shares attributable to shareholders exercising dissenters' rights of appraisal. Based upon an aggregate of 308,917 shares of Brownsville Bancshares capital stock outstanding at the effective time of the Merger, each shareholder of Brownsville Bancshares (other than any shareholder exercising dissenters' rights) will receive 3.06608 shares of Texas Regional Common Stock for each share of Brownsville Bancshares held. In addition, employees of Brownsville Bancshares holding options to acquire shares of Brownsville Bancshares (the "Brownsville Bancshares Options") will receive 1.77634 shares of Texas Regional Common

                           (TEXT CONTINUED NEXT PAGE)

                            ------------------------

  THE SECURITIES OF TEXAS REGIONAL BANCSHARES, INC. OFFERED IN CONNECTION WITH
     THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     BROWNSVILLE BANCSHARES SHAREHOLDERS ARE URGED TO REVIEW AND CAREFULLY
            CONSIDER THE RISKS DESCRIBED UNDER "RISK FACTORS" IN THIS
                          PROSPECTUS/PROXY STATEMENT.

     The date of this Prospectus/Proxy Statement is   , 1997. This
Prospectus/Proxy Statement is first being mailed or delivered to Brownsville Bancshares shareholders on or about , 1997.

(CONTINUED FROM PREVIOUS PAGE)

Stock for each share of Brownsville Bancshares subject to such option holder's option, in consideration of and in exchange for the cancellation of such holder's Brownsville Bancshares Options. The aggregate number of shares of Texas Regional Common Stock to be issued to the holders of Brownsville Bancshares Options is 37,836, less any shares attributable to cash paid in lieu of fractional shares. See "Summary -- The Agreement," "Information About the Transaction -- Terms of The Agreement," and "Information About the Transaction -- Joinder by Certain Shareholders and Option Holders."

     Consummation of the Merger is subject to the receipt of required governmental approvals, the approval of the holders of two-thirds of the outstanding Brownsville Bancshares capital stock and certain other conditions, all as more particularly described in the Agreement and summarized in this Prospectus/Proxy Statement. See "Summary -- The Agreement," "Information About the Transaction -- Terms of the Agreement," "Information About the Transaction -- Other Terms and Conditions," and Annex A. This Prospectus/Proxy Statement also constitutes the prospectus of Texas Regional with respect to the shares of Texas Regional Common Stock to be issued to the holders of shares of Brownsville Bancshares capital stock in the Merger and the shares of Texas Regional Common Stock to be issued to the holders of Brownsville Bancshares Options in consideration of and exchange for the cancellation of the Brownsville Bancshares Options.

     Texas Regional is a bank holding company based in McAllen, Texas, whose principal operating subsidiary, Texas State Bank, operates sixteen banking locations in the Rio Grande Valley of Texas, including its newest location in Edinburg, Texas, expected to open for business in December 1997. The principal office of Texas Regional is located at Kerria Plaza, Suite 301, 3700 North 10th Street, McAllen, Texas 78501, and the company's telephone number is (956) 631-5400. Brownsville Bancshares is a bank holding company based in Brownsville, Texas, whose principal operating subsidiary, Brownsville National Bank, operates two banking locations in Brownsville, Texas. The principal office of Brownsville Bancshares is located at 629 E. Elizabeth, Brownsville, Texas 78520, and the company's telephone number is (956) 546-4503.

     Texas Regional Common Stock is publicly traded in the over-the-counter market and is quoted on the NASDAQ National Market System. On , 1997, the last reported sale price per share of Texas Regional Common Stock was $ . No public trading market exists for the Brownsville Bancshares capital stock.

     All information contained herein concerning Texas Regional, TRD and Texas State Bank has been furnished by Texas Regional, and all information contained herein concerning Brownsville Bancshares, BNB Bancshares and Brownsville National Bank has been furnished by Brownsville Bancshares.

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
Available Information...................     3
Incorporation of Certain Documents by
  Reference.............................     4
Summary.................................     5
  The Meeting...........................     5
  Voting................................     6
  Dissenters' Rights....................     6
  The Agreement.........................     7
  Reasons for the Merger................     8
  Conditions............................     9
  Texas Regional........................     9
  Brownsville Bancshares................    11
  Federal Income Tax Consequences.......    11
  Accounting Treatment..................    12
Risk Factors............................    13
Selected Financial Data.................    15
Market Prices...........................    17
Information About the Transaction.......    17
  Terms of the Agreement................    18
  Stock Certificates and Fractional
    Shares..............................    19
  Reasons for the Merger................    20
  Opinion of Financial Advisor..........    21
  Operations Following the Merger.......    23
  Other Terms and Conditions............    23
  Joinder by Certain Shareholders and
    Option Holders......................    24
  Business Pending Consummation of the
    Merger..............................    25


                                           PAGE
                                           ----
  Amendment or Termination of the
    Agreement...........................    25
  Dissenters' Rights....................    25
  Federal Income Tax Consequences.......    27
  Governmental Approvals................    28
  Accounting Treatment..................    28
Description of Texas Regional's
  Securities............................    29
Comparative Rights of Shareholders......    30
Resales of Texas Regional Common
  Stock.................................    31
Information About Texas Regional........    31
  Incorporation of Certain Information
    by Reference........................    31
  Interests of Certain Named Persons....    31
  Option Plans..........................    32
  Pending Transactions..................    32
Information About Brownsville
  Bancshares............................    33
  Description and Development of
    Business............................    33
  Market Prices of and Dividends Paid On
    Brownsville Bancshares Capital
    Stock...............................    34
  Brownsville Bancshares Stock
    Ownership...........................    35
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................    36
Experts.................................    50
Legal Opinion...........................    50
Indemnification.........................    50
Other Matters...........................    50

                             AVAILABLE INFORMATION

     Texas Regional has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of the Texas Regional Common Stock proposed to be issued and exchanged in the Merger transaction described in this Prospectus/Proxy Statement, including the shares to be delivered to Brownsville Bancshares shareholders and shares to be delivered in exchange for the cancellation of the Brownsville Bancshares Options. This Prospectus/Proxy Statement was filed as part of the Registration Statement.

     This Prospectus/Proxy Statement does not contain all of the information set forth in the Registration Statement, as certain parts are permitted to be omitted by the rules and regulations of the Commission. For further information pertaining to Texas Regional, the Texas Regional Common Stock, and related matters, reference is made to the Registration Statement, including the exhibits filed as a part thereof, which may be inspected at, and copies of which may be obtained by mail from, the Public Reference Branch of the Commission referred to below.

     Texas Regional is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549, and the public reference facilities in the New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and the Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov

     THIS PROSPECTUS/PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST. ANY REQUEST SHOULD BE DIRECTED TO ANN M. SEFCIK, CONTROLLER, TEXAS REGIONAL BANCSHARES, INC., KERRIA PLAZA, SUITE 301, 3700 NORTH 10th STREET, McALLEN, TEXAS 78501 (TELEPHONE (956) 632-7609). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY

               , 1998.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by Texas Regional with the Commission are incorporated herein by reference:

          (1) Texas Regional's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-14517);

          (2) Texas Regional's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997 (Commission File No. 0-14517);

          (3) Texas Regional's Proxy Statement dated March 10, 1997, relating to its annual meeting of shareholders held on April 14, 1997 (Commission File No. 0-14517); and

          (4) The description of the Texas Regional Common Stock contained in Form 10, as amended by Form 10-K for the year ended December 31, 1996 and as amended by Form 10-Q for the quarter ended September 30, 1997 (Commission File No. 0-14517).

     All documents filed by Texas Regional pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the date of the meeting of the shareholders of Brownsville Bancshares herein described, are incorporated herein by reference, and shall be deemed a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed incorporated herein by reference, or contained in this Prospectus/Proxy Statement, shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus/Proxy Statement, except as so modified or superseded.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus/Proxy Statement, and, if given or made, such information or representations must not be relied upon as having been authorized by Texas Regional, TRD, Texas State Bank, Brownsville Bancshares, BNB Bancshares, Brownsville National Bank, or their respective affiliates. This Prospectus/Proxy Statement does not constitute an offer to sell or exchange, or solicitation of an offer to sell or exchange, any securities other than the Texas Regional Common Stock offered hereby, nor does it constitute an offer to exchange or sell, or solicitation of an offer to exchange or sell, such securities in any state or other jurisdiction to any person to whom such an offer or solicitation would be unlawful.

     Neither the delivery of this Prospectus/Proxy Statement nor any distribution of securities made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Texas Regional, TRD, Texas State Bank, Brownsville Bancshares, BNB Bancshares, Brownsville National Bank, or their respective affiliates since the date of this Prospectus/Proxy Statement.

                                    SUMMARY

THE MEETING

     This Prospectus/Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brownsville Bancshares, for use at a special meeting of the shareholders of Brownsville Bancshares to be held at the time and place set forth in the foregoing notice and at any adjournments thereof. This Prospectus/Proxy Statement is also a prospectus for the issuance and distribution of shares of Texas Regional Common Stock to be issued in connection with the Merger of Brownsville Bancshares and its subsidiary BNB Bancshares with and into TRD, a subsidiary of Texas Regional, and for the issuance and distribution of shares of Texas Regional Common Stock in connection with the cancellation of the outstanding options to acquire Brownsville Bancshares capital stock.

     The following proposals will be considered and voted upon at the special meeting of Brownsville Bancshares shareholders:

          (1) To approve, ratify, confirm and adopt the Agreement and Plan of Reorganization dated as of October 20, 1997, by and between Texas Regional and Brownsville Bancshares (the "Agreement"), pursuant to which Brownsville Bancshares and its subsidiary BNB Bancshares will be merged with and into TRD, and to approve the merger of BNB Bancshares' wholly-owned subsidiary, Brownsville National Bank, with and into Texas Regional's wholly-owned subsidiary, Texas State Bank; and

          (2) To consider and transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors of Brownsville Bancshares has fixed, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. As of such date, Brownsville Bancshares had 308,917 shares of capital stock issued and outstanding. There is no other class of Brownsville Bancshares stock authorized, issued or outstanding. As of the date hereof, the Brownsville Bancshares capital stock was held of record by approximately 314 persons. Each share entitles the holder of record on the record date to one vote as to the merger and one vote as to any other proposal to be voted on at the special meeting of Brownsville Bancshares shareholders. The presence, in person or by proxy, of the holders of a majority of the shares of Brownsville Bancshares is necessary to constitute a quorum at the meeting, and the affirmative vote of at least two-thirds of the total outstanding shares of Brownsville Bancshares capital stock is required for approval of the merger.

     The Brownsville Bancshares Board of Directors has unanimously approved the merger and all of the members of the Board of Directors and certain parties related to members of the Board of Directors have agreed to vote their shares of Brownsville Bancshares in favor of the Merger at the special meeting of the shareholders. The only shareholder of Brownsville Bancshares holding in excess of 5% of the outstanding capital stock of Brownsville Bancshares who is not also a member of the Board of Directors, and certain parties related to that shareholder, have also agreed to vote their shares of Brownsville Bancshares in favor of the Merger at the special meeting of the shareholders. See "Information about Brownsville Bancshares -- Brownsville Bancshares Stock Ownership." Because shareholders holding an aggregate of 210,493 shares, amounting to 68% of the total outstanding Brownsville Bancshares shares, have agreed in the Agreement to vote their shares in favor of the merger transaction, the transaction is expected to be approved at the special meeting of the shareholders.

     All of the holders of the Brownsville Bancshares Options have also joined into the Agreement for the purpose of agreeing to accept Texas Regional Common Stock, as herein described, in exchange for and in consideration of the cancellation of their options. See "Information About the Transaction -- Terms of the Agreement" and "Information About the Transaction -- Joinder by Certain Shareholders and Option Holders."

VOTING

     Proxies in the form enclosed are solicited by the Brownsville Bancshares Board of Directors. Any such proxy, if received in time for voting and not revoked, will be voted at the meeting in accordance with the shareholder's instructions. If no instructions are given on the proxy, the proxy will be voted in favor of the Merger transaction. At present, Brownsville Bancshares' Board of Directors knows of no other matter to be presented at the meeting, but if other matters are properly presented, the persons named in the proxy will vote or refrain from voting in accordance with the recommendation of the Brownsville Bancshares Board of Directors pursuant to the discretionary authority conferred by the proxy.

     Proxies will be solicited initially by mail, and may also be solicited personally, by telephone, facsimile transmission or other means by the directors, officers and employees of Brownsville Bancshares, who shall not be specially compensated therefor. However, Brownsville Bancshares will reimburse such directors, officers and employees for any reasonable out-of-pocket expenses in connection with the solicitation. Arrangements will be made with custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Brownsville Bancshares capital stock held of record by such persons. Expenses incurred in connection with the Merger, including those attributable to the solicitation of proxies, will be paid by the party to the Merger incurring the expense.

     Any Brownsville Bancshares shareholder has the right to revoke his, her or its proxy at any time before it is voted by giving written notice of such revocation to the Secretary of Brownsville Bancshares at the address of Brownsville Bancshares set forth herein.

     The close of business on, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting of the shareholders of Brownsville Bancshares. At that date, there were 308,917 shares of capital stock, par value $4.00 per share, of Brownsville Bancshares issued and outstanding, each of which is entitled to one vote at the special meeting. At that date there were approximately 314 holders of record of Brownsville Bancshares capital stock.

     Under applicable provisions of Texas law, not less than two-thirds of the issued and outstanding shares of capital stock of Brownsville Bancshares present in person or by proxy at a meeting of the shareholders is required for approval of the Agreement and the transactions contemplated thereby, and such approval is also solicited by this Prospectus/Proxy Statement and the accompanying proxy. Execution of the proxy card by a Brownsville Bancshares shareholder, if voted for the merger and voted in accordance with those instructions, and will constitute the approval required by Texas law. Shareholders dissenting from the merger of Brownsville Bancshares with and into TRD may be entitled to exercise dissenters' rights of appraisal. See "Information About the Transaction -- Dissenters' Rights."

     As indicated above, shareholders holding a total of 68% of the outstanding shares of Brownsville Bancshares capital stock have agreed to vote their Brownsville Bancshares shares in favor of the Agreement at the Brownsville Bancshares shareholders meeting. See "Summary -- The Agreement" and "Information About the Transaction -- Joinder by Certain Shareholders and Option Holders."

     Texas Regional is the sole shareholder of TRD. Texas Regional, as the sole shareholder of TRD, has already approved the transaction, subject to the approval of applicable regulatory authorities. Brownsville Bancshares is the sole shareholder of BNB Bancshares. Brownsville Bancshares, as the sole shareholder of BNB Bancshares has already approved the transaction, subject to approval of the Brownsville Bancshares shareholders and applicable regulatory authorities.

DISSENTERS' RIGHTS

     Holders of Brownsville Bancshares capital stock who timely object to the Merger, and who otherwise comply with the provisions of the Texas Business Corporation Act (the "TBCA") will be entitled to exercise dissenters' rights. Each step required to exercise dissenters' rights must be taken in the precise order prescribed by the statutes set forth in Annex B for a shareholder to perfect his, her or its dissenters' rights of appraisal. Shareholders of Brownsville Bancshares who exercise their dissenters' rights of appraisal will only be entitled to receive cash for their shares of Brownsville Bancshares stock; they will not be entitled to receive shares of Texas Regional stock. See "Information About the Transaction --Dissenters' Rights" and Annex B attached hereto.

     If shareholders of Brownsville Bancshares holding an aggregate of greater than 5% of the issued and outstanding Brownsville Bancshares shares exercise dissenters' rights, Texas Regional is entitled to refuse to consummate the Merger and terminate the transaction. See "Information About the Transaction -- Other Terms and Conditions."

THE AGREEMENT

     The Agreement, which has been approved by the respective boards of directors of Brownsville Bancshares and Texas Regional, provides that Brownsville Bancshares and its subsidiary, BNB Bancshares, will both be merged with and into TRD. The summary of information relating to the Agreement contained in this Prospectus/Proxy Statement is qualified in its entirety by reference to the Agreement attached to this Prospectus/Proxy Statement as Annex A, and the Agreement is hereby incorporated into this Prospectus/Proxy Statement by this reference. Shareholders of Brownsville Bancshares are urged to read carefully the entire Prospectus/Proxy Statement and all attachments.

     The Agreement provides that each outstanding share of capital stock of Brownsville Bancshares will be converted into and exchanged for the right to receive 3.06608 shares of Texas Regional Class A Voting Common stock (the "Texas Regional Common Stock"). See "Information About the Transaction -- The Agreement" and "Information About the Transaction -- Federal Income Tax Consequences." Upon consummation of the merger, Brownsville Bancshares will be merged with and into TRD, and the current shareholders of Brownsville Bancshares will cease to be shareholders of Brownsville Bancshares and will be entitled to receive Texas Regional Common Stock in consideration of their shares of Brownsville Bancshares capital stock.

     In addition, the transaction described in the Agreement is conditioned upon the holders of the Brownsville Bancshares Options accepting Texas Regional Common Stock in exchange for, and in consideration of, the cancellation of their options to acquire Brownsville Bancshares capital stock. The Agreement provides that each option holder will receive 1.77634 shares of Texas Regional Common Stock for each share of Brownsville Bancshares stock subject to such option holder's option. See "Information about the Transaction -- The Agreement." The holders of options to acquire Brownsville Bancshares capital stock, all of whom are presently employees of Brownsville Bancshares and all such persons are expected to become employees of Texas Regional upon the closing of the merger transactions, have agreed to accept Texas Regional Common Stock in exchange for and in cancellation of their Brownsville Bancshares Options. The actual cancellation of such options, which is a condition to each party's obligations under the Agreement, is to occur contemporaneously with the closing of the merger transaction.

     Texas Regional anticipates that, simultaneously with the merger of Brownsville Bancshares with and into TRD, Brownsville Bancshares' wholly owned subsidiary, BNB Bancshares, a Delaware corporation, will also be merged with and into TRD. In addition, Texas Regional anticipates that, immediately following the merger of Brownsville Bancshares and BNB Bancshares, with and into TRD, BNB Bancshares' wholly owned subsidiary, Brownsville National Bank, will be merged with and into TRD's wholly owned subsidiary, Texas State Bank. As part of the resolution to approve the merger of Brownsville Bancshares and BNB Bancshares with and into TRD, the Brownsville Bancshares shareholders will also be asked to consider the approval of the merger of Brownsville National Bank with and into TRD's subsidiary, Texas State Bank. As a result of the mergers, Texas Regional will wholly own TRD, the resulting entity in the merger with Brownsville Bancshares and BNB Bancshares, and TRD will in turn wholly own Texas State Bank, the resulting entity in the merger with Brownsville National Bank.

     All of the directors of Brownsville Bancshares and all of the directors of Texas Regional have voted in favor of the Agreement. Members of the Brownsville Bancshares Board of Directors and executive officers of Brownsville Bancshares, and their respective affiliates own an aggregate of 36.4% of the outstanding shares of Brownsville Bancshares capital stock. No present director or member of management of Brownsville Bancshares has notified Texas Regional of his or her intention to oppose any action to be taken at the special meeting of the shareholders of Brownsville Bancshares. As of the date of this Prospectus/Proxy Statement, a total of 308,917 shares of capital stock of Brownsville Bancshares were issued and outstanding. The Agreement and the Merger Agreement must be approved and adopted by the holders of at least two-thirds of the outstanding capital stock of Brownsville Bancshares. Directors and certain shareholders of Brownsville Bancshares, holding in the aggregate 210,493 shares of Brownsville Bancshares (amounting to an aggregate of 68.1% of the issued and outstanding capital stock of Brownsville Bancshares), have agreed, pursuant to the Agreement, to vote their shares of Brownsville Bancshares capital stock in favor of the Merger at the special meeting of the shareholders of Brownsville Bancshares.

REASONS FOR THE MERGER

     The Agreement is the result of arm's-length negotiations between representatives of Texas Regional and Brownsville Bancshares. Upon receipt of a proposal from Texas Regional, the Brownsville Bancshares Board of Directors carefully evaluated the proposal and concluded that the proposed Merger with Texas Regional was in the best interests of Brownsville Bancshares and its shareholders for a number of reasons. The Board of Directors of Brownsville Bancshares perceived that over the last several years, the direction of the banking industry has been towards deregulation and consolidation, particularly in the state of Texas. The Board of Directors of Brownsville Bancshares and certain of its major shareholders felt that the organization needed to expand the boundaries of its franchise. Several options were discussed over a two or three year period. Acquisition of another institution or branching in additional communities in the Rio Grande Valley were considered. The Board of Directors' review of alternatives continued into 1997.

     In the summer of 1997, the Board of Directors of Brownsville Bancshares received a merger proposal from Texas Regional. The Board reviewed the proposal and concluded that such a merger would be in the best interests of the Brownsville Bancshares shareholders. The merger will permit Brownsville Bancshares to expand services, such as providing trust services, on-line banking, cash management, in-house data processing and a Rio Grande Valley-wide network of branches and automated teller machines.

     For the reasons set forth above, the Brownsville Bancshares Board of Directors believes the Merger to be in the best interests of Brownsville Bancshares'shareholders. In fact, all of the members of the Brownsville Bancshares Board of Directors have agreed in the Agreement to vote their shares of Brownsville Bancshares stock in favor of the Merger at the special meeting of the Brownsville Bancshares shareholders. THE BROWNSVILLE BANCSHARES BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE BROWNSVILLE BANCSHARES SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER and has authorized the consummation of the Merger subject to approval of the Brownsville Bancshares shareholders and the satisfaction of certain other conditions. See "Information About the Transaction -- Reasons for the Merger."

     Service Asset Management Company has delivered an opinion to the Board of Directors of Brownsville Bancshares to the effect that, based upon and subject to the qualifications described in such opinion, the terms of the Merger, including the consideration to be received by the holders of Brownsville Bancshares common stock, are fair, from a financial point of view, to the Brownsville Bancshares shareholders. The fairness opinion is attached to this Prospectus/Proxy Statement as Annex C. For further information concerning the matters considered by Service Asset Management Company in rendering its opinion, the limitations upon its review, and the fees received or to be received by it, see "Information About the Transaction -- Opinion of Financial Advisor" and Annex C. The receipt of the fairness opinion satisfies one of Brownsville Bancshares' conditions to the closing of the transaction.

CONDITIONS

     The Agreement contains numerous conditions, including the receipt of shareholder approval as described in this Prospectus/Proxy Statement, receipt of certain governmental approvals, and certain other conditions which must be satisfied or waived before the merger can be consummated. See "Information About the Transaction -- Terms of the Agreement" and "Information About the Transaction -- Other Terms and Conditions."

     Texas Regional is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and, as a result, the transaction is subject to the approval of the Federal Reserve Board. Texas Regional has applied to the Federal Reserve Board for approval of the merger of Brownsville Bancshares and BNB Bancshares, Inc., with and into TRD and has applied to the Texas Banking Department for approval of the merger of Brownsville National Bank with and into Texas State Bank. In , the Company was notified that its final application had been accepted for filing by the Federal Reserve Board. Similarly, the Texas Banking Department on , accepted for filing the application of Texas State Bank for the merger of Brownsville National Bank with and into Texas State Bank.

     Each party's obligations under the Agreement is contingent upon the other not having a material adverse change, prior to closing, in its condition, financial position or business prospects. In addition, Texas Regional's obligation to close the Merger is further contingent upon Brownsville Bancshares having a net worth at the time of closing, calculated in accordance with applicable regulatory requirements, of not less than $11,685,000, increased by $75,000 per month for each month elapsed during the period from September 30, 1997, until the date of Closing. The Agreement also provides a number of other conditions to each party's respective obligations to close the Merger transaction. For example, Texas Regional may terminate the transaction and refuse to consummate the Merger if shareholders holding in excess of 5% of the outstanding Brownsville Bancshares shares exercise dissenters' rights of appraisal. In addition, either Texas Regional or Brownsville Bancshares may terminate the transaction if the closing of the Merger has not been accomplished on or before March 1, 1998. See "Information About the Transaction -- Other Terms and Conditions."

TEXAS REGIONAL

     Texas Regional is a Texas business corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Texas Regional was incorporated in Texas in 1983, and commenced active operations as a bank holding company in 1984. The address of Texas Regional's principal executive office is Kerria Plaza, Suite 301, 3700 North 10th Street, McAllen, Texas 78501, and its telephone number is (956) 631-5400. The main banking office of Texas State Bank is at 3900 North 10th Street, McAllen, Texas 78501.

     Texas Regional presently has 20,000,000 shares of Texas Regional Common Stock authorized, of which a total of 13,110,639 shares are issued and outstanding. In addition, there are options outstanding to acquire an aggregate of 343,924 shares of Texas Regional Common Stock, and Texas Regional has committed to issue up to an aggregate maximum of 308,076 shares of Texas Regional Common Stock in connection with the pending acquisition of TB&T Bancshares, Inc. See "Information About Texas Regional -- Pending Transactions." Texas Regional has authorized 10,000,000 shares of preferred stock, but no shares of preferred stock are presently outstanding, and Texas Regional has no present commitment to issue any shares of preferred stock. The shares to be exchanged for shares of Brownsville Bancshares capital stock as described in the Agreement are authorized but unissued shares of Texas Regional Common Stock.

     Texas Regional Common Stock is registered with the Securities and Exchange Commission as required by section 12 of the Securities Exchange Act of 1934 (the "Act"). As required by the Act and regulations promulgated under the Act, Texas Regional makes certain periodic reports to the SEC, and files financial and other information concerning the Corporation with the SEC. Shares of Texas Regional Common Stock are traded on the NASDAQ National Market System.

     In May 1996, Texas Regional acquired, for cash, First State Bank & Trust Co. of Mission, Texas, and its affiliate The Border Bank in Hidalgo, Texas. These two acquisitions were funded in part by the public offering of 2,510,000 shares of Texas Regional Class A Voting Common stock, also completed in May 1996. First State Bank & Trust Co. had total assets of $353.4 million at the time of the acquisition, and The Border Bank had total assets of $105.3 million at that time.

     At September 30, 1997, Texas Regional and its subsidiaries had consolidated total assets of $1.3 billion, loans (net of allowance for loan losses) outstanding of $831.4 million, and total deposits of $1.2 billion. Texas Regional's primary activity is the commercial banking business of its wholly-owned subsidiary, Texas State Bank, in McAllen, Harlingen, Weslaco, Mission, Rio Grande City, Hidalgo, and surrounding areas of the Rio Grande Valley, Texas. At the present time, the only non-banking subsidiary of Texas Regional is TSB Securities, Inc., which expects to begin providing securities transaction services in early 1998. Texas Regional may in the future establish other non-banking subsidiaries to provide, or may itself provide, other services permitted of bank holding companies which cannot be provided by banks.

     In October 1997, Texas Regional formed TRD, a Delaware corporation wholly owned by Texas Regional. As of December 9, 1997, Texas Regional contributed all of the capital stock of Texas State Bank, all of the capital stock of TSB Securities, Inc., and certain other assets to TRD. TRD will, upon closing of the Merger transaction, be the surviving corporation in the Merger with Brownsville Bancshares.

     In October 1997, Texas Regional entered into an Agreement and Plan of Reorganization for the acquisition by merger of TB&T Bancshares, Inc. ("TB&T Bancshares"). As of September 30, 1997, TB&T Bancshares had total assets of $43.8 million, total loans (net of allowance for loan losses) of $21.6 million, and total deposits of $39.4 million. TB&T Bancshares is expected to be merged with and into TRD as soon as applicable conditions, including receipt of regulatory approval, are satisfied. Texas Regional currently expects the TB&T Bancshares transaction to be closed contemporaneously with the closing of the Brownsville Bancshares transaction, although neither transaction is contingent upon the closing of the other. The shareholders of TB&T Bancshares will receive an aggregate of approximately 308,076 shares of Texas Regional Common Stock in exchange for their TB&T Bancshares shares in connection with the merger transaction (less shares returned to Texas Regional from a holdback escrow), and TB&T Bancshares' wholly owned subsidiary, Texas Bank and Trust of Brownsville, will be merged with and into Texas State Bank. Texas Bank and Trust operates from one banking location, at 3201 Central Boulevard in Brownsville, Texas.

     In November 1997, Texas Regional entered into an agreement in principle for the acquisition by merger of Raymondville Bancorp, Inc. ("Raymondville Bancorp"). As of September 30, 1997, Raymondville Bancorp had total assets of $60.4 million, total loans (net of allowance for loan losses) of $25.4 million, and total deposits of $53.5 million. If the parties successfully negotiate a mutually acceptable definitive agreement, Raymondville Bancorp will be merged with a newly formed subsidiary of TRD as soon as applicable conditions, including receipt of regulatory approval, are satisfied. As part of the agreement in principle with Raymondville, the sole shareholder of Raymondville has agreed to bear a portion of losses related to stolen or forged money orders deposited into certain accounts held by Raymondville's wholly owned subsidiary, Bank of Texas; however, there can be no assurance that the losses incurred on those accounts and related return items will not exceed the limited amount of the shareholder's reimbursement obligation and collateral provided by the account holder. Texas Regional currently expects the Raymondville Bancorp transaction to be closed contemporaneously with or as soon as practicable following the closing of the Brownsville Bancshares transaction, although neither transaction is contingent upon the closing of the other. Under the agreement in principle, which is not binding on either Texas Regional or Raymondville, upon closing, the sole shareholder of Raymondville Bancorp would receive an aggregate of $9,600,000 cash in exchange for his Raymondville Bancorp shares, an affiliate of

Raymondville Bancorp would receive $100,000 in consideration of a covenant not to compete, and Raymondville Bancorp's wholly owned subsidiary, Bank of Texas of Raymondville, would be merged with and into Texas State Bank. Bank of Texas operates from two banking locations, one each in Raymondville, Texas, and at 2000 F.M. 802 in Brownsville, Texas.

     If the Merger with Brownsville Bancshares, the merger with TB&T Bancshares and the merger with Raymondville are all consummated, as planned, Texas State Bank will have a total of twenty-one full service banking locations in the Rio Grande Valley of Texas.

     Texas Regional's wholly owned subsidiary, TRD, will be the surviving corporation in the Merger with Brownsville Bancshares and in the merger with TB&T Bancshares. The officers and directors of Texas Regional and TRD are expected to be the officers and directors of Texas Regional and TRD, respectively, following consummation of the merger transactions. Texas Regional intends that Brownsville National will be merged with and into Texas State Bank following the completion of the merger of Brownsville Bancshares with and into TRD, subject to receipt of necessary regulatory approvals. As a result, the separate existence of Brownsville National will cease and the main office and the former branch office of Brownsville National will become branch offices of Texas State Bank. Texas Regional expects that substantially all of the personnel of Brownsville Bancshares and Brownsville National will become employees of Texas State Bank following the closing of the Merger.

BROWNSVILLE BANCSHARES

     Brownsville Bancshares' operating subsidiary, Brownsville National Bank, was chartered as a national bank in 1974, and opened for business in 1974. Brownsville Bancshares, through its ownership of Brownsville National Bank, provides banking services for customers in Brownsville, Texas and adjacent areas of the Rio Grande Valley. At September 30, 1997 Brownsville Bancshares had total assets of $97.4 million, loans outstanding of $41.6 million (net of allowance for loan losses), deposits of $84.4 million, and stockholders equity totaling $11.7 million. Brownsville Bancshares is located at 629 E. Elizabeth, Brownsville, Texas, and its telephone number is (956) 546-4503. In addition to its main banking office at 629 E. Elizabeth Street, Brownsville National has a full-service branch banking facility at 3255 Boca Chica Boulevard in Brownsville.

FEDERAL INCOME TAX CONSEQUENCES

     Neither Texas Regional, Brownsville Bancshares, nor TRD has requested a ruling from the Internal Revenue Service ("IRS") with regard to the proposed transaction nor do they anticipate requesting such a ruling, nor has Texas Regional or Brownsville Bancshares requested an opinion of counsel concerning the anticipated Federal income tax consequences of the proposed transaction. However, management of Texas Regional has consulted with the company's independent accountants concerning the tax consequences of the transaction. As a result, management of Texas Regional believes that if the transaction is consummated in accordance with the terms of the Agreement and if certain technical requirements of Federal income tax law are met, as hereinafter described, the Federal income tax consequences related to this transaction should be as follows:

          (a) the merger of Brownsville Bancshares with and into TRD should constitute a reorganization within the meaning of Section 368(a)(1) by application of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code") and the merger of BNB Bancshares with and into TRD should constitute a reorganization within the meaning of Section 368(a)(1) of the Code;

          (b) no gain or loss should be recognized to Brownsville Bancshares or TRD upon consummation of the merger;

          (c) no gain or loss should be recognized by the shareholders of Brownsville Bancshares as a result of the receipt of Texas Regional Common Stock in respect of their Brownsville Bancshares shares;

          (d) the holding period of Texas Regional Common Stock received by the Brownsville Bancshares shareholders should include the period during which the stock of Brownsville Bancshares surrendered in exchange therefor has been held by them, provided the surrendered stock of Brownsville Bancshares has been held as a capital asset in their hands.

     In addition to the above described consequences, any shareholder of Brownsville Bancshares who exercises his or her dissenter's rights of appraisal should be treated for Federal income tax purposes as having received the resulting cash proceeds as a distribution in redemption of his, her or its shares of Brownsville Bancshares stock, subject to the provisions and limitations of Section 302 of the Code. In general, if such shareholder has all of his, her or its shares of Brownsville Bancshares stock so redeemed, and such shares of Brownsville Bancshares stock have been held as a capital asset by the dissenting shareholder, such shareholder should recognize a capital gain or loss for Federal income tax purposes upon receipt of the cash proceeds for the value of his, her or its shares.

     The fair market value of the Texas Regional Common Stock received in exchange for the cancellation of Brownsville Bancshares Options will be taxed as compensation income to the recepient subject to applicable Federal income and Social Security tax withholdings.

     No information is provided with respect to the tax consequences, if any, to the Brownsville Bancshares shareholders under any local, state or foreign tax laws.

     Individual Brownsville Bancshares shareholders are strongly urged to consult with their respective tax advisers in regard to the foregoing summary and the potential Federal income tax consequences of the proposed transaction to them. In addition, any shareholder who is not a resident of Texas should consult with such shareholder's own tax adviser for information concerning applicable state and local tax consequences.

     For additional discussion of the Federal income tax consequences of the transaction, see "Information About the Transaction -- Federal Income Tax

Consequences."

ACCOUNTING TREATMENT

     Texas Regional anticipates accounting for the Merger under the pooling-of-interests method of accounting for financial reporting and for all other purposes, and the Company has received such assurances as its deems appropriate that the Merger will qualify for pooling-of-interests accounting treatment, including the receipt of a letter from KPMG Peat Marwick LLP, which will be updated as of the effective time of the Merger, to the effect that the Merger will qualify for pooling-of-interests accounting treatment. Nonetheless, because the requirements for pooling-of-interests accounting are complex and include matters outside of the control of the Company, there can be no certainty that accounting for the transaction under that method of accounting will be permitted. The pro forma information contained herein assumes that the transaction will be accounted for under the pooling-of-interests method. See "Information About the Transaction -- Accounting Treatment."

                                  RISK FACTORS

     CONTROL. Brownsville Bancshares shareholders currently control Brownsville Bancshares through their ability to elect the Board of Directors of Brownsville Bancshares and vote on various matters affecting Brownsville Bancshares. The Merger will transfer control of Brownsville Bancshares from Brownsville Bancshares'shareholders to Texas Regional. As of the effective time of the Merger, the shareholders of Brownsville Bancshares will become shareholders of Texas Regional, a much larger organization, and the former shareholders of Brownsville Bancshares will no longer have the ability to control or influence the management policies or Brownsville Bancshares' operations. As shareholders of Texas Regional, their ability to influence the management policies of Texas Regional will be limited due to the fact that they will hold a relatively small percentage of the voting stock of Texas Regional.

     Following consummation of the Merger, (i) all lending at the facilities formerly operated by Brownsville National will be conducted pursuant to Texas State Bank's policies and under the supervision of Texas State Bank's chief lending officer; (ii) investments in securities will be managed by the investment division of Texas State Bank in accordance with Texas State Bank's investment policies; and (iii) all data processing will be performed by Texas State Bank's data processing center. In general, the policies and procedures for all banking locations, including the banking locations formerly operated as the main bank and the branch banking facility of Brownsville National Bank, will be Texas State Bank's policies and procedures.

     PROFITABILITY LINKED TO BANKING ACTIVITIES. Because Texas Regional's non-banking activities represent a very small portion of its business, the profitability of Texas Regional will be directly attributable to the success of its subsidiary, Texas State Bank. Texas Regional's banking activities compete with other banking institutions on the basis of service, convenience and, to some extent, price. Due in part to both regulatory changes and consumer demands, banks have experienced increased competition from other financial entities offering similar products. Competition from both bank and non-bank organizations is expected to continue.

     Texas Regional will rely on the profitability of Texas State Bank and dividends received from Texas State Bank for payment of its operating expenses and satisfaction of its obligations. As is the case with other similarly situated financial institutions, the profitability of Texas State Bank, and therefore of Texas Regional, will be subject to the fluctuating cost and availability of money, changes in the prime lending rate, changes in economic conditions in general and, because of the location of all of the branch facilities, changes in economic conditions in the Texas Rio Grande Valley in particular. In addition, Texas State Bank is subject to capital adequacy guidelines promulgated from time to time by applicable regulatory authorities.

     GEOGRAPHIC CONCENTRATION. Texas Regional's profitability is dependent on the profitability of its subsidiary bank, Texas State Bank, which operates only in the Rio Grande Valley of Texas. In addition to adverse changes in general conditions in the United States, unfavorable changes in economic conditions affecting the Rio Grande Valley, such as adverse effects of weather on agricultural production, adverse changes in United States-Mexico relations, and substantial Mexican peso devaluations, may have a significant adverse impact on operations of the Company.

     COMPETITION. The banking industry in the Rio Grande Valley is highly competitive. Texas State Bank and Brownsville National compete as financial intermediaries with other commercial banks, savings and loan associations, credit unions, mortgage banking companies, securities brokerage companies, consumer and commercial finance companies, insurance companies and money market mutual funds operating in Texas and elsewhere. Many of the competitors have substantially greater resources and lending limits than Texas State Bank has or will have following the Merger, and in some cases these competitors offer services that Texas State Bank does not currently provide. In addition, non-depository institution competitors are generally not subject to the extensive regulation applicable to Texas State Bank.

     REGULATORY RESTRICTIONS AND REQUIREMENTS. Texas Regional and Texas State Bank are subject to extensive government regulation and supervision under various state and federal laws, rules and regulations, including rules and regulations promulgated by the Federal Reserve Board (the "FRB") and the Texas Banking Department (the "Banking Department"). These laws and regulations are designed primarily to protect the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC"), depositors and borrowers, and to further certain social policies and, consequently, may impose limitations on Texas Regional that may not be in the best interests of the Company and its shareholders.

     Texas State Bank is subject to regulation by the Texas Department of Banking, and is subject to regulation by its "primary federal regulator," the Federal Reserve Board, since Texas State Bank is a Federal Reserve member bank. For Brownsville National Bank, the primary federal regulator is the Office of the Comptroller of the Currency, since Brownsville National Bank is a national bank. If the transaction is consummated, the effect will be that Brownsville National Bank's business as merged into Texas State Bank will be subject to regulation by the Texas Department of Banking and the Federal Reserve Board, to which it is not presently subject.

     RELIANCE ON CHIEF EXECUTIVE OFFICER. Texas Regional has experienced substantial growth in assets and deposits during the past, particularly since Glen E. Roney became Chairman of the Board and Chief Executive Officer of the company in 1985. Although Mr. Roney is a substantial shareholder of the Company and is the beneficiary of a deferred compensation arrangement with the Company that generally requires continued service for vesting, the Company does not have an employment agreement with Mr. Roney and the loss of the services of Mr. Roney could have a material adverse effect on Texas Regional's business and prospects.

                            SELECTED FINANCIAL DATA

     The following table, except for the lines designated as pro forma, summarizes certain consolidated historical financial data of Texas Regional, and certain consolidated historical financial data of Brownsville Bancshares. The table also summarizes, where indicated, certain pro forma financial data for Texas Regional, giving effect to the acquisition of Brownsville Bancshares assuming that the Merger had been effective at the beginning of 1992.

     The historical data of Brownsville Bancshares as of and for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 is derived from the audited financial statements of Brownsville Bancshares. The historical data of Texas Regional as of and for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 (i) is derived from the audited financial statements of Texas Regional, and
(ii) has been adjusted to reflect stock splits and stock dividends effected during the period. The information presented as of and for the nine months ended September 30, 1997 and 1996, except for lines designated as pro forma, has been derived from unaudited historical data, and has been adjusted to reflect stock splits and stock dividends effected during the period. The pro forma income statement information is not necessarily indicative of the results of operations had the proposed transaction occurred at the beginning of 1992, nor is it necessarily indicative of the results of future operations. This information should be read in conjunction with the historical consolidated financial statements and the related notes included elsewhere or incorporated by reference in this Prospectus / Proxy Statement.

                                 AS OF AND FOR THE

                                 NINE MONTHS ENDED         AS OF AND FOR THE YEARS ENDED DECEMBER 31,

                                --------------------  -----------------------------------------------------
                                  1997       1996       1996       1995       1994       1993       1992
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                               (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

TOTAL ASSETS
    Texas Regional............  $1,337,767 $1,213,120 $1,230,577 $ 646,769  $ 531,834  $ 473,263  $ 414,331
    Brownsville Bancshares....     97,421     96,537     97,480     90,489     90,019     89,132     82,865
TOTAL DEPOSITS

    Texas Regional............  1,184,768  1,066,230  1,091,735    579,731    472,108    429,521    375,016
    Brownsville Bancshares....     84,436     84,260     85,388     79,007     80,078     79,480     73,792
LONG-TERM DEBT

    Texas Regional............     --         --         --         --         --          1,150      2,600
    Brownsville Bancshares....     --         --         --         --         --         --         --
TOTAL SHAREHOLDERS' EQUITY....

    Texas Regional............    141,483    123,531    128,148     62,720     55,731     39,983     34,318
    Brownsville Bancshares....     11,709     11,578     11,413     10,881      9,643      9,075      8,303
NET INTEREST INCOME

    Texas Regional............     41,915     31,657     44,978     27,540     22,941     19,197     16,861
    Brownsville Bancshares....      2,855      2,822      3,753      3,768      3,842      3,625      3,568
NET INCOME

    Texas Regional............     15,814     11,386     16,379      8,725      7,185      6,011      4,519
    Brownsville Bancshares....      1,068        964      1,214      1,263      1,325      1,167      1,190
NET INCOME PER COMMON SHARE(1)
    Texas Regional(3)

        Historical............       1.19       1.00       1.38       0.93       0.77       0.87       0.69
        Pro Forma.............       1.18       1.00       1.37       0.97       0.82       0.92       0.76
    Brownsville Bancshares

        Historical............       3.46       3.12       3.93       4.09       4.29       3.78       3.85
        Equivalent Pro
          Forma(2)............       3.62       3.07       4.20       2.97       2.51       2.82       2.33
CASH DIVIDENDS PER COMMON

  SHARE
    Texas Regional(3)

        Historical............       0.25       0.20       0.27       0.27       0.16     --         --
        Pro Forma.............       0.29       0.24       0.31       0.30       0.15       0.05     --
    Brownsville Bancshares

        Historical............       2.60       1.00       2.60       2.00     --           1.28     --
        Equivalent Pro
          Forma(2)............       0.89       0.74       0.95       0.92       0.46       0.15     --

                       (TABLE CONTINUED ON FOLLOWING PAGE)

                                 AS OF AND FOR THE
                                 NINE MONTHS ENDED         AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                --------------------  -----------------------------------------------------
                                  1997       1996       1996       1995       1994       1993       1992
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                               (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
SHAREHOLDERS' EQUITY (BOOK
  VALUE) PER COMMON SHARE

    Texas Regional(3)
        Historical............      10.80       9.46       9.81       6.75       6.00       5.15       4.28
        Pro Forma.............      10.87       9.62       9.93       7.16       6.36       5.73       4.85
    Brownsville Bancshares

        Historical............      37.89      37.47      36.95      35.22      31.21      29.38      26.88
        Equivalent Pro
          Forma(2)............      33.33      29.50      30.45      21.95      19.50      17.57      14.87
WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING

    Texas Regional(3)

        Historical............     13,308     11,345     11,840      9,341      9,052      6,279      6,068
        Pro Forma.............     14,293     12,330     12,825     10,326     10,037      7,264      7,053
    Brownsville Bancshares

        Historical............        309        309        309        309        309        309        309
NUMBER OF COMMON SHARES
  OUTSTANDING AT END OF PERIOD

    Texas Regional(3)

        Historical............     13,106     13,062     13,063      9,295      9,290      6,279      6,279
        Pro Forma.............     14,091     14,047     14,048     10,280     10,275      7,264      7,264
    Brownsville Bancshares

        Historical............        309        309        309        309        309        309        309

------------
(1) Net income per common share represents primary earnings per share (i.e., the amount of earnings attributable to each share of common stock outstanding, including common stock equivalents).

(2) Brownsville Bancshares' Equivalent Pro Forma per share amounts are computed by multiplying Texas Regional's Pro Forma amounts by the exchange ratio of 3.06608.

(3) Amounts are adjusted to reflect a three-for-two stock split of the Texas Regional Common Stock declared in July 1997, distributed in August 1997.

                                 MARKET PRICES

     Texas Regional Common Stock is traded in the national-over-the-counter securities market. Since 1994, it has been quoted under the symbol "TRBS" on the NASDAQ National Market System.

     The following table sets forth for the periods indicated the high and low sales prices for Texas Regional Common Stock reported through the NASDAQ National Market System as published in The Wall Street Journal. The prices shown do not include retail mark-ups, mark-downs or commissions. All share values have been rounded to the nearest 1/8th of one dollar and have been adjusted to reflect a three-for-two stock split of the Texas Regional Common Stock declared in July 1997, distributed in August 1997.

                                          TEXAS REGIONAL
                                           COMMON STOCK

                                       --------------------
                                         HIGH        LOW

                                       ---------  ---------
1995

-------------------------------------
First Quarter........................       8.50       7.50
Second Quarter.......................       9.67       7.83
Third Quarter........................      11.00       9.00
Fourth Quarter.......................      12.17      10.33
1996

-------------------------------------
First Quarter........................      15.67      11.33
Second Quarter.......................      17.33      13.33
Third Quarter........................      19.50      15.67
Fourth Quarter.......................      23.00      18.83
1997

-------------------------------------
First Quarter........................      24.50      21.17
Second Quarter.......................      30.25      19.00
Third Quarter........................      31.50      24.50
Fourth Quarter (through December 5,

1997)................................      31.50      26.00

     On September 5, 1997, the business day immediately preceding the announcement of the execution of the agreement in principle related to the Merger, the last reported sale price for Texas Regional Common Stock was $26.25. On October 21, 1997, the business day immediately preceding the announcement of the execution of the definitive Agreement, the last reported sale price for Texas Regional Common Stock was $28.25. On , 1997, the last reported sale price for Texas Regional Common Stock was $ . There is no assurance that these transactions, or those reflected in the table above, represent all or a representative sample of the actual transactions which occurred or that the high and low prices shown reflect the full ranges at which transactions occurred during the periods indicated.

     There is no active public trading market for Brownsville Bancshares Common Stock, although it is traded infrequently in private transactions. See "Information About Brownsville Bancshares -- Market Prices of and Dividends

Paid On Brownsville Bancshares Capital Stock."

                       INFORMATION ABOUT THE TRANSACTION

     The following information relating to the Merger is not intended to be a complete description of all information relating to the Merger and is qualified in its entirety by reference to more detailed information contained elsewhere in this Prospectus/Proxy Statement, including the annexes hereto and the documents referred to herein or incorporated herein by reference. A copy of the Agreement is included herein as Annex A, and is incorporated herein by this reference for all purposes. All shareholders of Brownsville Bancshares are urged to read the Agreement in its entirety.

TERMS OF THE AGREEMENT.

     The Agreement provides that both Brownsville Bancshares and its wholly owned subsidiary, BNB Bancshares, will be merged with and into TRD, and the outstanding capital stock of Brownsville Bancshares will be converted into and exchanged for the right to receive shares of Texas Regional Class A Voting Common stock as herein described. Each Brownsville Bancshares share shall be converted into and exchanged for 3.06608 shares of Texas Regional Common Stock. Holders of options to acquire shares of Brownsville Bancshares shall receive
1.77634 shares of Texas Regional Common Stock for each share subject to such option holder's options. No fractional shares shall be issued, and any individual shareholder or option holder who would otherwise be entitled to a fractional share of Texas Regional Common Stock shall receive cash in lieu of such fractional share, equal to the product of $30.00 multiplied by such fractional share.

     On the effective date of the Merger, Brownsville Bancshares and BNB Bancshares will be merged with and into TRD, and all of the capital stock of Brownsville National Bank will then be owned by Texas Regional. Immediately following consummation of the Merger, Brownsville National will be merged with and into Texas State Bank, and all banking locations of Brownsville National will become branch facilities of Texas State Bank.

     In the event the merger is approved and no holders of Brownsville Bancshares capital stock elect to exercise dissenter's rights of appraisal, the Brownsville Bancshares shares will be exchanged for an aggregate of approximately 947,164 shares of Texas Regional Common Stock and the Brownsville Bancshares options will be exchanged for an aggregate of approximately 37,836 shares of Texas Regional Common Stock. As a result, present Brownsville Bancshares shareholders will, immediately following consummation of the merger (and without regard to any shares which may be issued in connection with the TB&T Bancshares, Inc., merger), own approximately 6.72% of the total outstanding Texas Regional Common Stock as a result of their exchange of Brownsville Bancshares stock, and present holders of Brownsville Bancshares Options will own approximately 0.27% of the total outstanding Texas Regional Common Stock as a result of the cancellation of their options.

     The terms of the Agreement, including the exchange ratio, are the result of negotiations between the Board of Directors and principal executive officers of Texas Regional and the Board of Directors and principal executive officers of Brownsville Bancshares, each of whom considered many factors, including the earnings and dividends and related trends of Texas Regional and Brownsville Bancshares, their book and estimated market values of assets, their deposits and other liabilities, the nature and capabilities of management, their earnings and growth capacities based on the nature of the markets in which they operate and their projected future values and prospects as separate companies.

     Brownsville Bancshares has engaged Service Asset Management Company ("SAMC"), a firm specializing in bank analysis and appraisal, to evaluate the transaction from the perspective of Brownsville Bancshares and its shareholders. As part of its analysis, SAMC analyzed the historical performance of Texas Regional and Brownsville Bancshares and information and data provided by the management of each organization. SAMC also had discussions with management of Texas Regional and Brownsville Bancshares concerning their respective financial results and considered such other information as SAMC deemed relevant. After reviewing this data, SAMC has rendered its opinion that the exchange ratio is fair, from a financial point of view, to the Brownsville Bancshares shareholders. See "Information About The Transaction -- Opinion of Financial Advisor" and Annex C.

     The Brownsville Bancshares Board of Directors has reviewed and approved the Merger, has authorized the preparation of this Prospectus/Proxy Statement and has recommended approval by the shareholders. The Merger must be approved by the affirmative vote of the holders of two-thirds of the outstanding capital stock of Brownsville Bancshares. Each member of the Board of Directors of Brownsville Bancshares, and certain related parties, have joined into the execution of the Agreement, to evidence their agreement to vote for the transaction at the special meeting of the Brownsville Bancshares shareholders. The only other shareholder known by Brownsville Bancshares to own in excess of 5% of the outstanding capital stock of Brownsville Bancshares, and certain related or affiliated parties, has also joined into the execution of the

Agreement to evidence his agreement to vote for the Merger at the special meeting. The aggregate number of Brownsville Bancshares shares held by all such shareholders is 210,493, representing 68% of the issued and outstanding capital stock of Brownsville Bancshares. Since the aggregate number of shares held by shareholders joining into this Agreement and committing to vote their shares in favor of the Merger at the special meeting of the Brownsville Bancshares shareholders is in excess of two-thirds of the outstanding capital stock of Brownsville Bancshares, the transaction is expected to be approved by the shareholders. No shareholder has notified Brownsville Bancshares or Texas Regional that such shareholder intends to oppose the motion to approve the Merger at the Meeting.

     Texas Regional, as the sole shareholder of TRD, has already approved the Merger and authorized consummation of the transactions herein described, subject to receipt of regulatory approvals and satisfaction of other conditions described in the Agreement.

     It is anticipated that the Merger will be effective as soon as practicable following the receipt of all necessary regulatory approvals and the satisfaction of all conditions to the consummation of the Merger. At the effective time of the Merger, by operation of law, holders of Brownsville Bancshares Common Stock (other than those shareholders who perfect their dissenters' rights of appraisal) will become owners of Texas Regional Common Stock and will no longer be owners of Brownsville Bancshares capital stock. After the effective time of the Merger, all certificates for Brownsville Bancshares capital stock will represent the right to receive Texas Regional Common Stock pursuant to the Agreement, but otherwise will be null and void after such date.

STOCK CERTIFICATES AND FRACTIONAL SHARES.

     It is anticipated by Texas Regional that, promptly after the approval of the Merger by the Brownsville Bancshares shareholders and by applicable regulatory authorities, transmittal forms will be sent to each shareholder of Brownsville Bancshares for use in forwarding his, her or its certificates for shares of capital stock of Brownsville Bancshares to Texas Regional. For each share surrendered Texas Regional will deliver to the former Brownsville Bancshares shareholder 3.06608 shares of Texas Regional Common Stock. No fractional shares shall be issued in respect of a shareholder's shares, and any shareholder who would otherwise be entitled to a fractional share of Texas Regional Common Stock shall receive cash in lieu of such fractional shares, equal to the product of $30.00 multiplied by such fractional share.

     Texas Regional share certificates shall be delivered at the time of closing to shareholders who have surrendered their Brownsville Bancshares share certificates at or prior to the effective time of the Merger, either (i) by mailing the same to the shareholder at the shareholder's address as stated in the stock transfer records of Brownsville Bancshares, or (ii) by such other arrangements as may be mutually agreed by and between such former Brownsville Bancshares shareholder and Texas Regional.

     Any delivery of Texas Regional share certificates to shareholders who surrender their Brownsville Bancshares certificates following the effective time of the Merger shall be mailed to the former Brownsville Bancshares shareholder within a reasonable period of time following receipt of the shareholder's Brownsville Bancshares share certificate. The stock transfer records of Brownsville Bancshares shall for all purposes be closed as of the effective time of the Merger and no transfer of record of any of the shares of Brownsville Bancshares capital stock shall take place thereafter.

     Until certificates representing capital stock of Brownsville Bancshares are surrendered, Texas Regional will set aside shares for making the deliveries, but any dividends or other amounts payable to shareholders who surrender their share certificates after the effective time of the Merger will not be payable until surrender of the shareholder's share certificate, nor shall any amounts bear interest attributable to periods either before or after the effective time of the Merger.

     After the effective date of the Merger, the Brownsville Bancshares share certificates that theretofore represented ownership of the capital stock of Brownsville Bancshares shall be converted automatically into the right to receive 3.06608 shares of Texas Regional Common Stock. No dividends on Brownsville Bancshares capital stock shall accrue with respect to such shares as are held by any shareholder, after the effective date of the merger.

     In addition, upon consummation of the Merger, holders of options to acquire shares of Brownsville Bancshares will receive 1.77634 shares of Texas Regional Common Stock for each share subject to such option holder's options in exchange for, and in consideration of the termination of, such option holder's options. No fractional shares shall be issued in respect of an option holder's options, and any option holder who would otherwise be entitled to a fractional share of Texas Regional Common Stock shall receive cash in lieu of such fractional share, equal to the product of $30.00 multiplied by such fractional share. As a condition to the issuance of Texas Regional share certificates, each option holder shall be required to execute a termination agreement in form reasonably acceptable to Texas Regional.

     SHAREHOLDERS OF BROWNSVILLE BANCSHARES SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL TRANSMITTAL MATERIALS ARE RECEIVED.

REASONS FOR THE MERGER.

     The Board of Directors of Brownsville Bancshares has approved the Agreement as being in the best interests of Brownsville Bancshares and its shareholders, and the Board of Directors of Texas Regional has also approved the Agreement as being in the best interests of Texas Regional and its shareholders. If the transactions contemplated by the Agreement are consummated, Brownsville Bancshares will be merged with and into TRD, its separate existence will cease, and present Brownsville Bancshares shareholders will become shareholders of Texas Regional. The Boards of Directors of Brownsville Bancshares and Texas Regional believe that the merger of Brownsville Bancshares with a subsidiary of Texas Regional will offer these advantages:

     The Board of Directors of Brownsville Bancshares perceived that over the last several years, the direction of the banking industry has been towards deregulation and consolidation, particularly in the state of Texas. The Board of Directors of Brownsville Bancshares and certain of its major shareholders felt that the organization needed to expand the boundaries of its franchise. Several options were discussed over a two or three year period. Acquisition of another institution or branching in additional communities in the Rio Grande Valley were considered. The Board of Directors' review of alternatives continued into 1997. In the summer of 1997, the Board of Directors of Brownsville Bancshares received a merger proposal from Texas Regional. The Board reviewed the proposal and concluded that such a merger would be in the best interests of the Brownsville Bancshares shareholders. The merger will permit Brownsville Bancshares to expand services, such as providing trust services, on-line banking, cash management, in-house data processing and a Rio Grande Valley-wide network of branches and automated teller machines.

     For the reasons set forth above, the Brownsville Bancshares Board of Directors unanimously approved the Merger and recommends approval of the transaction by the Brownsville Bancshares shareholders.

     Texas Regional has long considered expansion opportunities in its market area, and in Brownsville in particular, in order to expand to a more economical size, to provide more effective customer service for its existing customers and to expand the customer base for the company's services. Acquiring Brownsville Bancshares will result in economies of scale and increase the markets served by Texas Regional's subsidiary, Texas State Bank. It will also assist Texas State Bank in providing the management and organizational flexibility needed to expand in the Brownsville market.

     Following arm's length negotiations between representatives of Texas Regional and Brownsville Bancshares, Texas Regional and Brownsville Bancshares entered into the Agreement on October 20, 1997. The aggregate amount to be paid to holders of Brownsville Bancshares shares and to be paid to the Brownsville Bancshares option holders resulted from negotiations which considered the historical earnings and dividends of Texas Regional and Brownsville Bancshares, the earnings potential and deposit base of Brownsville Bancshares, potential growth in the Brownsville market, Brownsville Bancshares' asset quality and the effect of the Merger on the shareholders, customers and employees of Texas Regional and Brownsville Bancshares.

     Subject to satisfaction of certain conditions contained in the Agreement, Brownsville Bancshares Board of Directors believes the Merger to be fair and in the best interests of Brownsville Bancshares and its shareholders. In addition, a fairness opinion has been received from Service Asset Management Company with respect to the fairness, from a financial point of view, of the Merger to the Brownsville Bancshares shareholders. See "Information About the Transaction -- Opinion of Financial Advisor." BROWNSVILLE BANCSHARES BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE BROWNSVILLE BANCSHARES SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER. The Brownsville Bancshares has authorized consummation of the Merger, subject to approval of the Brownsville Bancshares shareholders, federal and state bank regulators and the satisfaction of certain other conditions. See "Information About the Transaction -- Terms of the Agreement" and "Information About the Transaction -- Other Terms and Conditions."

OPINION OF FINANCIAL ADVISOR.

     Service Asset Management Company (defined herein as "SAMC") is regularly engaged in the business of evaluating financial institutions and their securities in connection with mergers and acquisitions, and in evaluations for other purposes. In October 1997, Brownsville Bancshares engaged SAMC to act as an independent financial advisor to Brownsville Bancshares Board of Directors and shareholders in connection with the Merger. Specifically, based on SAMC's reputation and qualifications in evaluating financial institutions, the Board of Directors of Brownsville Bancshares requested that SAMC render advice and analysis in connection with the Merger, and to provide an opinion with regard to the fairness, from the perspective of the shareholders of Brownsville Bancshares, of the financial terms of the Merger.

     SAMC has rendered a written opinion to the Board of Directors of Brownsville Bancshares to the effect that the terms of the Merger are fair, from a financial point of view, to the shareholders of Brownsville Bancshares as of the date of the opinion letter. A copy of the opinion letter is attached as Annex C to this Prospectus/Proxy Statement and should be read in its entirety by the Brownsville Bancshares shareholders.

     SAMC based its opinion on, among other things, a review of: (i) certain publicly available financial statements and other information of Brownsville Bancshares and Texas Regional, (ii) certain internal financial statements and other financial and operating data concerning Brownsville Bancshares and Texas Regional prepared by the management of Brownsville Bancshares and Texas Regional, (iii) certain summary financial projections concerning Brownsville Bancshares and Texas Regional prepared by the management of Brownsville Bancshares and Texas Regional, respectively, (iv) discussions with senior executives of Brownsville Bancshares concerning past and current operations and prospects of Brownsville Bancshares, (v) discussions with senior executives of Texas Regional concerning the past and current operations and financial condition and the prospects of Texas Regional and analysis of the estimated pro forma impact of the Merger, including on the combined company's earnings per share, consolidated capitalization and financial ratios, (vi) discussions with senior executives of Brownsville Bancshares and Texas Regional concerning the strategic objectives of the Merger and the long term benefits expected to result from the merger, including without limitation, certain estimates and timing of synergies and other cost savings for the continued company, (vii) reported prices and trading activity for transactions in Brownsville Bancshares stock and Texas Regional stock, (viii) the financial performance of Brownsville Bancshares and Texas Regional and the prices and trading activity of Brownsville Bancshares and Texas Regional with that of certain other comparable publicly traded companies and their securities, (ix) the financial terms, to the extent publicly available, of certain comparable transactions, and (x) the Agreement and certain related documents.

     SAMC also reviewed such other information, including financial studies, analyses, investigations and economic and market criteria, that SAMC deemed relevant to its engagement. SAMC maintains a database of information pertaining to prices paid for banks in the United States. The database includes transactions involving banking organizations in Texas and the Southwest Region of the United States, and provides comparable pricing of financial performance data for banking organizations. SAMC has the capability of sorting such records to yield transactions involving similar banks. Similarities might include banks within a specified asset size range, banks that generate a return on average assets within a specified range, banks that have an equity-to-assets ratio within a certain range, or banks that sold for a specific form of consideration

(such as cash or stock). The ability to produce specific groups of comparable banks facilitates making a valid comparative analysis.

     SAMC considered twelve transaction values for Texas banks with assets below $250 million and greater than $75 million announced between January 1, 1995 and October 28, 1997 for which publicly available pricing information is available. The average price/book was 2.099 times, price/earnings 17.99 times, price/assets 17.25%, price/deposits 19.35%, and tangible book premium/core deposits 12.38%. Based on comparability pricing to these transactions, a range of $50 to $75 a share for control of Brownsville Bancshares was calculated.

     SAMC compared transaction values, and the corresponding characteristics for the relevant banks, in relation to the transaction value in the context of the merger of Brownsville Bancshares with and into TRD. The comparative pricing analysis revealed that the merger of Brownsville Bancshares with and into TRD yields a higher price than the comparative transactions pricing range. Generally, higher performing banks command higher prices than lower performing ones. The average performance ratios for these transactions were a 1.18% return on assets and a 13.55% return on equity, for which Brownsville Bancshares comparatively had a higher 1.43% return on assets and a lower 12.03% return on equity.

     Since the form of consideration in the Merger involves the exchange of Texas Regional Common Stock for the shares of Brownsville Bancshares Common Stock, SAMC evaluated the financial condition and performance of Texas Regional. SAMC conducted its own independent financial analysis of Texas Regional based upon the above-mentioned information provided to or obtained by SAMC. SAMC also reviewed and considered financial analyses and earnings forecasts produced by financial analysts affiliated with various brokerage and investment banking firms that cover the financial institutions industry in general, and Texas Regional in particular. The intent of this financial analysis is to ascertain the current financial condition and future earnings prospects of Texas Regional given that the current shareholders of Brownsville Bancshares will have an ownership stake in Texas Regional following the transaction. SAMC is satisfied with the findings obtained from its financial analyses regarding the financial condition and earnings prospects of Texas Regional, and believes that sufficient foundation exists in this regard to support SAMC's conclusion regarding the financial fairness of the proposed transaction.

     SAMC is of the belief that its review of, among other things, the aforementioned items, provides a reasonable basis for the issuance of its opinion, recognizing that SAMC is issuing an informed professional opinion, not a certification of value. No limitations were imposed on the scope of SAMC's investigation by either Texas Regional or Brownsville Bancshares.

     SAMC, as part of its professional services, specializes in rendering valuation opinions of banks and bank holding companies in connection with mergers and acquisitions nationwide. For SAMC's services as an independent financial analyst and advisor to Brownsville Bancshares in connection with the Merger, Brownsville Bancshares paid SAMC a professional fee of $10,000. In addition, Brownsville Bancshares has also agreed to reimburse SAMC for reasonable out-of-pocket expenses. The professional fees billed by SAMC for services provided to Brownsville Bancshares (including both the fees for services provided in the past and fees for SAMC's evaluation of the Merger) are insignificant as compared to SAMC's total annual billings. SAMC has in the past provided bond advisory services to Texas Regional's subsidiary, Texas State Bank, and has received commissions on securities sold to Texas State Bank. This compensation is insignificant as compared to SAMC's total annual billings.

     SAMC relied upon the information provided by the management of Brownsville Bancshares and Texas Regional, or otherwise reviewed by SAMC, as being complete and accurate in all material respects. SAMC has not verified through independent inspection or examination the specific assets or liabilities of Brownsville Bancshares, Texas Regional or their subsidiary banks. SAMC has assumed that there has been no material change in the assets, financial condition, results of operation or business prospects of Brownsville Bancshares and Texas Regional since the date of the last financial statements made available to SAMC. SAMC met with the management of Brownsville Bancshares and Texas Regional for the purpose of discussing the relevant information that has been provided to SAMC.

     Based on all factors that SAMC deemed relevant and assuming the accuracy and completeness of the information and data provided, SAMC concluded that, in SAMC's opinion, as of the date of SAMC's letter, the exchange ratio is fair and equitable to all holders of Brownsville Bancshares common stock, from a financial point of view.

OPERATIONS FOLLOWING THE MERGER.

     Texas Regional and Brownsville Bancshares intend that following the Merger of Brownsville Bancshares and its wholly owned subsidiary, BNB Bancshares, with and into TRD, Brownsville National Bank will be merged with and into Texas State Bank. Following the subsequent merger of Brownsville National with and into Texas State Bank, the separate existence of Brownsville National will cease, and Texas State Bank will continue as the surviving entity.

OTHER TERMS AND CONDITIONS.

     The Agreement contains a number of terms, conditions, representations and covenants which must be satisfied as of the effective time of the Merger including, but not limited to, the following:

          (1) If the closing shall not have been accomplished on or before March 1, 1998, the Agreement shall, at the election of either Brownsville Bancshares or Texas Regional by written notice, be terminated and be of no further force or affect.

          (2) The transaction shall have been approved by the requisite vote of the shareholders of Brownsville Bancshares at a duly called meeting of the shareholders.

          (3) The representations and warranties of Brownsville Bancshares in the Agreement shall have been true when made, and except for changes contemplated by the Agreement, shall be true at the effective time of the Merger.

          (4) Shareholders holding an aggregate of not greater than five percent of the issued and outstanding shares of Brownsville Bancshares shall have exercised dissenters' rights of appraisal with respect to the transaction.

          (5) Texas Regional shall have received approval of the transactions contemplated by the Agreement including both the merger of Brownsville Bancshares and BNB Bancshares with and into TRD, and the merger of Brownsville National with and into Texas State Bank, from all necessary governmental agencies and authorities, including the Texas Banking Department and the Federal Reserve Board, and such approvals and transactions shall not have been contested by any Federal or State governmental authority nor by any third party.

          (6) There shall not be any litigation, investigation, inquiry or proceeding pending or threatened in or by any court or governmental agency or authority which might result in an action to restrain, enjoin or prohibit consummation of the transaction or which might result in divestiture, rescission or damages in connection with such transaction or involving any of the assets, properties, business or operations of Brownsville Bancshares, BNB Bancshares or Brownsville National which might result in any material adverse change in the financial condition, results of operation, business or prospects of Brownsville Bancshares or its subsidiaries.

          (7) Texas Regional shall have been delivered an opinion of Brownsville Bancshares' counsel as required by the Agreement.

          (8) Texas Regional shall be entitled to terminate the transaction if the results of its due diligence review are not satisfactory in all respects to Texas Regional and no material adverse change shall have occurred in the condition, financial position or business prospects of Brownsville Bancshares or any of its subsidiaries.

          (9) Texas Regional shall have received all consents, approvals and estoppel certificates and other assurances as it may deem reasonably necessary.

          (10) The net worth of Brownsville Bancshares, calculated in accordance with applicable regulatory requirements, shall be not less than the sum of $11,685,000 increased by $75,000 per month for each month elapsed during the period from September 30, 1997 until the date of closing.

          (11) Contemporaneously with the closing of the Merger, the option holders shall have entered into termination agreements as a result of which all Brownsville Bancshares Options shall have been fully and finally terminated.

          (12) Brownsville Bancshares shall be satisfied that no material adverse change shall have occurred in the condition, financial position or business prospects of Texas Regional or Texas State Bank.

Some of the foregoing are conditions to the obligation of Texas Regional to close the Merger transaction, some are conditions to the obligation of Brownsville Bancshares to close and others are conditions to both parties' obligation to close. Any condition to the consummation of the Merger may be waived by the party to the Agreement entitled to the benefit of such condition.

JOINDER BY CERTAIN SHAREHOLDERS AND OPTION HOLDERS.

     Certain shareholders of Brownsville Bancshares have joined into the execution of the Agreement to evidence their consent to and approval of the transaction described in the Agreement. Each of those shareholders, who in the aggregate hold 210,493 shares, or 68.1% of the total outstanding shares of Brownsville Bancshares, have represented to Texas Regional that the Brownsville Bancshares common shareholders are the only persons entitled to consent to and vote on the Merger transaction, that such shareholder owns the number of shares of Brownsville Bancshares indicated below is his, her or its name in the Agreement, and that the shareholder has full power and authority to enter into and perform the Agreement. Each shareholder further agreed to recommend the transaction to other shareholders and to vote to approve the transaction at the special meeting of the Brownsville Bancshares shareholders called to consider the Merger transaction.

     In addition, a specified group of shareholders, consisting of officers, directors or shareholders owning in excess of 5% of the outstanding capital stock of Brownsville Bancshares, have agreed not to sell, pledge, transfer or otherwise dispose of any shares of Brownsville Bancshares stock within 30 days prior to the effective time of the Merger, and have agreed that, until publication of financial results covering at least 30 days of post-merger combined operations of Brownsville Bancshares and Texas Regional, such shareholders will not sell, pledge, transfer or otherwise dispose of any shares of Texas Regional Common Stock acquired in the Merger, without first obtaining the consent of Texas Regional. This group of shareholders has further agreed not to sell, pledge, transfer or otherwise dispose of any shares of Texas Regional stock acquired in the Merger except in a manner that is consistent with any additional requirements imposed upon Texas Regional to permit Texas Regional to account for the Merger as a pooling of interests. Each shareholder who is a director or executive officer of Brownsville Bancshares has further acknowledged and agreed that such shareholder will be subject to Rule 145 promulgated by the Securities and Exchange Commission and has agreed not to transfer any Texas Regional stock received by such shareholder in the Merger, except in compliance with applicable provisions of the Securities Act of 1933, the Securities and Exchange Act of 1934 and applicable rules and regulations promulgated by the Securities and Exchange Commission thereunder.

     The holders of outstanding options to acquire Brownsville Bancshares capital stock have also joined into the execution of the Agreement to evidence their consent to and approval of the transaction and to evidence their agreement to exchange their options for Texas Regional Common Stock as provided in the Agreement. The option holders have further agreed to terminate and cancel all of their Brownsville Bancshares Options and have represented to Texas Regional that the option holders named in the Agreement constitute the holders of all of the outstanding options to acquire shares of common stock of Brownsville Bancshares, that each such option holder holds the option to purchase the number of shares of Brownsville Bancshares as indicated below his, her or its name in the Agreement, that such option is unexercised and shall not be exercised unless the Agreement is terminated, and that the option holder has full power and authority to enter into and perform the Agreement. The option holders have also agreed to recommend approval of the Agreement to the Brownsville Bancshares shareholders.

BUSINESS PENDING CONSUMMATION OF THE MERGER.

     The Agreement imposes certain limitations on the conduct of Brownsville Bancshares' business pending consummation of the Merger. Among other things, Brownsville Bancshares must conduct its business consistent with prudent banking practices in the same manner as conducted prior to the execution of the Agreement. Brownsville Bancshares has also agreed not to make loans in amounts in excess of certain thresholds without the approval of Texas Regional and has agreed not to acquire investment securities unless they meet certain parameters. The Agreement also requires that employment agreements and certain kinds of employee benefit plans, including the outstanding Brownsville Bancshares Options held by employees, be terminated at or prior to the effective time of the Merger. See Annex A.

AMENDMENT OR TERMINATION OF THE AGREEMENT.

     The Agreement may be amended at any time, before or after the meeting of the Brownsville Bancshares shareholders, by an instrument in writing duly executed by all parties to the Agreement. In addition, the Agreement may be terminated, at the election of either Texas Regional or Brownsville Bancshares, if the Merger has not become effective on or before March 1, 1998.

DISSENTERS' RIGHTS.

     By following the specific procedures set forth in the Texas Business Corporation Act, Brownsville Bancshares' shareholders have a statutory right to dissent from the Merger. If the Merger is approved and consummated, any Brownsville Bancshares shareholder who properly perfects his, her or its dissenters' rights will be entitled, upon consummation of the Merger, to receive an amount of cash equal to the fair value of his, her or its shares of Brownsville Bancshares common stock rather than receiving the consideration set forth in the Agreement. The following summary is not a complete statement of statutory dissenters' rights of appraisal, and such summary is qualified by reference to the applicable provisions of the Texas Business Corporation Act, which is reproduced in full in Annex B to this Prospectus/Proxy Statement. A shareholder must complete each step in the precise order prescribed by the statute to perfect his, her or its dissenters' rights of appraisal.

     Any shareholder who desires to dissent from the Merger shall file a written objection to the Merger with Brownsville Bancshares prior to the meeting at which the vote on the Merger shall be taken, stating that the shareholder will exercise his, her or its right to dissent if the Merger is effective and giving the shareholder's address to which notice thereof shall be sent. A vote against the Merger is not sufficient to perfect a shareholder's dissenters' rights of appraisal. If the Merger is effected, each shareholder who sent notice to Brownsville Bancshares as described above and who did not vote in favor of the Merger will be deemed to have dissented from the Merger (herein sometimes referred to as a "Dissenting Shareholder"). Failure to vote against the Merger will not constitute a waiver of the dissenters' rights of appraisal; on the other hand, a vote in favor of the Merger will constitute such a waiver.

     TRD, as the survivor in the Merger transaction, will be liable for discharging the rights of Dissenting Shareholders and shall, within 10 days of the effective time of the Merger, notify the Dissenting Shareholders in writing that the Merger has been effected. Each Dissenting Shareholder so notified must, within 10 days of the delivery of mailing of such notice, make a written demand on TRD at Kerria Plaza, Suite 301, 3700 North 10th Street, McAllen, Texas 78501, for payment of the fair value of the Dissenting Shareholder's shares as estimated by the Dissenting Shareholder. Such demand shall state the number and class of shares owned by the Dissenting Shareholder. The fair value of the shares shall be the value thereof as of the date immediately preceding the date of the shareholder meeting at which the Merger was approved, excluding any appreciation or depreciation in anticipation of the Merger. Dissenting Shareholders who failed to make a written demand within the 10 day period will be bound by the Merger and lose their rights to dissent. Within 20 days after making a demand, the Dissenting Shareholder shall submit certificates representing his, her or its shares of Brownsville Bancshares common stock to Texas Regional for notation thereon that such demand has been made. Dissenting Shareholders who fail to submit their certificates within such 20 day period will be bound by the Merger and lose their rights to dissent.

     Within 20 days after receipt of a Dissenting Shareholder's demand letter as described above, TRD shall deliver or mail to the Dissenting Shareholder written notice (i) stating that TRD accepts the amount claimed in the demand letter and agrees to pay that amount within 90 days after the effective time of the Merger upon surrender of the relevant certificates of Brownsville Bancshares common stock duly endorsed by the Dissenting Shareholder, or (ii) containing TRD's written estimate of the fair value of the shares of Brownsville Bancshares common stock together with an offer to pay such amount within 90 days after the effective time of the Merger if TRD receives notice, within 60 days after the effective time of the Merger, stating that the Dissenting Shareholder agrees to accept that amount and surrenders the relevant certificates of Brownsville Bancshares common stock duly endorsed by the Dissenting Shareholder. In either case, the Dissenting Shareholder shall cease to have any ownership interest in Brownsville Bancshares or Texas Regional following payment of the agreed value.

     If the Dissenting Shareholder and Texas Regional cannot agree on the fair value of the shares within 60 days after the effective time of the Merger, the Dissenting Shareholder or TRD may, within 60 days of the expiration of the initial 60 day period, file a petition in any court of competent jurisdiction requesting a finding and determination of the fair value of the Dissenting Shareholder's shares. If no petition is filed within the appropriate time period, then all Dissenting Shareholders who have not reached an agreement with TRD on the value of their shares shall be bound by the Merger and lose their rights to dissent. After a hearing concerning the petition, the court shall determine which Dissenting Shareholders have complied with the provisions of the Texas Business Corporation Act and have become entitled to the valuation of, and payment for, their Brownsville Bancshares shares, and shall appoint one or more qualified appraisers to determine the value of the Brownsville Bancshares shares in question. The appraiser shall determine such value and file a report with the court. The court shall then in its judgment determine the fair value of the shares of Brownsville Bancshares common stock, which judgment shall be binding on TRD and on all Dissenting Shareholders receiving notice of the hearing. The court shall direct TRD to pay such amount, together with interest thereon, beginning 91 days after the effective time of the Merger to the date of judgment, to the Dissenting Shareholders entitled thereto. The judgment shall be payable upon the surrender to TRD of certificates representing shares of Brownsville Bancshares common stock duly endorsed by the Dissenting Shareholders. Upon payment of the judgment, the Dissenting Shareholders shall cease to have any interest in Brownsville Bancshares, Texas Regional, TRD or the Brownsville Bancshares common stock. All court costs and fees of the appraiser shall be allotted between the parties in a manner that the court determines is fair.

     Any Dissenting Shareholder who has made a written demand on TRD for payment of the fair value of his, her or its Brownsville Bancshares common stock shall not thereafter be entitled to vote or exercise any other rights as a shareholder except the statutory right of appraisal as described herein and the right to maintain an appropriate action to obtain relief on the ground that the Merger would be or was fraudulent. In the absence of fraud in the transaction, a Dissenting Shareholder's statutory right to appraisal is the exclusive remedy for the recovery of the value of his, her or its shares or money damages to the shareholder with respect to the Merger.

     Any Dissenting Shareholder who has made a written demand on TRD for payment of the fair value of his, her or its Brownsville Bancshares common stock may withdraw such demand at any time before payment for his, her or its shares or before a petition has been filed with an appropriate court for determination of the fair value of such shares. If a Dissenting Shareholder withdraws his, her or its demand or if the Dissenting Shareholder is otherwise unsuccessful in asserting his, her or its dissenters' rights of appraisal, such Dissenting Shareholder shall be bound by the Merger and such shareholder's status as a shareholder shall be restored without prejudice to any corporate proceedings, dividends or distributions which may have occurred during the interim. See Annex B.

     It is a condition to Texas Regional's obligations under the Agreement that not more than 5% of the outstanding shares of Brownsville Bancshares common stock shall have demanded or be entitled to demand payment of the fair value of the shares as Dissenting Shareholders. If such condition is not met, Texas Regional will be entitled to terminate the Agreement. See "Information About the Transaction -- Other Terms and Conditions." See also "Information About the Transaction -- Federal Income Tax Consequences" for a description of the tax consequences of exercising dissenters' rights.

FEDERAL INCOME TAX CONSEQUENCES.

     In the opinion of KPMG Peat Marwick LLP ("KPMG"), if consummated in accordance with the Agreement, the Merger will qualify as a "reorganization"within the meaning of Section 368(a) of the Code. A copy of KPMG's opinion is included with this Prospectus/Proxy Statement as Annex E. The opinion of KPMG is not binding on the Internal Revenue Service or the courts.

     KPMG has relied upon certain assumptions and representations in issuing its opinion, including the following:

          (1) The managements of Texas Regional and Brownsville Bancshares are not aware of any plan or intention on the part of Brownsville Bancshares shareholders to sell a number of shares of Texas Regional Common Stock that will reduce such shareholders' ownership to a number of shares having, in the aggregate, a value of less than 50% of the fair market value of Brownsville Bancshares stock outstanding as of the Effective Date.

          (2) TRD will acquire substantially all the assets of Brownsville Bancshares.

          (3) Following the transaction, TRD will not issue additional shares of its stock that would result in Texas Regional losing control of TRD.

          (4) Texas Regional, TRD and Texas State Bank have no plan or intention to sell or otherwise dispose of any of the assets to be received from Brownsville Bancshares, except for dispositions made in the ordinary course of business.

     In KPMG's opinion, the following federal income tax consequences to Brownsville Bancshares shareholders will result from a qualification of the Merger as a reorganization under Section 368(a) of the Code:

          (1) A Brownsville Bancshares shareholder will not recognize any gain or loss upon the exchange of his, her or its Brownsville Bancshares common stock solely for Texas Regional Common Stock.

          (2) The aggregate tax basis of Texas Regional Common Stock received by a Brownsville Bancshares shareholder in the Merger will be same as the aggregate basis of the Brownsville Bancshares common stock surrendered in exchange therefor. For purposes of allocating this aggregate basis to individual shares of Texas Regional Common Stock received, the IRS position is that each separate block of stock surrendered shall be treated separately. Under this rule, for example, if a Brownsville Bancshares shareholder surrenders two blocks of Brownsville Bancshares common stock in the Merger, having an adjusted basis of $1.00 per share for the first block and $2.00 per share for the second block, the Texas Regional Common Stock which he, she or it receives in exchange for each share of Brownsville Bancshares common stock in the first block will have a basis of $1.00, and the Texas Regional Common Stock which he, she or it receives in exchange for each share of Brownsville Bancshares common stock in the second block will have a basis of $2.00.

          (3) The holding period of Texas Regional Common Stock to be received by each Brownsville Bancshares shareholder will include the period during which the shareholder held the Brownsville Bancshares common stock surrendered in exchange therefor, provided that the Brownsville Bancshares common stock is held as a capital asset on the date of the exchange.

          (4) The payment of cash in lieu of fractional shares of Texas Regional Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by Texas Regional. Such cash payment will be treated as having been received as a distribution in full payment in exchange for the stock redeemed as provided in Section 302 of the Code.

          (5) For a Brownsville Bancshares shareholder who dissents from the Merger and receives solely cash in exchange for his, her or its Brownsville Bancshares common stock, such cash will be treated as having been received by such shareholder as a distribution in redemption of his, her or its stock, subject to the provisions and limitations in Section 302 of the Code.

     In addition, the fair market value of the Texas Regional Common Stock received in exchange for the cancellation of Brownsville Banchares Options will be taxed as compensation income to the recipient. This compensation will be subject to applicable Federal income and Social Security tax withholdings. The tax base of the Texas Regional Common Stock received in exchange for the cancellation of the Brownsville Bancshares Options will be the fair market value of the Texas Regional Common Stock and the holding period will begin on consummation of the transaction.

     KPMG has audited the financial statements of Texas Regional since 1987, and has provided other financial advisory services from time to time to Texas Regional. Total fees paid to KPMG by Texas Regional are not material to the total revenue of KPMG.

     As indicated, neither Texas Regional, nor TRD, nor Brownsville Bancshares has requested or anticipates requesting a ruling from the IRS with regard to the Federal income tax consequences of the proposed merger transaction.

     THIS SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS NOT INTENDED TO BE A SUBSTITUTE FOR CAREFUL TAX PLANNING ON AN INDIVIDUAL BASIS. IN ADDITION TO THE FEDERAL INCOME TAX CONSEQUENCES DISCUSSED IN THIS PROSPECTUS/PROXY STATEMENT, CONSUMMATION OF THE MERGER MAY HAVE SIGNIFICANT FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES WHICH ARE NOT DISCUSSED HEREIN. ACCORDINGLY, EACH PERSON CONSIDERING THE MERGER IS URGED TO CONSULT SUCH SHAREHOLDER'S PERSONAL TAX ADVISERS WITH SPECIFIC REFERENCE TO THE EFFECT OF THE TRANSACTION ON SUCH SHAREHOLDER'S OWN PARTICULAR FACTS AND CIRCUMSTANCES.

GOVERNMENTAL APPROVALS.

     Consummation of the Merger is subject to approval by the shareholders of Brownsville Bancshares, the receipt of required regulatory approvals from the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, and the satisfaction or waiver of other conditions as described in the Agreement. In addition, the merger of Brownsville National Bank with and into Texas State Bank is subject to the approval of the Texas Banking Department. It is expected that the Federal Reserve Board and the Texas Banking Department will approve the respective transactions.

     A formal application under the Bank Holding Company Act of 1956 was filed with the Federal Reserve Board on , 1997. Upon receipt of Federal Reserve Board approval, the Merger cannot be consummated until the expiration of 15 days following the date of approval, during which time the United States Department of Justice, pursuant to the Bank Holding Company Act of 1956, may bring an action to oppose the Merger. An application was filed with the Texas Banking Department on , 1997. for the merger of Brownsville National Bank with and into Texas State Bank. Closing of the transaction is contingent upon receipt of all such approvals.

ACCOUNTING TREATMENT.

     Texas Regional anticipates accounting for the Merger under the pooling-of-interests method of accounting for financial reporting and for all other purposes, and the Company has received such assurances as its deems appropriate that the Merger will qualify for pooling-of-interests accounting treatment, including the receipt of a letter from KPMG, which will be updated as of the effective time of the Merger, to the effect that the Merger will qualify for pooling-of-interests accounting treatment. Under this accounting method, at the effective time of the Merger, Brownsville Bancshares' assets and liabilities will be added at their recorded book values to Texas Regional's consolidated balance sheet, and Brownsville Bancshares' shareholders' equity will be added to Texas Regional's consolidated balance sheet. Income and other financial statements of Texas Regional issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of Brownsville Bancshares and Texas Regional as if the Merger had taken place prior to the periods covered by such financial statements.

     Because the requirements for pooling-of-interests accounting are complex and include matters outside of the control of the Company, there can be no certainty that accounting for the transaction under that method of accounting will be permitted. The pro forma information contained herein assumes that the transaction will be accounted for under the pooling-of-interests method.

                   DESCRIPTION OF TEXAS REGIONAL'S SECURITIES

     Texas Regional is authorized to issue Common Stock and preferred stock. A total of 20,000,000 common shares and 10,000,000 preferred shares are authorized. As of the date of this Prospectus/Proxy Statement, 13,110,639 shares of Texas Regional Common Stock are issued and outstanding, and no preferred shares are issued or outstanding. In addition to the shares proposed to be issued to Brownsville Bancshares shareholders and option holders in connection with the Merger, Texas Regional has agreed to issue up to an aggregate of approximately 308,076 shares of Texas Regional Common Stock in connection with Texas Regional's proposed acquisition of TB&T Bancshares, Inc. and 343,924 shares of Texas Regional Common Stock are reserved for issuance in connection with options granted to employees under Texas Regional's employee stock option plans. Further issuance of shares of Texas Regional Common Stock after the effective time of the Merger would have the effect of reducing the former Brownsville Bancshares shareholders' proportionate interest in Texas Regional.

     Texas Regional shareholders do not have preemptive rights for the acquisition of additional Texas Regional shares. Each holder of Texas Regional Common Stock is entitled to one vote for each share held on all matters submitted to common shareholders, including election of directors; however, the holders of Texas Regional Common Stock do not have cumulative voting rights in the election of directors. The Texas Regional share certificates issued to Brownsville Bancshares shareholders in connection with the Merger will bear legends describing the fact that the Texas Regional Articles of Incorporation deny preemptive rights and do not allow cumulative voting in the election of directors.

     Texas Regional presently has three separate stock option plans, under the terms of which Texas Regional has granted options to purchase a total of 343,924 shares of the Class A Voting Common stock to certain key employees for their purchase. In 1990, Texas Regional adopted the Texas Regional Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions) (the "KSOP Plan"). As of September 30, 1997, a total of 505,078 shares of Texas Regional Common Stock were held for the benefit of Texas Regional employees pursuant to the KSOP. Upon consummation of the merger with Brownsville Bancshares, it is anticipated that the existing Brownsville Bancshares employee stock options will be terminated (as will any other employee benefit plan of Brownsville Bancshares). It is anticipated that employees of Brownsville Bancshares who become employees of Texas Regional and who otherwise qualify will become participants in the Texas Regional KSOP.

     Holders of Texas Regional common stock are entitled to dividends as and when declared by the Board of Directors of Texas Regional out of legally available funds. Texas Regional has declared the following dividends on its common shares since January 1, 1994:

                                           AGGREGATE       DIVIDENDS
                                           DIVIDENDS        DECLARED
         APPLICABLE TIME PERIOD             DECLARED       PER SHARE
----------------------------------------   ----------      ----------
January 1, 1994 to December 31, 1994....     $1,486          $ 0.16
January 1, 1995 to December 31, 1995....      2,478            0.27
January 1, 1996 to December 31, 1996....      3,232            0.27
January 1, 1997 to December 9, 1997.....      4,803            0.36

Texas Regional's Board of Directors intends to maintain its present policy of paying regular quarterly cash dividends. However, the declaration and amount of future dividends will depend on circumstances existing at the time, including Texas Regional's earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as Texas Regional's Board of Directors deems relevant.

     The principal assets and sources of income for Texas Regional consists of its investment in Texas State Bank, which is a separate legal entity. Federal and state banking regulations applicable to Texas Regional and Texas State Bank require minimum levels of capital which limits the amounts available for payment of dividends by Texas State Bank.

     Texas Regional declared a 3-for-2 stock split effected as a stock dividend to holders of record of its common stock on July 31, 1997, and distributed that dividend during August 1997. All shares of Texas Regional Common Stock now outstanding are, and the shares of Texas Regional Common Stock to be issued in the Merger will be, fully paid and nonassessable with no personal liability attaching to the ownership thereof.

     In the event of liquidation, after payment of all creditors and after payment of the liquidation preference applicable to any then-outstanding series of preferred shares, the holders of Texas Regional Common Stock will be entitled to receive pro rata any assets remaining for distribution to shareholders.

     Texas Regional has the authority to issue up to 10,000,000 preferred shares, $1.00 par value per share, although no shares of preferred stock are presently outstanding. Texas Regional's Board of Directors has the authority to adopt resolutions establishing and designating one or more series of preferred shares, and to issue the preferred shares with such rights, privileges and limitations as the Board may deem appropriate, without approval of the holders of Texas Regional Common Stock. Upon issuance, the preferred shares may have dividend rights, liquidation preference or other rights superior to the holders of shares of Texas Regional Common Stock.

                       COMPARATIVE RIGHTS OF SHAREHOLDERS

     Upon consummation of the transactions contemplated by the Agreement, the shareholders of Brownsville Bancshares will become shareholders of Texas Regional. Both Texas Regional and Brownsville Bancshares are Texas business corporations, organized under the Texas Business Corporation Act, and, therefore, holders of capital stock of Brownsville Bancshares and holders of Texas Regional Common Stock have similar rights in many respects. Each shareholder is entitled to one vote for each share held by that shareholder; each shareholder is entitled to such dividends as the Board of Directors may declare from legally available funds; and each shareholder is, upon liquidation, entitled to receive pro rata any assets distributed to common shareholders.

     Unlike shareholders of Brownsville Bancshares, who have preemptive rights, holders of Texas Regional Common Stock have no preemptive rights to subscribe for the purchase of any shares of Texas Regional Common Stock which may be issued by Texas Regional from time to time. Because the number of authorized shares of Texas Regional Common Stock exceeds the number of issued and outstanding shares, the Board of Directors of Texas Regional could authorize the sale of up to 5,596,285 shares of Common Stock (less the shares to be issued to Brownsville Bancshares shareholders and option holders in connection with the Brownsville Bancshares Merger, and to TB&T Bancshares shareholders in connection with the TB&T Bancshares, Inc., transaction) without further authorization or approval from the Texas Regional shareholders. Presently, there are no preferred shares issued and outstanding, but 10,000,000 preferred shares are authorized for issuance. The preferred shares may be issued in one or more series, without further authorization or approval from the Texas Regional shareholders. Upon liquidation of Texas Regional, the holders of Common Stock would share in proceeds of liquidation only after the liquidation preference is paid in respect of any outstanding preferred shares. See "Description of Texas Regional Securities."

     Like Brownsville Bancshares, Texas Regional is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and, therefore, its activities are limited to banking, activities closely related to banking and other activities permitted by that Act. Texas Regional in 1996 established a subsidiary, TSB Securities, Inc., to engage in the securities brokerage business. In addition, Texas Regional provides data processing services for other financial institutions and may in the future provide other services in addition to the present commercial banking business of its subsidiary, Texas State Bank.

                     RESALES OF TEXAS REGIONAL COMMON STOCK

     For those Brownsville Bancshares shareholders who are not "affiliates" of Brownsville Bancshares, the Texas Regional Common Stock received in the Merger may be freely traded. However, although the shares of Texas Regional Common Stock to be issued in the proposed merger will have been registered under the Securities Act of 1933, as amended, any public reoffering or sale of such shares by any person who is an "affiliate" of Brownsville Bancshares at the time such merger is submitted to a vote of the shareholders of Brownsville Bancshares will require either (i) the further registration under the Securities Act of the shares of Texas Regional Common Stock to be sold; (ii) compliance with applicable provisions of Rules 144 and 145 promulgated under the Securities Act of 1933 (permitting sales under certain circumstances); or (iii) the availability of an exemption from such registration. The foregoing restrictions will apply to all "affiliates" of Brownsville Bancshares and Texas Regional and stop transfer instructions will be given to Texas Regional's transfer agent with respect to the shares of Texas Regional Common Stock received by them. An "affiliate" is defined for these purposes to include a "controlling person," which in this case would mean, generally, a principal shareholder or an executive officer or director of Brownsville Bancshares and may include certain related parties.

     Generally, Rules 144 and 145 would permit such an affiliate to sell within any three-month period a number of shares that does not exceed the greater of one percent (1%) of the then outstanding shares of Texas Regional Common Stock or the average weekly trading volume of such stock reported through the NASDAQ National Market System during the four calendar weeks preceding such sale, provided that Texas Regional has filed required periodic reports with the Securities and Exchange Commission and such sales are made in normal "brokers' transactions" or in transactions directly with a "market maker" without the solicitation of buy orders by the brokers or such affiliates. Texas Regional Common Stock is not listed on an exchange but is traded in the NASDAQ National Market System over-the-counter market. If a present affiliate of Brownsville Bancshares ceases to be an affiliate for a period of at least three months, Rule 145 will permit that person to sell his or her Texas Regional securities, without limitation as to amount of securities to be sold, after he or she has been the beneficial owner of the Texas Regional securities for at least two years as determined in accordance with paragraph (d) of Rule 144.

     In addition, the executive officers, directors and certain shareholders of Brownsville Bancshares have agreed not to sell, pledge, transfer or otherwise dispose of their shares of Texas Regional Common Stock until the publication of financial results covering at least 30 days of post-Merger combined operations of Texas Regional and Brownsville Bancshares, except with the consent of Texas Regional, to permit Texas Regional to comply with certain requirements imposed by the Securities and Exchange Commission and the Financial Accounting Standards Board for Texas Regional's accounting for the Merger as a pooling-of-interests. See "Information About the Transaction -- Joinder by Certain Shareholders."

                        INFORMATION ABOUT TEXAS REGIONAL

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.

     Texas Regional has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), as amended, and is a reporting company for purposes of the 1934 Act, and has been for a period of at least thirty-six months. For this reason, and because Texas Regional meets other requirements provided by applicable rules and regulations governing registration of the transaction, as promulgated by the Securities and Exchange Commission, Texas Regional has elected to incorporate by reference certain information with respect to the Corporation.

INTERESTS OF CERTAIN NAMED PERSONS.

     No director or executive officer of Texas Regional has any material direct or indirect financial interest in Brownsville Bancshares, or the Merger, other than as a director, executive officer or shareholder of Texas

Regional. However, McGinnis, Lochridge & Kilgore, L.L.P., has rendered an opinion concerning the validity of the securities being offered pursuant to this Prospectus/Proxy Statement and certain other matters. Joe M. Kilgore, a partner in the firm, is a Director of Texas Regional and is the beneficial owner, as of September 30, 1997, of approximately 277,510 shares of Texas Regional Common Stock.

OPTION PLANS.

     At a meeting of the Texas Regional Board of Directors held on December 9, 1997, the Board adopted a new incentive stock option plan and a new nonstatutory stock option plan for the benefit of employees of the company. The total number of shares to be issued under the Texas Regional Bancshares, Inc., 1997 Incentive Stock Option Plan is 100,000 shares of Texas Regional Common Stock, and the total number of shares to be issued under the Texas Regional Bancshares, Inc., 1997 Nonstatutory Stock Option Plan is 125,000 shares of Texas Regional Common Stock. Both plans were adopted subject to receipt of shareholder approval. No options have been granted pursuant to either the 1997 Incentive Stock Option Plan or the 1997 Nonstatutory Stock Option Plan.

PENDING TRANSACTIONS.

     On October 15, 1997, Texas Regional entered into an Agreement and Plan of Reorganization for the acquisition by merger of TB&T Bancshares, Inc. ("TB&T Bancshares"). As of September 30, 1997, TB&T Bancshares had total assets of $43.8 million, total loans (net of allowance for loan losses) of $21.6 million, and total deposits of $39.4 million. TB&T Bancshares is expected to be merged with and into TRD as soon as applicable conditions, including receipt of regulatory approval, are satisfied. Texas Regional currently expects the TB&T Bancshares transaction to be closed contemporaneously with the closing of the Brownsville Bancshares transaction, although neither transaction is contingent upon the closing of the other. The shareholders of TB&T Bancshares will receive an aggregate of approximately 308,076 shares of Texas Regional Common Stock in exchange for their TB&T Bancshares shares in connection with the merger transaction (less shares returned to Texas Regional from a holdback escrow), and TB&T Bancshares' wholly-owned subsidiary, Texas Bank and Trust of Brownsville, will be merged with and into Texas State Bank. Texas Bank and Trust operates from one banking location, at 3201 Central Boulevard in Brownsville, Texas. The Agreement and Plan of Reorganization with TB&T Bancshares provides that a total of 49,958 of the shares of Texas Regional Common Stock will be delivered into the holdback escrow, and held until resolution of certain claims pending against TB&T Bancshares' subsidiary, Texas Bank & Trust, primarily related to alleged actions of a former employee of the Bank and certain missing certificates of deposit. Pursuant to the Holdback Escrow Agreement, TB&T Bancshares' shareholders will share losses related to these matters; however, there can be no assurance that the losses incurred will not exceed the value of the limited number of escrowed shares.

     In November 1997, Texas Regional entered into an agreement in principle for the acquisition by merger of Raymondville Bancorp, Inc. ("Raymondville Bancorp"). As of September 30, 1997, Raymondville Bancorp had total assets of $60.4 million, total loans (net of allowance for loan losses) of $25.4 million, and total deposits of $53.5 million. If the parties successfully negotiate a mutually acceptable definitive agreement, Raymondville Bancorp will be merged with a newly formed subsidiary of TRD as soon as applicable conditions, including receipt of regulatory approval, are satisfied. As part of the agreement in principle with Raymondville, the sole shareholder of Raymondville has agreed to bear a portion of losses related to stolen or forged money orders deposited into certain accounts held by Raymondville's wholly owned subsidiary, Bank of Texas; however, there can be no assurance that the losses incurred on those accounts and related return items will not exceed the limited amount of the shareholder's reimbursement obligation and collateral provided by the account holder. Texas Regional currently expects the Raymondville Bancorp transaction to be closed contemporaneously with or as soon as practicable following the closing of the Brownsville Bancshares transaction, although neither transaction is contingent upon the closing of the other. Under the agreement in principle, which is not binding on either Texas Regional or Raymondville, upon closing, the sole shareholder of Raymondville Bancorp would receive an aggregate of $9,600,000 cash in exchange for his Raymondville Bancorp shares, an affiliate of

Raymondville Bancorp would receive $100,000 in consideration of a covenant not to compete, and Raymondville Bancorp's wholly owned subsidiary, Bank of Texas of Raymondville, would be merged with and into Texas State Bank. Bank of Texas operates from two banking locations, one each in Raymondville, Texas, and at 2000 F.M. 802 in Brownsville, Texas.

     If the Merger with Brownsville Bancshares, the merger with TB&T Bancshares and the merger with Raymondville Bancorp are all consummated, as planned, Texas State Bank will have a total of twenty-one full service banking locations in the Rio Grande Valley of Texas.

                    INFORMATION ABOUT BROWNSVILLE BANCSHARES

DESCRIPTION AND DEVELOPMENT OF BUSINESS.

     Brownsville National Bank was chartered as a national bank, under the laws of United States of America, in 1974, and opened for business in 1974. Brownsville Bancshares was chartered in 1983, became a bank holding company upon its acquisition of Brownsville National in 1983. In 1996, Brownsville Bancshares formed BNB Bancshares, a Delaware corporation, and contributed all of the capital stock of Brownsville National to BNB Bancshares, Inc. Substantially all of the assets and earnings of Brownsville Bancshares is derived from the ownership and operation of Brownsville National.

     Since it opened for business, Brownsville Bancshares has provided retail and commercial banking services for customers in Brownsville, Texas and adjacent areas of the Rio Grande Valley. At September 30, 1997, Brownsville Bancshares employed approximately 55 persons. Brownsville National's banking house is located at 629 E. Elizabeth, Brownsville, Texas, and the bank has one branch office, located at 3255 Boca Chica Boulevard, Brownsville, Texas. Brownsville Bancshares' telephone number is (956) 546-4503.

     Brownsville National provides its customers with a variety of banking services. For businesses, Brownsville National offers checking facilities, certificates of deposit, short term loans for working capital purposes, mortgage loans, term loans for fixed assets and expansion needs and other commercial loans to fit the needs of its business customers. Where the borrowing needs of customers exceed the limits of Brownsville National for any one customer it may participate with other banks in making such loans. The services provided for individuals by Brownsville National include checking accounts, savings accounts, certificates of deposit and mortgage and consumer loan programs, including installment loans for home repairs and for the purchases of consumer goods, including automobiles, trucks and boats. Brownsville National also provides travelers checks and money orders. Brownsville National does not provide trust services and does not operate a trust department.

     Brownsville Bancshares has had transactions with its officers and directors and affiliates of its officers and directors. Substantially all transactions have in the recent past been in the ordinary course of business on substantially the same terms as those prevailing for comparable transactions with others.

     Brownsville Bancshares adopted a stock option plan for its key employees effective June 10, 1997, and has granted options to acquire an aggregate of 21,300 shares of Brownsville Bancshares pursuant to that plan. The holders of Brownsville Bancshares options have agreed to terminate their options in consideration of and in exchange for 1.77634 shares of Texas Regional Common Stock for each share subject to such holder's options. See "Information About the Transaction -- Terms of the Agreement" and "Information About the Transaction -- Joinder by Certain Shareholders and Option Holders." All employee benefit plans of Brownsville Bancshares are expected to be terminated as of the effective time of the Merger. Employees of Brownsville Bancshares who become employees of Texas Regional will be entitled to participate in employee benefit plans offered generally by Texas Regional to its employees, and, if they meet eligibility requirements of the Texas Regional KSOP, will become participants in the KSOP.

     As of September 30, 1997, the ratio of stockholders' equity to total assets of Brownsville Bancshares was 12.02%. This was in excess of the minimum ratio of equity to total assets required by applicable regulatory authorities. See "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operation of Brownville Bancshares" and the Brownsville Bancshares financial statements included as Annex D to this Prospectus/Proxy Statement.

MARKET PRICES OF AND DIVIDENDS PAID ON BROWNSVILLE BANCSHARES CAPITAL STOCK.

     There is no public market for Brownsville Bancshares' capital stock. The following information is derived from the stock transfer records of Brownsville Bancshares, and from management's discussions with purchasers or sellers or others familiar with the transactions. The chart reflects all arms-length, third party purchase and sale transactions known to Brownsville Bancshares management which have occurred during the period of January 1, 1995 through September 30, 1997. The number of shares and range of prices have been adjusted for stock splits and stock dividends since the date of the relevant transaction.

                                        NUMBER OF      RANGE OF PRICES

       APPLICABLE TIME PERIOD            SHARES           PER SHARE

-------------------------------------   ---------      ---------------
January 1 -- March 31, 1995..........       858            $ 28.00
April 1 -- June 30, 1995.............       585              30.00
July 1 -- September 30, 1995.........       430              30.00
October 1 -- December 31, 1995.......     --               --
January 1 -- March 31, 1996..........       308              30.00
April 1 -- June 30, 1996.............       854            --     (1)
July 1 -- September 30, 1996.........     1,143            --     (1)
October 1 -- December 31, 1996.......     --               --
January 1 -- March 31, 1997..........     --               --
April 1 -- June 30, 1997.............       854            --     (1)
July 1 -- September 30, 1997.........       207              37.00

------------

(1) The price per share for these transactions is unknown to management of Brownsville Bancshares.

     Management of Brownsville Bancshares knows of no other arms-length negotiated sale transactions. Among the latest transactions involving Brownsville Bancshares capital stock, known to management of Brownsville Bancshares, was the sale of 207 shares of Brownsville Bancshares capital stock which occurred in July 1997, at a price of $37.00 per share. This transaction was the most recent one known to management of Brownsville Bancshares.

     Brownsville Bancshares last declared a cash dividend in September 1997, of $1.60 per share, which dividend was paid in October 1997. The following chart indicates the cash dividends declared since January 1, 1995.

                                        AGGREGATE       DIVIDENDS

       APPLICABLE TIME PERIOD           DIVIDENDS       PER SHARE

-------------------------------------   ----------      ----------
January 1 -- March 31, 1995..........    $  --            $--
April 1 -- June 30, 1995.............      308,917          1.00
July 1 -- September 30, 1995.........       --             --
October 1 -- December 31, 1995.......      308,917          1.00
January 1 -- March 31, 1996..........       --             --
April 1 -- June 30, 1996.............      308,917          1.00
July 1 -- September 30, 1996.........       --             --
October 1 -- December 31, 1996.......      494,267          1.60
January 1 -- March 31, 1997..........       --             --
April 1 -- June 30, 1997.............      308,917          1.00
July 1 -- September 30, 1997.........       --             --
October 1 -- November 30, 1997.......      494,267          1.60

BROWNSVILLE BANCSHARES STOCK OWNERSHIP.

     At September 30, 1997, the amount and percentage of present holdings of Brownsville Bancshares capital stock owned beneficially by persons known to management of Brownsville Bancshares to be the beneficial owners of more than 5% of the Brownsville Bancshares capital stock, and Brownsville Bancshares capital stock owned beneficially by each director, each officer, and all directors and officers as a group, were as follows:

                                                                         PERCENTAGE
                                                                          OF TOTAL         TEXAS
                                                                         OUTSTANDING     REGIONAL
                                          OFFICE AT       AMOUNT AND     BROWNSVILLE      SHARES
                                         BROWNSVILLE      NATURE OF      BANCSHARES        TO BE
                                         BANCSHARES       OWNERSHIP        SHARES        RECEIVED*
                                        -------------     ----------     -----------     ---------
Horacio L. Barrera...................     Director            4,835(1)       1.57%         14,824
Jesus M. Castellano..................    Chairman of         24,489(2)       7.93          75,085
                                        the Board and
                                          Director

Paul Cunningham......................   Secretary and           283          0.09             867
                                          Director
Abraham Galonsky.....................                        39,986(3)      12.94         122,600
Alfredo Gavito.......................     Director           17,137(4)       5.55          52,543
Alter Holand.........................                        25,585(5)       8.28          78,445
Lee Kirkpatrick......................   President and           415          0.13           1,272
                                          Director

Israel Lizka.........................     Director           37,329(6)      12.08         114,453
Manuel Lopez.........................     Director            1,377          0.45           4,221
Blanca Vela..........................     Director              821          0.27           2,517
Isabel Vezzetti......................     Director            3,998          1.29          12,258
Mario Yzaguirre......................     Director           21,628(7)       7.00          66,313
All officers and directors as a group

  (10 persons).......................                       112,312         36.36%        344,353

------------
 * Represents the approximate number of shares of Texas Regional Common Stock to be issued in connection with the closing of the merger transaction described in this Prospectus/Proxy Statement.

(1) Total includes shares held of record by Mr. Barrera and certain members of Mr. Barrera's family.

(2) Total includes shares held of record by Mr. Castellano and certain members of Mr. Castellano's family.

(3) Total includes shares held of record by Mr. Galonsky and certain members of Mr. Galonsky's family.

(4) Total includes shares held of record by Mr. Gavito, by a business controlled by Mr. Gavito and by certain members of Mr. Gavito's family.

(5) Total includes shares held of record by Mr. Holand, by Mr. Holand as executor of the Estate of Szama Holand, by corporations owned or controlled by Mr. Holand and by certain members of Mr. Holand's family.

(6) Total includes shares held of record by Mr. Lizka and certain members of Mr. Lizka's family.

(7) Total includes shares held of record by Mr. Yzaguirre and by certain members of Mr. Yzaguirre's family.

     Officers, directors and shareholders owning in excess of 5% of the capital stock of Brownsville Bancshares, and certain related parties, who hold in the aggregate 68.1% of the outstanding Brownsville Bancshares shares, have joined into the execution of the Agreement to evidence their consent to the transaction and their agreement to vote their shares of Brownsville Bancshares in favor of the Merger at the special meeting of the shareholders.

     As of September 30, 1997 there were approximately 314 holders of record of Brownsville Bancshares capital stock. Those holders of Brownsville Bancshares capital stock who do not exercise dissenters' rights of appraisal will become Texas Regional shareholders upon consummation of the transaction described in this Prospectus/Proxy Statement, and will no longer be shareholders of Brownsville Bancshares. See "Information About the Transaction -- Dissenters' Rights."

   MANAGEMENT'S    DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                   OPERATIONS OF BROWNSVILLE BANCSHARES, INC.

     The following discussion and analysis presents some of the more pertinent factors affecting Brownsville Bancshares at December 31, 1996 and 1995, and September 30, 1997, and the results of operations of Brownsville Bancshares for the three years ended December 31, 1996, and the nine months ended September 30, 1997 and 1996. This discussion should be read in conjunction with the financial statements, notes thereto and other financial information appearing elsewhere in this Prospectus/Proxy Statement.

                             RESULTS OF OPERATIONS

GENERAL.

     The earnings of Brownsville Bancshares depend primarily on Brownsville Bancshares' net interest income (i.e., the difference between the income earned on Brownsville Bancshares' loans and investments and the interest paid on its deposits and other borrowed funds). Among the factors affecting net interest income are the type and volume of its deposits and other borrowed funds, and the relative sensitivity of its interest-earning assets and its interest-bearing liabilities to changes in market interest rates.

     Brownsville Bancshares' income is also affected by fees it receives from other banking services, by its provision for loan losses and by the level of its operating expenses. All aspects of Brownsville Bancshares' operations are affected by general market, economic, and competitive conditions.

     Brownsville Bancshares reported net income of $1.1 million for the nine month period ended September 30, 1997, an increase of $104 thousand over net income of $964 thousand for the nine month period ended September 30, 1996. Pretax income was $1.6 million for the nine months ended September 30, 1997, an increase from the $1.4 million earned during the nine months ended September 30, 1996. Brownsville Bancshares had net income of $1.2 million for the year ended December 31, 1996, $1.3 million for the year ended December 31, 1995, and $1.3 million for the year ended December 31, 1994.

     Changes occurring in the major components of Brownsville Bancshares' income statements for such periods are discussed below.

NET INTEREST INCOME.

     Net interest income is the primary source of income for Brownsville Bancshares and represents the amount by which interest generated by earning assets exceeds the cost of funds, primarily interest paid to Brownsville Bancshares' depositors on interest-bearing accounts. Taxable-equivalent net interest income was $2.9 million for the nine months ended September 30, 1997, a 1.12% increase from taxable-equivalent net interest income of $2.8 million for the nine months ended September 30, 1996. Average loans of $41.6 million for the nine months ended September 30, 1997 increased 1.38% over average loans of $41.0 million for the same period in 1996. Average interest-bearing deposits for the nine months ended September 30, 1997 were $72.4 million, an increase of 5.31% over average interest-bearing deposits of $68.7 million for the same period in 1996.

     Taxable-equivalent net interest income remained level at $3.8 million for the years ended December 31, 1996 and 1995. Average loans of $41.1 million for the year ended December 31, 1996 decreased 1.33% from average loans of $41.6 million for the same period in 1995. Average interest-bearing deposits for the year ended December 31, 1996 were $69.5 million, an increase of 5.78% over average interest-bearing deposits of $65.7 million for the same period in 1995.

     Taxable-equivalent net interest income was $3.8 million for the year ended December 31, 1995, a 1.71% decrease from taxable-equivalent net interest income of $3.9 million for 1994. Average loans of $41.6 million for the year ended December 31, 1995 increased 3.49% over average loans of $40.2 million for the same period in 1994. Average interest-bearing deposits for the year ended December 31, 1995 were $65.7 million, a decrease of 4.37% from average interest-bearing deposits of $68.7 million for the same period in 1994.

     The net yield on interest-earning assets experienced a small decrease for the nine months ended September 30, 1997 compared to September 30, 1996. The reason the net yield decreased was a small decline in the overall yield on interest-earning assets while rates on interest-bearing liabilities increased 17 basis points due to the competitive market for deposits.

     The net yield on interest-earning assets decreased by 24 basis points for the year ended December 31, 1996 compared to the year ended December 31, 1995. During this period yields on interest-earning assets declined 22 basis points while rates on interest-bearing liabilities remained level.

     The following table sets forth for the periods indicated an analysis of net interest income by each major category of interest-earning assets and interest-bearing liabilities. The rates earned and paid on each major type of asset and liability account are set forth beside the average level in the account for the period.

                          NINE MONTH FINANCIAL SUMMARY

                                                              NINE MONTHS ENDED SEPTEMBER 30,
                                           ---------------------------------------------------------------------
                                                         1997                                 1996
                                           --------------------------------     --------------------------------
                                           AVERAGE                  YIELD/      AVERAGE                  YIELD/

      Taxable-Equivalent Basis(1)          BALANCE     INTEREST      RATE       BALANCE     INTEREST      RATE
                                           --------    ---------    -------     --------    ---------    -------
                                                                  (DOLLARS IN THOUSANDS)

Assets
Interest-Earning Assets
Loans
    Commercial..........................   $ 13,767     $   905       8.79%     $ 13,185     $   855       8.66%
    Real Estate.........................     23,948       1,762       9.84        24,848       1,898      10.20
    Consumer............................      3,847         391      13.59         2,964         287      12.93
                                           --------    ---------                --------    ---------
         Total Loans....................     41,562       3,058       9.84        40,997       3,040       9.90
                                           --------    ---------                --------    ---------
Investment Securities

    Taxable.............................     34,533       1,593       6.17        35,090       1,582       6.02
    Tax-Exempt..........................      1,297          76       7.83         1,305          77       7.88
                                           --------    ---------                --------    ---------
         Total Investment Securities....     35,830       1,669       6.23        36,395       1,659       6.09
Due from Time...........................        289          12       5.55           195           7       4.80
                                           --------    ---------                --------    ---------
Federal Funds Sold......................     12,595         504       5.35         7,670         303       5.28
                                           --------    ---------                --------    ---------
         Total Interest-Earnings

           Assets.......................     90,276       5,243       7.76        85,257       5,009       7.85
                                           --------    ---------                --------    ---------
Cash and Due from Banks.................      4,993                                4,619
Premises and Equipment, Net.............      1,806                                1,947
Other Assets............................      1,292                                1,236
Allowance for Loan Losses...............       (266)                                (293)
                                           --------                             --------
         Total Assets...................   $ 98,101                             $ 92,766
                                           ========                             ========
Liabilities and Shareholders' Equity
Interest-Bearing Liabilities

    Savings.............................   $  8,393         183       2.92      $  8,896         196       2.94
    Money Market & NOW Accounts.........     10,121         185       2.44        10,198         186       2.44
    Time................................     52,590       1,944       4.94        48,333       1,728       4.78
    Other Time-IRA's....................      1,163          46       5.29         1,191          46       5.16
    State & Other Public Funds..........         98           4       5.46            98           4       5.45
                                           --------    ---------                --------    ---------
         Total Interest-Bearing

           Deposits.....................     72,365       2,362       4.36        68,716       2,160       4.20
                                           --------    ---------                --------    ---------
Federal Funds Purchased.................      --          --          --           --          --          --
                                           --------    ---------                --------    ---------
         Total Interest-Bearing

           Liabilities..................     72,365       2,362       4.36        68,716       2,160       4.20
                                           --------    ---------                --------    ---------
Demand Deposits.........................     13,131                               12,183
Other Liabilities.......................        898                                  658
                                           --------                             --------
         Total Liabilities..............     86,394                               81,557
                                           --------                             --------
Shareholders' Equity....................     11,707                               11,209
                                           --------                             --------
         Total Liabilities and

           Shareholders' Equity.........   $ 98,101                             $ 92,766
                                           ========                             ========
Net Interest Income.....................                $ 2,881                              $ 2,849
                                                       =========                            =========
Net Yield on Interest-Earning Assets....                              4.27%                                4.46%
                                                                    =======                              =======

------------

(1) For analytical purposes, income from tax-exempt assets, primarily securities issued by state and local governments or authorities, is adjusted by an increment which equates tax-exempt income to interest from taxable assets (assuming a 34% effective federal income tax rate).

                          THREE YEAR FINANCIAL SUMMARY

                                                                      YEARS ENDED DECEMBER 31,
                                          --------------------------------------------------------------------------------
                                                       1996                               1995                     1994
                                          ------------------------------     -------------------------------     ---------
                                          AVERAGE                YIELD/       AVERAGE                YIELD/       AVERAGE

      Taxable-Equivalent Basis(1)         BALANCE    INTEREST     RATE        BALANCE    INTEREST     RATE        BALANCE

                                          --------   ---------   -------     ---------   ---------   -------     ---------
                                                                       (DOLLARS IN THOUSANDS)

Assets
Interest-Earning Assets
Loans
    Commercial..........................  $ 13,297    $ 1,155      8.69%     $  13,109    $ 1,167      8.90%     $  13,100
    Real Estate.........................    24,726      2,508     10.14         25,423      2,553     10.04         23,727
    Consumer............................     3,064        391     12.76          3,107        381     12.26          3,406
                                          --------   ---------               ---------   ---------               ---------
         Total Loans....................    41,087      4,054      9.87         41,639      4,101      9.85         40,233
                                          --------   ---------               ---------   ---------               ---------
Investment Securities

    Taxable.............................    35,035      2,102      6.00         33,991      2,077      6.11         36,324
    Tax-Exempt..........................     1,303        102      7.83          1,056         85      8.05            754
                                          --------   ---------               ---------   ---------               ---------
         Total Investment Securities....    36,338      2,204      6.07         35,047      2,162      6.17         37,078
                                          --------   ---------               ---------   ---------               ---------
Due From Time...........................       219         10      4.57            226         11      4.87            235
                                          --------   ---------               ---------   ---------               ---------
Federal Funds Sold......................     8,559        451      5.27          4,989        287      5.75          6,714
                                          --------   ---------               ---------   ---------               ---------
         Total Interest-Earnings

           Assets.......................    86,203      6,719      7.79         81,901      6,561      8.01         84,260
                                          --------   ---------               ---------   ---------               ---------
Cash and Due from Banks.................     4,616                               4,713                               5,177
Premises and Equipment, Net.............     1,920                               1,993                               2,173
Other Assets............................     1,246                               1,161                               1,028
Less Allownce for Loan Losses...........      (290)                               (304)                               (284)
                                          --------                           ---------                           ---------
         Total Assets...................  $ 93,695                           $  89,464                           $  92,354
                                          ========                           =========                           =========
Liabilities and Shareholders' Equity
Interest-Bearing Liabilities

    Savings.............................  $  8,834        261      2.95      $   9,910        315      3.18      $  12,736
    Money Market & NOW Accounts.........    10,225        249      2.44         10,526        288      2.74         13,677
    Time................................    49,119      2,359      4.80         43,928      2,104      4.79         40,770
    Other Time-IRA's....................     1,186         61      5.14          1,166         56      4.80          1,139
    State & Other Public Funds..........        98          5      5.10            136          6      4.41            343
                                          --------   ---------               ---------   ---------               ---------
         Total Interest-Bearing

           Deposits.....................    69,462      2,935      4.23         65,666      2,769      4.22         68,665
                                          --------   ---------               ---------   ---------               ---------
Federal Funds Purchased.................     --         --                           3      --         --           --
                                          --------   ---------               ---------   ---------               ---------
         Total Interest-Bearing

           Liabilities..................    69,462      2,935      4.23         65,669      2,769      4.22         68,665
                                          --------   ---------               ---------   ---------               ---------
Demand Deposits.........................    12,291                              12,984                              13,910
Other Liabilities.......................       679                                 489                                 437
                                          --------                           ---------                           ---------
         Total Liabilities..............    82,432                              79,142                              83,012
                                          --------                           ---------                           ---------
Shareholders' Equity....................    11,263                              10,322                               9,342
                                          --------                           ---------                           ---------
         Total Liabilities and

           Shareholders' Equity.........  $ 93,695                           $  89,464                           $  92,354
                                          ========                           =========                           =========
Net Interest Income.....................              $ 3,784                             $ 3,792
                                                     =========                           =========
Net Yield on Interest-Earning Assets....                           4.39%                               4.63%
                                                                 =======                             =======


                                                      YIELD/

      Taxable-Equivalent Basis(1)         INTEREST     RATE

                                          ---------   -------

Assets
Interest-Earning Assets
Loans

    Commercial..........................   $ 1,001      7.64%
    Real Estate.........................     2,111      8.90
    Consumer............................       388     11.39
                                          ---------
         Total Loans....................     3,500      8.70
                                          ---------
Investment Securities

    Taxable.............................     2,196      6.05
    Tax-Exempt..........................        62      8.22
                                          ---------
         Total Investment Securities....     2,258      6.09
                                          ---------
Due From Time...........................         8      3.40
                                          ---------
Federal Funds Sold......................       276      4.11
                                          ---------
         Total Interest-Earnings

           Assets.......................     6,042      7.17
                                          ---------
Cash and Due from Banks.................
Premises and Equipment, Net.............
Other Assets............................
Less Allownce for Loan Losses...........

         Total Assets...................

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities

    Savings.............................       377      2,96
    Money Market & NOW Accounts.........       335      2.45
    Time................................     1,425      3.50
    Other Time-IRA's....................        43      3.78
    State & Other Public Funds..........         4      1.17
                                          ---------
         Total Interest-Bearing

           Deposits.....................     2,184      3.18
                                          ---------
Federal Funds Purchased.................     --         --
                                          ---------
         Total Interest-Bearing

           Liabilities..................     2,184      3.18
                                          ---------
Demand Deposits.........................
Other Liabilities.......................

         Total Liabilities..............

Shareholders' Equity....................

         Total Liabilities and
           Shareholders' Equity.........

Net Interest Income.....................   $ 3,858
                                          =========
Net Yield on Interest-Earning Assets....                4.58%
                                                      =======

------------
 (1) For analytical purposes, income from tax-exempt assets, primarily securities issued by state and local governments or authorities, is adjusted by an increment which equates tax-exempt income to interest from taxable assets (assuming a 34% effective federal income tax rate).

     The following table sets forth for the periods indicated a summary of the changes in interest earned and interest paid resulting from changes in volume and rate.

                                DUE TO CHANGE IN

Taxable-Equivalent Basis(1)                       ---------------------------
Nine Months ended September 30,          NET                           RATE/
1997 Compared to 1996                   CHANGE    VOLUME     RATE      VOLUME
                                        ------    ------     -----     ------
                                               (DOLLARS IN THOUSANDS)
Interest Income
     Loans, including Fees...........   $  18     $  42      $ (18)    $  (6 )
     Investment Securities
          Taxable....................      11       (25 )       39        (3 )
          Tax-Exempt.................      (1 )    --           (1)     --
     Due From Time...................       5         3          1         1
     Federal Funds Sold..............     201       194          4         3
                                        ------    ------     -----     ------
               Total Interest

                  Income.............     234       214         25        (5 )
                                        ------    ------     -----     ------
Interest Expense
     Deposits........................     202       115         82         5
                                        ------    ------     -----     ------
               Total Interest

                  Expense............     202       115         82         5
                                        ------    ------     -----     ------
Net Interest Income Before Allocation

  of Rate/Volume.....................      32        99        (57)      (10 )
Allocation of Rate/Volume............    --          (4 )       (6)       10
                                        ------    ------     -----     ------
Changes in Net Interest Income.......   $  32     $  95      $ (63)    $--
                                        ======    ======     =====     ======

                                DUE TO CHANGE IN

Taxable-Equivalent Basis(1)                       ---------------------------
Year Ended December 31,                  NET                           RATE/
1996 Compared to 1995                   CHANGE    VOLUME     RATE      VOLUME

                                        ------    ------     -----     ------
                                               (DOLLARS IN THOUSANDS)

Interest Income

     Loans, including Fees...........   $ (47 )   $ (54 )    $   8     $  (1 )
     Investment Securities
          Taxable....................      25        64        (37)       (2 )
          Tax-Exempt.................      17        20         (2)       (1 )
     Due From Time...................      (1 )    --         --          (1 )
     Federal Funds Sold..............     164       205        (24)      (17 )
                                        ------    ------     -----     ------
               Total Interest

                  Income.............     158       235        (55)      (22 )
                                        ------    ------     -----     ------
Interest Expense

     Deposits........................     166       160          7        (1 )
                                        ------    ------     -----     ------
               Total Interest

                  Expense............     166       160          7        (1 )
                                        ------    ------     -----     ------
Net Interest Income Before Allocation

  of Rate/Volume.....................      (8 )      75        (62)      (21 )
Allocation of Rate/Volume............    --         (17 )       (4)       21
                                        ------    ------     -----     ------
Changes in Net Interest Income.......   $  (8 )   $  58      $ (66)    $--
                                        ======    ======     =====     ======

------------
(1) For analytical purposes, income from tax-exempt assets, primarily securities issued by state and local governments or authorities, is adjusted by an increment which equates tax-exempt income to interest from taxable assets (assuming a 34% effective federal income tax rate).

                                                      DUE TO CHANGE IN
Taxable-Equivalent Basis(1)                       -------------------------
Year Ended December 31,                  NET                         RATE/
1995 Compared to 1994                   CHANGE    VOLUME    RATE     VOLUME
                                        ------    ------    -----    ------
                                              (DOLLARS IN THOUSANDS)

Interest Income

     Loans, including Fees...........   $ 601     $ 122     $ 463    $  16
     Investment Securities
          Taxable....................    (119 )    (141 )      22     --
          Tax-Exempt.................      23        25        (2)    --
     Due From Time...................       3      --           3     --
     Federal Funds Sold..............      11       (71 )     111      (29 )
                                        ------    ------    -----    ------
               Total Interest

                  Income.............     519       (65 )     597      (13 )
                                        ------    ------    -----    ------
Interest Expense

     Deposits........................     585       (95 )     714      (34 )
                                        ------    ------    -----    ------
               Total Interest

                  Expense............     585       (95 )    (714)     (34 )
                                        ------    ------    -----    ------
Net Interest Income Before Allocation

  of Rate/Volume.....................     (66 )      30      (117)      21
Allocation of Rate/Volume                --          (4 )      25      (21 )
                                        ------    ------    -----    ------
Changes in Net Interest Income          $ (66 )   $  26     $ (92)   $--
                                        ======    ======    =====    ======

------------

(1) For analytical purposes, income from tax-exempt assets, primarily securities issued by state and local governments or authorities, is adjusted by an increment which equates tax-exempt income to interest from taxable assets (assuming a 34% effective federal income tax rate).

     Changes in interest income and interest expense can result from variances in both volume and rate. Brownsville Bancshares has an asset and liability management strategy designed to provide a proper balance between rate sensitive assets and rate sensitive liabilities to attempt to maximize interest margins, and to provide adequate liquidity for anticipated needs.

PROVISION FOR LOAN LOSSES.

     Brownsville Bancshares' allowance for loan losses is established through charges to operating income in the form of the provision for loan losses. Actual loan losses or recoveries of loan losses are charged or credited directly to the allowance for loan losses.

     Brownsville Bancshares recorded a $10 thousand provision for loan losses for the nine months ended September 30, 1997 and a $33 thousand provision for loan losses for the nine months ended September 30, 1996. The allowance for loan losses expressed as a percentage of outstanding loans was 0.54% and 0.66% at September 30, 1997 and September 30, 1996, respectively. Brownsville Bancshares recorded a $53 thousand provision for loan losses for the year ended December 31, 1996, a $20 thousand provision for loan losses for the year ended December 31, 1995 and a $20 thousand provision for loan losses for the year ended December 31, 1994. Brownsville Bancshares' allowance for loan losses as a percentage of outstanding loans was 0.71% at December 31, 1996, 0.74% at December 31, 1995, and 0.60% at December 31, 1994.

NONINTEREST INCOME.

     Noninterest income, which includes all service charges and fees, increased 22.34% from $649 thousand for the nine months ended September 30, 1996 to $794 thousand for the nine months ended September 30, 1997. The change was primarily due to the increase in regular service charges and overdraft charges.

     Noninterest income increased to $871 thousand for the year ended December 31, 1996, a 4.81% increase from $831 thousand for the year ended December 31, 1995. The increase was mainly due to increased regular service charges, letter of credit fees, and credit life income.

     Noninterest income decreased 15.29% to $831 thousand for the year ended December 31, 1995 from $981 thousand for the year ended December 31, 1994. The decrease was due primarily to a $100 thousand gain on securities recorded in 1994.

     Noninterest income increased 20.52% to $981 thousand for the year ended December 31, 1994 from $814 thousand for the year ended December 31, 1993. The increase was due to the gain on securities recorded in 1994.

NONINTEREST EXPENSE.

     Noninterest expense included expenses which Brownsville Bancshares incurs in the course of operations such as employee compensation and benefits, occupancy expense, data processing charges, communication expense, professional fees, advertising, supplies, and depreciation and amortization of furniture and equipment. These expenses increased $48 thousand, or 2.40%, for the nine months ended September 30, 1997 compared to the nine months ended September 30, 1996. The increase was mainly attributable to increases in occupancy expenses, repairs and maintenance, and employee benefits. Noninterest expense was $2.8 million in 1996, $2.7 million in 1995 and $2.8 million in 1994.

FEDERAL INCOME TAXES.

     Brownsville Bancshares' provision for income taxes was $527 thousand and $478 thousand for the nine month periods ended September 30, 1997 and 1996, respectively.

     Brownsville Bancshares' provision for income taxes was $593 thousand for year end 1996, $625 thousand for year end 1995 and $664 thousand for year end 1994.

              CAPITAL RESOURCES, LIQUIDITY AND FINANCIAL CONDITION

CAPITAL RESOURCES.

     The Federal Reserve and the Office of the Comptroller of Currency ("OCC") have adopted risk-based and leverage capital measures to assist in the assessment of the capital adequacy of the holding companies and banks they regulate. The Federal Reserve regulations apply to Brownsville Bancshares and the OCC regulations apply to Brownsville National Bank (for purposes of this section, the "Bank"). Although there are differences between these regulations, in general the Federal Reserve and the OCC regulations employ uniform capital ratios and consistent capital frameworks. The principal objectives of the risk-based measures are to: (i) make regulatory capital requirements more sensitive to differences in risk profiles among financial institutions; (ii) factor off-balance-sheet exposures into the assessment of capital adequacy;
(iii) minimize disincentives to holding liquid, low-risk assets; and (iv) achieve greater consistency in the evaluation of the capital adequacy of financial institutions.

     The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning assets and off-balance-sheet items to broad risk categories. The financial institution's risk-based capital ratio is calculated by dividing its qualifying capital (the numerator of the ratio) by its risk-weighted assets (the denominator).

     The risk-based capital ratio focuses principally on broad categories of credit risk and, effective as of January 1997, market risk. The risk-based ratios do not, however, incorporate other factors that can affect a bank's financial condition. These factors include overall interest rate exposure, liquidity, funding risks, the effectiveness of loan and investment policies, and management's ability to monitor and control financial and operating risks.

     The financial institution's qualifying total capital consists of two types of capital components: "core capital elements" (comprising Tier 1 capital) and "supplementary capital elements" (comprising Tier 2 capital). Certain assets are deducted from a financial institution's capital for the purpose of calculating the risk-based capital ratio.

     Assets and credit equivalent amounts of off-balance-sheet items are assigned to one of four risk categories, according to certain criteria. The aggregate dollar value of the amount in each category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together, and this sum is the financial institution's total risk-weighted assets that comprise the denominator of the risk-based capital ratio. Assets deducted from a bank's capital in determining the numerator of the risk-based capital ratio are not included as part of the financial institution's risk-weighted assets.

     Risk weights for off-balance-sheet items are determined by a two-step process. First, the "credit equivalent amount" of off-balance-sheet items is determined, in most cases, by multiplying the off-balance-sheet items by a credit conversion factor. Second, in most cases, the credit equivalent amount is assigned to the appropriate risk category according to designated criteria.

     Financial institutions are required to maintain a minimum risk-based capital ratio of total capital (after deductions) to risk-weighted assets of 8%. In general, 50% of this ratio must consist of Tier 1 capital. Certain restrictions and limitations also apply regarding the calculation of Tier 1 capital. Tier 2 capital elements that are not used as part of Tier 1 capital generally will qualify for inclusion in a financial institution's capital base up to a maximum of 100% of the financial institution's Tier 1 capital. At September 30, 1997 Brownsville Bancshares' Tier 1 risk-based capital ratio was 23.0% with a total risk-based capital ratio of 23.4% and the Bank's Tier 1 risk-based capital ratio was 23.9% and its total risk-based capital ratio was 24.3%. At year end 1996, Brownsville Bancshares' Tier 1 capital ratio was 23.4% and its total risk-based capital ratio was 24.0%, and the Bank's Tier 1 capital ratio was 23.4% and its total risk-based capital ratio was 24.0%. At year end 1995, Brownsville Bancshares' Tier 1 capital ratio was 23.3% and its total risk-based capital ratio was 24.0%, and the Bank's Tier 1 capital ratio was 23.3% and its total risk-based capital ratio was 24.0%.

     In addition, the Federal Reserve and the OCC have promulgated capital leverage guidelines designed to supplement the risk-based capital guidelines. The principal objective of the leverage ratio is to address the extent to which a financial institution could leverage its equity capital base. The Federal Reserve and the OCC require their regulated institutions to meet a minimum leverage capital requirement of Tier 1 capital to total assets of not less than 3% for an institution that is not anticipating or experiencing significant growth and is highly rated (i.e., a composite examination rating of 1 on a scale of 1 to 5). Institutions that the Federal Reserve and the OCC determine are anticipating or experiencing significant growth or that are not highly rated must meet a minimum leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points.

     Brownsville Bancshares' leverage ratio was 11.9% at year end 1996 and 12.2% at year end 1995. At September 30, 1997 the leverage ratio was 11.9%. The Bank's leverage ratio was 11.9% at year end 1996 and 12.2% at year end 1995. At September 30, 1997 the Bank's leverage ratio was 12.4%.

LIQUIDITY.

     Brownsville Bancshares' asset and liability management policy is intended to maintain adequate liquidity and thereby enhance its ability to raise funds to support asset growth, meet deposit withdrawals and lending needs, maintain reserve requirements, and otherwise sustain operations. Brownsville Bancshares accomplishes this through management of the maturities of its interest-earning assets and interest-bearing liabilities. Liquidity is monitored and overall interest rate risk is assessed through reports showing both sensitivity ratios and existing dollar "gap" data. Brownsville Bancshares believes its present position to be adequate to meet its current and future liquidity needs.

     The liquidity of Brownsville Bancshares is maintained in the form of readily marketable investment securities, demand deposits with commercial banks, vault cash and federal funds sold. While the minimum liquidity requirement for banks is determined by federal bank regulatory agencies as a percentage of deposit liabilities, Brownsville Bancshares' management monitors liquidity requirements as warranted by interest rate trends, changes in the economy and the scheduled maturity and interest rate sensitivity of the investment and loan portfolio, deposits and anticipated loan fundings. In addition to the liquidity provided by the foregoing, Brownsville Bancshares has correspondent relationships with other institutions with available secured lines of credit to purchase overnight funds should additional liquidity be needed. These lines are subject to restrictions such as the financial strength of Brownsville Bancshares and the lender's ability to facilitate credit.

     On January 1, 1994 Brownsville Bancshares adopted the provisions of FAS
115. At September 30, 1997 Brownsville Bancshares' investment portfolio totaled $33.1 million of which $10.3 million are classified as available for sale.

     Average noninterest-bearing demand deposits were $13.1 million for the nine months ended September 30, 1997, an increase of $948 thousand over the average balance for the same period in 1996. Average interest-bearing deposits were $72.4 million for the nine months ended September 30, 1997 compared to $68.7 million for the same period in 1996.

     Average noninterest-bearing demand deposits were $12.3 million, $13.0 million and $13.9 million for the years ended December 31, 1996, 1995 and 1994, respectively. Average interest-bearing deposits for the same years were $69.5 million, $65.7 million and $68.7 million, respectively.

     Net cash generated by operating activities was $1.7 million and $1.1 million for the nine months ended September 30, 1997 and 1996. Proceeds from sales, principal paydowns, and maturities of investment securities were $11.0 million and $13.5 million for the same periods. Brownsville Bancshares utilized these funds to originate loans and purchase investment securities. Brownsville Bancshares purchased investment securities of $8.7 million and $17.8 million during the nine months ended September 30, 1997 and 1996, respectively.

     Net cash generated by operating activities was $1.4 million, $1.5 million and $1.2 million for the years 1996, 1995, and 1994. Proceeds from sales, principal paydowns, and maturities of investment securities were $17.5 million, $10.7 million and $10.8 million for the same periods. Brownsville Bancshares utilized these funds to originate loans and purchase investment securities. Brownsville Bancshares purchased investment securities of $18.9 million, $6.3 million and $11.0 million in 1996, 1995, and 1994, respectively.

     Loan originations and advances net of repayments amounted to $1.3 million for the nine months ended September 30, 1997 compared to net repayments of $82 thousand for the same period of 1996. Net loans decreased $682 thousand and $390 thousand for the years ended December 31, 1996 and 1995 and increased $2.2 million for the year ended December 31, 1994.

     Funds utilized for the purchase of bank premises and equipment were $96 thousand and $81 thousand for the nine months ended September 30, 1997 and 1996, respectively. Funds utilized for the purchase of bank premises and equipment were $83 thousand, $132 thousand and $58 thousand during 1996, 1995 and 1994, respectively.

INTEREST RATE SENSITIVITY.

     Interest rate sensitivity refers to the relationship between market interest rates and net interest income resulting from the repricing of certain assets and liabilities. Interest rate risk arises when an earning asset matures or when its rate of interest changes in a time frame different from that of the supporting interest-bearing liability. One way to reduce the risk of significant adverse effects on net interest income of market rate fluctuations is to minimize the difference between rate sensitive assets and liabilities, referred to as "gap," by maintaining a similar interest rate sensitivity position of the assets and liabilities within a particular time frame.

     Maintaining an equilibrium between rate sensitive assets and liabilities will reduce some of the risk associated with diverse changes in market rates, but it will not guarantee a stable net interest spread because yields and rates may change simultaneously and by different amounts. These changes in market spreads could materially affect the overall net interest spread even if assets and liabilities were perfectly matched. If more assets than liabilities reprice within the given period, an asset sensitive position or "positive gap" is created. During a positive gap, a decline in market rates will have a negative impact on net interest income. Alternatively, where more liabilities than assets reprice in a given period, a liability sensitive position or "negative gap" is created (rate sensitivity ratio is less than 100%) and a decline in interest rates will have a positive impact on net interest income.

     The following table shows interest sensitivity gaps for these different intervals as of September 30, 1997.

                                                           SEPTEMBER 30, 1997
                                        --------------------------------------------------------
                                          1-3         4-6         7-12       AFTER
INTEREST RATE SENSITIVITY ANALYSIS       MONTHS      MONTHS      MONTHS     ONE YEAR     TOTAL
                                        --------    --------    --------    --------   ---------
                                                         (DOLLARS IN THOUSANDS)

Loans................................   $ 11,972    $  3,199    $  3,155    $ 23,517   $  41,843
Investment Securities
     Available for Sale..............      3,474       --          5,220       1,651      10,345
     Held to Maturity................      --            200       1,814      20,779      22,793
Federal Funds Sold...................     14,795       --          --          --         14,795
Time Deposits in Banks...............      --            200       --          --            200
                                        --------    --------    --------    --------   ---------
Total Interest-Earning Assets........     30,241       3,599      10,189      45,947      89,976
                                        --------    --------    --------    --------   ---------
Interest-Bearing Deposits

     Savings Accounts................      8,082       --          --          --          8,082
     Money Market & NOW..............      9,640       --          --          --          9,640
     Certificates of Deposit.........     16,475      12,097      24,081          15      52,668
     Public Funds....................      --             98       --          --             98
                                        --------    --------    --------    --------   ---------
Total Interest-Bearing Liabilities...     34,197      12,195      24,081          15      70,488
                                        --------    --------    --------    --------   ---------
Rate Sensitivity GAP(1)..............   $ (3,956)   $ (8,596)   $(13,892)   $ 45,932   $  19,488
                                        ========    ========    ========    ========   =========
Cumulative Rate Sensitivity GAP(1)...   $ (3,956)   $(12,552)   $(26,444)   $ 19,488
                                        ========    ========    ========    ========
Ratio of Cumulative Rate Sensitivity

  Gap to Total Assets................      -4.06%     -12.88%     -27.14%

                                        ========    ========    ========
Ratio of Cumulative Rate Sensitive
  Interest-Earning Assets to
  Cumulative Rate Sensitive

  Interest-Bearing Liabilities.......     88.4:1      72.9:1      62.5:1
                                        ========    ========    ========

------------
(1) Rate sensitive interest-earning assets less rate sensitive interest-bearing liabilities.

INVESTMENT SECURITIES.

     The following table represents the maturities, amortized cost, estimated market value, and weighted average yields of securities at September 30, 1997:

                                                               AFTER ONE           AFTER FIVE
                                            ONE YEAR          YEAR THROUGH       YEARS THROUGH
                                            OR LESS            FIVE YEARS          TEN YEARS         AMORTIZED COST     ESTIMATED
                                        ----------------    ----------------    ----------------    ----------------     MARKET
                                        AMOUNT     YIELD    AMOUNT     YIELD    AMOUNT     YIELD    AMOUNT     YIELD      VALUE
                                        -------    -----    -------    -----    -------    -----    -------    -----    ---------
                                                                         (DOLLARS IN THOUSANDS)
Securities-Available for Sale

    U. S. Government Agencies........   $ 8,246    5.14 %   $ 1,984    5.40 %   $ --        --  %   $10,230    5.19 %    $10,189
    Other............................     --        --           25    7.50         125     7.05        150    7.33          156
Securities-Held to Maturity

    U. S. Government Agencies........     1,749    6.46      19,151    6.35         500     7.00     21,400    6.38       21,441
    State and Political Subdivisions
         Tax Exempt..................       165    4.70         985    5.81         143     7.50      1,293    5.88        1,321
         Taxable.....................       100    5.60       --        --        --        --          100    5.60          100
                                        -------             -------             -------             -------             ---------
Total Investment Securities..........   $10,260    5.37 %   $22,145    6.25 %   $   768     7.16%   $33,173    6.00 %    $33,207
                                        =======             =======             =======             =======             =========

                                       45

LOANS.

     The following table classifies the Bank's loans according to type as of the dates shown:

                                        SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
LOAN PORTFOLIO COMPOSITION                  1997             1996            1995            1994
                                        -------------    ------------    ------------    ------------
                                                           (DOLLARS IN THOUSANDS)

Commercial...........................      $12,732         $ 12,985        $ 12,630        $ 13,643
                                        -------------    ------------    ------------    ------------
Agriculture..........................           54              117             187          --
                                        -------------    ------------    ------------    ------------
Real Estate

     Construction....................          645              159             522             580
     Commercial Mortgage.............       11,769           11,225          11,659          10,685
     Agricultural Mortgage...........          829              786             844          --
     1-4 Family Mortgage.............       11,828           11,942          12,653          13,403
                                        -------------    ------------    ------------    ------------
Total Real Estate....................       25,071           24,112          25,678          24,668
                                        -------------    ------------    ------------    ------------
Consumer.............................        3,986            3,430           2,903           3,380
                                        -------------    ------------    ------------    ------------
               Total Loans...........      $41,843         $ 40,644        $ 41,398        $ 41,691
                                        =============    ============    ============    ============

     The contractual maturity schedule of the loan portfolio at September 30, 1997 is presented in the following table:

                                        FIXED RATE    FLOATING RATE     TOTAL

                                        ----------    -------------    -------
                                                (DOLLARS IN THOUSANDS)

Due in Three Months or Less..........    $  4,285        $ 3,579       $ 7,864
Due in Over Three to Six Months......       3,199          2,920         6,119
Due in Over Six to Twelve Months.....       3,155          1,287         4,442
Due in Over Twelve Months............      14,024          9,394        23,418
                                        ----------    -------------    -------
               Total.................    $ 24,663        $17,180       $41,843
                                        ==========    =============    =======

     At September 30, 1997, total loans net of unearned income and allowance for possible loan losses exceeded year end 1996 figures by $1.3 million or 3.13%. Total loans net of unearned income and allowance for possible loan losses decreased $735 thousand or 1.79% to $40.4 million for the year ended December 31, 1996 compared to $41.1 million at December 31, 1995.

     Although total assets increased $7.0 million during 1996, loans remained flat. The weak loan growth resulted primarily from the devaluation of the Mexican Peso in late 1994. Growth in Brownsville Bancshares' assets has been invested in federal funds sold.

     A substantial portion of Brownsville Bancshares' loan portfolio consists of loans secured by real estate because this type of lending is emphasized by management.

     Brownsville Bancshares has also made loans to individuals and companies that are residents of, or domiciled in, Mexico. Substantially all such loans are secured either by deposits at Brownsville Bancshares or other collateral such as real estate located in the United States or accounts receivable of U.S. or multinational firms. At September 30, 1997, $4.4 million or 11% of Brownsville Bancshares' loans were to foreign, principally Mexican, customers.

ALLOWANCE FOR LOAN LOSSES AND RISK ELEMENTS.

     The provision for loan losses represents a determination by Brownsville Bancshares' management of the amount necessary to be charged to operating income and transferred to the allowance for loan losses to maintain a level which it considers adequate in relation to the risk of future losses inherent in the loan portfolio. It is Brownsville Bancshares' policy to provide for exposure to losses of specifically identified credits, and a general allowance for the remainder of the loan portfolio, and, while it is also Brownsville

Bancshares' policy to charge off in the current period those loans in which a loss is deemed to exist, risks of future losses also exist which cannot be quantified precisely or attributed to particular loans or classes of loans.

     In assessing the adequacy of its allowance for loan losses, management relies predominantly on its ongoing review of the loan portfolio, which is undertaken both to ascertain whether there are probable losses which must be charged off and to assess the risk characteristics of individually significant loans and of the portfolio in aggregate. This review takes into consideration the judgments of the responsible lending officers, the Chief Executive Officer, and the Board of Directors, and also those of bank regulatory agencies that review the loan portfolio as part of their regular examinations of Brownsville Bancshares.

     Management's estimate of loss in the loan portfolio is based, in part, on Brownsville Bancshares' historical loss experience. Management also considers the amount of past due and nonperforming loans, current and anticipated economic conditions, changes in lending and collection procedures, changes in loan volumes and quality of Brownsville Bancshares' loan review system.

     The allowance for loan losses at September 30, 1997 was $224 thousand, compared to $288 thousand at December 31, 1996, $307 thousand at December 31, 1995, and $252 thousand at December 31, 1994. Although additional losses may occur, management believes the allowance for loan losses to be adequate as of the dates presented.

                                        SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,

ALLOWANCE FOR LOAN LOSS ACTIVITY            1997             1996            1995            1994
                                        -------------    ------------    ------------    ------------
                                                           (DOLLARS IN THOUSANDS)
Balance at Beginning of Year.........      $   288         $    307        $    252        $    320
Provision for Loan Losses............           10               53              20              20
Charge-Offs
     Commercial......................           14               35              12              26
     Agricultural....................       --               --              --              --
     Real Estate.....................       --               --              --                  53
     Consumer........................           62               49              31              47
                                        -------------    ------------    ------------    ------------
Total Charge-Offs....................           76               84              43             126
                                        -------------    ------------    ------------    ------------
Recoveries

     Commercial......................            1               10              19              15
     Agricultural....................       --               --              --              --
     Real Estate.....................       --                    1              53              13
     Consumer........................            1                1               6              10
                                        -------------    ------------    ------------    ------------
Total Recoveries.....................            2               12              78              38
                                        -------------    ------------    ------------    ------------
Net Charge-Offs (Recoveries).........           74               72             (35)             88
                                        -------------    ------------    ------------    ------------
Balance at End of Period.............      $   224         $    288        $    307        $    252
                                        =============    ============    ============    ============
Ratio of Allowance for Loan Losses to
  Loans Outstanding, Net of Unearned

  Discount...........................         0.54%            0.71%           0.74%           0.60%
Ratio of Allowance for Loan Losses To
  Nonperforming Assets...............       422.64         3,600.00          230.83          118.31
Ratio of Net Charge-Offs to Average
  Total Loans Outstanding, Net of
  Unearned

  Discount...........................         0.18             0.18           -0.08            0.22

NONACCRUAL, PAST DUE AND RENEGOTIATED LOANS.

     The following is an analysis of nonperforming assets as of the dates shown:

                                        SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                            1997             1996            1995            1994

                                        -------------    ------------    ------------    ------------
                                                           (DOLLARS IN THOUSANDS)
Nonaccrual Loans.....................       $  23           $    8          $   23          $   61
Renegotiated Loans...................      --               --              --              --
                                        -------------    ------------    ------------    ------------
     Nonperforming Loans.............          23                8              23              61
Foreclosed Assets....................          30           --                 110             152
                                        -------------    ------------    ------------    ------------
     Total Nonperforming Assets......          53                8             133             213
Accruing Loans 90 Days or More Past
  Due................................         370              892             138             175
                                        -------------    ------------    ------------    ------------
Total Nonperforming Assets
  andAccruing Loans 90 Days or More

  Past Due...........................       $ 423           $  900          $  271          $  388
                                        =============    ============    ============    ============
Nonperforming Loans as a % of Total

  Loans..............................        0.05%            0.02%           0.06%           0.15%
Nonperforming Assets as a % of Total
  Loans and Foreclosed Assets........        0.13             0.02            0.32            0.51
Nonperforming Assets as a % of Total
  Assets.............................        0.05             0.01            0.15            0.24
Nonperforming Assets Plus Accruing
Loans 90 Days or More Past Due as a %
of Total Loans and Foreclosed

Assets...............................        1.01             2.21            0.65            0.93

     The accrual of interest on a loan is discontinued when, in the opinion of management (based upon such criteria as default in payment, asset deterioration, decline in cash flow, recurring operating losses, declining sales, bankruptcy and other financial conditions which could result in default), the borrower's financial condition is such that the collection of interest is doubtful. As of September 30, 1997 loans totaling $23 thousand, or 0.05% of the total net loans outstanding, were on nonaccrual basis and, therefore, no income was being recognized. As of year end 1996, loans totaling $8 thousand, or 0.02% of total net loans outstanding, were on a nonaccrual basis. Management believes the risks of collection of the principal amounts of these loans not to be significant.

     Placing a loan on nonaccrual status has a two-fold impact on net interest income. First, it causes an immediate charge against earnings with respect to that particular loan. Second, it eliminates future interest earnings with respect to that particular loan. Interest on such loans is not recognized until all of the principal is collected or until the loan is returned to a performing status.

     Nonaccrual loans increased $15 thousand for the period ended September 30, 1997. This increase was primarily due to the addition of four consumer loans. At December 31, 1996, 1995, and 1994, total nonaccrual, past due greater than 90 days and renegotiated loans were $900 thousand, $161 thousand and $236 thousand, respectively. Loans past due greater than 90 days at December 31, 1996 included four notes to the same borrower amounting to approximately $761 thousand which were subsequently paid.

DEPOSITS.

     The average balances and average rates paid by category of deposit at the dates shown below are as follows:

                                         SEPTEMBER 30,      DECEMBER 31,       DECEMBER 31,
                                             1997               1996               1995
                                        ---------------    ---------------    ---------------
                                        AVERAGE            AVERAGE            AVERAGE
TOTAL DEPOSITS                          BALANCE    RATE    BALANCE    RATE    BALANCE    RATE
                                        -------    ----    -------    ----    -------    ----
                                                        (DOLLARS IN THOUSANDS)
Demand Deposits......................   $13,131            $12,291            $12,984
                                        -------            -------            -------
Savings..............................     8,393    2.92%     8,834    2.95%     9,910    3.18%
Money Market & NOW...................    10,121    2.44     10,225    2.44     10,526    2.74
Time Deposits
     Commercial & Individual.........    53,753    4.95     50,305    4.81     45,094    4.79
     Public Funds....................        98    5.46         98    5.10        136    4.41
                                        -------            -------            -------
Total Interest-Bearing Deposits......    72,365    4.36     69,462    4.23     65,666    4.22
                                        -------            -------            -------
     Total Deposits..................   $85,496            $81,753            $78,650
                                        =======            =======            =======

     The scheduled maturities of certificates of deposit in denominations of $100,000 or more at September 30, 1997 and December 31, 1996 and 1995 including public funds, are shown below:

                                        SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                            1997             1996            1995

                                        -------------    ------------    ------------
                                                    (DOLLARS IN THOUSANDS)
Due in Three Months or Less..........      $13,578         $ 15,879        $ 13,628
Due in Over Three to Six Months......        8,445            6,452           6,334
Due in Over Six to Twelve Months.....        4,376            4,099           3,306
                                        -------------    ------------    ------------
     Total...........................      $26,399         $ 26,430        $ 23,268
                                        =============    ============    ============

     Based upon the location of Brownsville Bancshares with regard to the international boundary with Mexico, foreign deposits from Mexican sources represent a major source of funding. The following table presents foreign deposits, primarily from Mexican sources at September 30, 1997 and December 31, 1996:

                                        SEPTEMBER 30,    DECEMBER 31,

FOREIGN DEPOSITS                            1997             1996
                                        -------------    ------------
Demand Deposits......................      $   937         $    756
                                        -------------    ------------
Interest Bearing Deposits

     Savings.........................        1,630            1,581
     Money Market and NOW............        4,395            4,546
     Time Deposits...................       27,649           27,008
                                        -------------    ------------
          Total (Interest-Bearing

        Deposits.....................       33,674           33,135
                                        -------------    ------------
          Total Foreign Deposits.....      $34,611         $ 33,891
                                        =============    ============
Percentage of Total Deposits.........         41.0%            39.7%
                                        =============    ============
Weighted Average Rate on Foreign

  Deposits...........................         4.61%            4.50%
                                        =============    ============

RETURN ON EQUITY AND ASSETS.

     The return on equity and return on assets for the periods shown below are as follows:

                                           FOR THE
                                         NINE MONTHS          FOR THE YEAR ENDED
                                            ENDED        ----------------------------
                                        SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                            1997             1996            1995
                                        -------------    ------------    ------------
Return on Average Assets.............        1.46%            1.30%           1.41%
Return on Average Equity.............       12.20            10.78           12.24
Average Equity to Average Assets
  Ratio..............................       11.93            12.02           11.54

                                    EXPERTS

     The consolidated financial statements of Texas Regional as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 have been incorporated herein and in the Registration Statement in reliance of the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and in the Registration Statement, and upon the authority of said firm as experts in accounting and auditing. KPMG has served as Texas Regional's independent auditors continuously since 1987.

     The consolidated financial statements of Brownsville Bancshares as of and for the years ended December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 have been included herein and in the Registration Statement in reliance upon the report by Garcia, Marren & Company, P.C., independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

     Service Asset Management Company has rendered an opinion as to the fairness, from the perspective of the Brownsville Bancshares shareholders, of the financial terms of the Merger. See "Information About the Transaction -- Opinion of Financial Advisor" and Annex C.

                                 LEGAL OPINION

     McGinnis, Lochridge & Kilgore, L.L.P., has rendered an opinion concerning the validity of the securities being offered pursuant to this Prospectus/Proxy Statement and certain other matters. Joe M. Kilgore, a partner in the firm, is a Director of Texas Regional and is the beneficial owner, as of September 30, 1997, of approximately 277,510 shares of Texas Regional Common Stock. Ford & Ferraro, L.L.P., counsel to Brownsville Bancshares, is expected to render a legal opinion as to certain matters in connection with the closing of the Merger.

                                INDEMNIFICATION

     Texas Regional's Bylaws include provisions authorizing Texas Regional to indemnify its officers, directors, employees and agents to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Texas Regional, Texas Regional has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 OTHER MATTERS

     Brownsville Bancshares' Board of Directors does not know of any matter to be presented at the Special Meeting of the Shareholders of Brownsville Bancshares other than those set forth above. If any other matters are properly brought before the meeting or any adjournment thereof, the enclosed proxy will be voted in accordance with the recommendation of the Brownsville Bancshares Board of Directors unless an appropriate indication is made on the proxy. See "Summary -- The Meeting."

                                    ANNEX A

                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (hereinafter called the "Agreement"), dated as of October 20th, 1997, is executed by and between Texas Regional Bancshares, Inc., McAllen, Texas, a Texas corporation ("Texas Regional") and Brownsville Bancshares, Inc., a Texas corporation ("Brownsville Bancshares").

     Texas Regional operates a commercial banking business in Texas through its wholly owned subsidiary, Texas State Bank, a Texas state banking association ("Texas State Bank"). Texas Regional has formed a new wholly-owned Delaware subsidiary corporation, Texas Regional Delaware, Inc. ("TRD"), for purposes of facilitating the transaction herein described. Brownsville Bancshares operates a commercial banking business in Texas through its wholly owned subsidiary, BNB Bancshares, Inc., a Delaware corporation (the "Delaware Company"), which wholly owns all of the authorized, issued and outstanding capital stock of Brownsville National Bank ("Brownsville National"). As used in this Agreement, any reference to the subsidiaries of Brownsville Bancshares includes any and all direct or indirect subsidiaries of Brownsville Bancshares, including specifically but without limitation both the Delaware Company and Brownsville National.

     The undersigned shareholders of Brownsville Bancshares (the "Majority Shareholders") join into the execution hereof for the limited purpose of evidencing their consent to and approval of the transaction herein described and to confirm that each has agreed to vote for the transaction at the Brownsville Bancshares shareholders' meeting and each has agreed to support and recommend the transaction to the other shareholders of Brownsville Bancshares. Certain shareholders have also joined into the execution hereof for the purposes of
Section 9.12. In addition, the undersigned holders of options to acquire Brownsville Bancshares shares (the "Option Holders") join into the execution hereof for the limited purpose of evidencing their agreement to accept at (or immediately prior to) Closing newly issued shares of Texas Regional Class A Voting Common stock in exchange for, and in consideration of the cancellation and termination of, their options to acquire Brownsville Bancshares shares.

                                  WITNESSETH:

     This Agreement provides for the merger of Brownsville Bancshares with and into TRD, a newly formed wholly-owned subsidiary of Texas Regional, pursuant to the terms of this Agreement and Plan of Reorganization. As a result of the merger, the shareholders of Brownsville Bancshares (other than any shareholder exercising dissenters' rights of appraisal) will receive shares of Texas Regional Class A Voting Common stock in exchange for their shares of Brownsville Bancshares common stock. Upon the closing of the transaction, it is anticipated that (i) Brownsville Bancshares and the Delaware Company shall each be merged with and into TRD, and each will cease its separate existence, and (ii) Brownsville National will be merged with and into Texas State Bank and Brownsville National will cease its separate existence. In addition, contemporaneously with the closing of the merger transaction, all holders of options to purchase Brownsville Bancshares capital stock shall receive Texas Regional Class A Voting Common stock in exchange for, and in consideration of the termination and cancellation of, their outstanding options.

     As a result of the merger of Brownsville Bancshares and the Delaware Company with and into TRD, all rights, privileges, immunities, powers and franchises of each of TRD, Brownsville Bancshares and the Delaware Company shall be merged into TRD as the surviving corporation. Without any other action, at the Effective Time, TRD shall be vested with all property, real, personal and mixed, of the merging corporations and shall thereafter possess all of the interests, both public and private, of each of the merging corporations and all claims of creditors of each of TRD, Brownsville Bancshares and the Delaware Company shall survive and any liens shall be preserved unimpaired in TRD as the surviving corporation. All of the foregoing shall be effected pursuant to and as set forth in this Agreement and in Articles of Merger (the "Articles of Merger") to be executed by and among TRD, Brownsville Bancshares and the Delaware Company, in the form of required by the Secretary of State of Delaware.

     In addition, at or immediately following the Effective Time of the merger of Brownsville Bancshares and the Delaware Company into TRD, Brownsville National will be merged with and into Texas State Bank, and all rights, privileges, immunities, powers and franchises of each of Texas State Bank and Brownsville National shall be merged into Texas State Bank as the surviving banking association. Without any other action, at the Effective Time, Texas State Bank shall be vested with all property, real, personal and mixed, of Brownsville National and Texas State Bank and shall thereafter possess all of the interests, both public and private, of each of Brownsville National and Texas State Bank, and all claims of creditors of each of Texas State Bank and Brownsville National shall survive and any liens shall be preserved unimpaired in Texas State Bank as the surviving banking association. All of the foregoing shall be effected pursuant to and as set forth in an Agreement of Merger to be executed by and among Texas State Bank and Brownsville National.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE 1
                                 PLAN OF MERGER

     1.1 THE MERGER. Upon and subject to the terms and provisions hereof, at the Effective Time, as hereafter defined, Brownsville Bancshares and the Delaware Company shall be merged with and into TRD (the "Merger"). The effect of the Merger is that the separate existence of Brownsville Bancshares and the Delaware Company shall each cease. Following approval of such merger transaction by applicable regulatory authorities and the shareholders of Brownsville Bancshares, and the fulfillment of other conditions precedent to such merger transaction as herein described, TRD, Brownsville Bancshares and the Delaware Company shall each execute and deliver a Certificate of Merger (the
"Certificate of Merger") in the form required for filing with the Secretary of State of Delaware. At the Effective Time of the Merger, the rights of the shareholders of Brownsville Bancshares shall, without the requirement of further action on the part of the shareholders, immediately be converted into the right to receive shares of Texas Regional Class A Voting Common stock as herein provided, and each such shareholder shall cease to be a shareholder of Brownsville Bancshares and his, her or its share certificate shall for all purposes be deemed only to represent a right to receive shares of Texas Regional Class A Voting Common stock pursuant to this Agreement.

     1.2  CONSIDERATION TO BROWNSVILLE BANCSHARES SHAREHOLDERS.

     1.2.1 At the Effective Time (as hereinafter defined), all of the outstanding shares of Brownsville Bancshares capital stock shall be converted into the right to receive Texas Regional Class A Voting Common stock as hereafter described. At the Effective Time, the shares of Brownsville Bancshares capital stock held by each shareholder (other than any shareholder validly exercising his or her dissenters' rights of appraisal) shall be automatically converted without any further action on the part of the holder thereof, into
3.06608 shares of Texas Regional Class A Voting Common stock for each share of Brownsville Bancshares held, to be distributed to the shareholders of Brownsville Bancshares upon the Closing, as herein described. Fractional shares shall not be issued, and any amount attributable to fractional shares shall be paid in cash in an amount equal to the product of $30.00 multiplied by the fraction of a Texas Regional share that would otherwise have been issued. Amounts payable in respect of shareholders exercising dissenters' rights shall be payable by the surviving corporation in the merger transaction in such amounts and at such times as such payments are required pursuant to applicable provisions of law respecting the exercise of dissenters' rights. The aggregate number of shares of Texas Regional Class A Voting Common stock to be delivered to the shareholders of Brownsville Bancshares in exchange for their shares of Brownsville Bancshares shall in no event exceed 947,164 shares, less any shares attributable to fractional shares, and less any shares attributable to shareholders that have exercised dissenters' rights in connection with the transactions.

     1.2.2 Also at the Effective Time, each Brownsville Bancshares option holder shall receive Texas Regional Class A Voting Common stock in exchange for, and in consideration of the termination and cancellation of, his or her option rights. The number of Texas Regional Class A Voting Common shares to be issued to an option holder shall be equal to 1.77634 shares of Texas Regional Class A Voting Common stock for each share of Brownsville Bancshares subject to such option holder's option. Fractional Texas Regional shares shall not be issued, and any amount attributable to fractional shares shall be paid in cash in an amount equal to the product of the Texas Regional fractional share that would otherwise have been issued, multiplied by $30.00. All of the holders of options to purchase Brownsville Bancshares shares have joined into the execution hereof to evidence their consent and agreement to accept Texas Regional shares in exchange for, and in consideration of the cancellation and termination of, their options as herein provided. The aggregate number of shares of Texas Regional Class A Voting Common stock to be delivered to Option Holders in exchange for, and in consideration of, the cancellation and termination of their options shall in no event exceed an aggregate of 37,836 shares.

     1.2.3 Certificates evidencing the Texas Regional shares to which each shareholder becomes entitled shall be delivered by Texas Regional to each Brownsville Bancshares shareholder upon surrender of such shareholder's share certificate or certificates evidencing shares of Brownsville Bancshares stock. Texas Regional share certificates shall be delivered at the time of Closing to shareholders who have surrendered their Brownsville Bancshares share certificates at or prior to the date of Closing, either (i) by mailing the same to the shareholder at the shareholder's address as stated on the stock transfer records of Brownsville Bancshares, or (ii) by such other arrangements as may be mutually agreed by and between such former Brownsville Bancshares shareholder and Texas Regional. Any delivery of Texas Regional share certificates to shareholders who surrender their Brownsville Bancshares share certificates following the date of Closing shall be mailed to the former Brownsville Bancshares shareholder within a reasonable period of time following receipt of the shareholder's Brownsville Bancshares share certificate. The stock transfer records of Brownsville Bancshares shall for all purposes be closed as of the Effective Time, and no transfer of record of any of the shares of Brownsville Bancshares capital stock shall take place thereafter.

     1.2.4 Any Texas Regional share certificate that would otherwise have been delivered pursuant to section 1.2.3 to any shareholder of Brownsville Bancshares who has exercised his, her or its dissenters' rights of appraisal pursuant to applicable provisions of law shall be retained by Texas Regional until the earlier of (i) such time as the shareholder relinquishes his, her or its right of dissent, at which time the provisions of section 1.2.3 shall apply, except that the time for delivery of such Texas Regional share certificate shall be extended to a reasonable period of time following the date of relinquishment of such dissenters' rights; or (ii) the time of settlement or judicial or other resolution of such shareholder's dissenters' rights action, at which time Texas Regional's obligation to issue or deliver shares to such shareholder shall cease and be of no further force or effect.

     1.2.5 Any dividends or other amounts payable to shareholders who surrender their share certificates after the date of Closing shall not be payable until surrender of the shareholder's Brownsville Bancshares share certificate, nor shall any such amounts bear interest attributable to periods either before or after the date of Closing.

     1.3 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be effected on the latest of the following dates, or as promptly thereafter as reasonably practicable (the "Closing Date"):

          1.3.1  January 10, 1998;

          1.3.2 The thirtieth calendar day after the date of approval by the Federal Reserve Board as required by Section 7.02 herein; or

          1.3.3 Such date as may be prescribed by the Federal Reserve Board, the Texas Banking Department or by any other federal or state agency or authority pursuant to an applicable federal or state law, order, rule or regulation, prior to which consummation of the transactions provided herein may not be effected; or

          1.3.4 If the transactions contemplated by this Agreement are being contested in any legal proceeding and Texas Regional, pursuant to Section
     7.02 hereof, has elected to contest the same, then the date that such legal proceeding has been brought to a conclusion favorable, in the judgment of Texas Regional, to the consummation of the transactions contemplated hereby; or

          1.3.5 Such other date as Brownsville Bancshares and Texas Regional may select by mutual agreement.

     The Closing shall take place at the offices of Texas Regional, Kerria Plaza, Suite 301, 3700 N. Tenth Street, McAllen, Texas, on the Closing Date, or at such other place as shall be mutually agreeable. If such Closing shall not have been accomplished on or before March 1, 1998, this Agreement shall, at the election of either Brownsville Bancshares or Texas Regional by written notice, terminate and be of no further force or effect. Any termination which occurs through no fault of Brownsville Bancshares or Texas Regional shall be without liability to any of the parties hereto. This Agreement may be terminated at any time prior to the Effective Time by the mutual action of the respective Boards of Directors of Brownsville Bancshares and Texas Regional.

     1.4 EFFECTIVE TIME. The parties hereto agree to take, on or prior to the Closing Date, all such action, and to execute and deliver all such instruments and documents, as may be necessary or advisable, on the advice of counsel, to cause the Articles of Merger, to become effective on the Closing Date. The merger shall become effective (herein referred to as the "Effective Time") upon issuance of a Certificate of Merger by the Office of Secretary of State of Delaware, pursuant to which Brownsville Bancshares and the Delaware Company are merged with and into TRD.

     1.5 EFFECT OF MERGER. As a result of the merger, Brownsville Bancshares's assets and business, and all of the assets and business of the Delaware Company, including ownership of all of the capital stock of Brownsville National, shall be acquired by TRD, free and clear of any and all liens, claims or encumbrances.

     1.6 BANK MERGER. Brownsville Bancshares shall take, in advance of the Effective Time, any action requested by Texas Regional to facilitate the merger immediately following the Effective Time (or as soon thereafter as practicable) of Brownsville National with and into Texas State Bank, including execution and delivery of an Agreement of Merger, any requested certificates of officers, and such other documents as may be required to cause such merger to become effective in a timely manner.

                                   ARTICLE 2
            REPRESENTATIONS AND WARRANTIES OF BROWNSVILLE BANCSHARES

Brownsville Bancshares represents and warrants to, and covenants and agrees with, Texas Regional as follows:

     2.1 ORGANIZATION AND OPERATION OF BROWNSVILLE BANCSHARES. Brownsville Bancshares is a Texas corporation, duly organized, validly existing and in good standing under the laws of the state of Texas, and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties and to engage in the business and activities now conducted by it, including its direct ownership of the Delaware Company and its indirect ownership of Brownsville National. Brownsville Bancshares is duly registered as a bank holding company with the Federal Reserve Board and is operated in compliance with applicable Federal Reserve Board regulations. True and complete copies of the Articles of Incorporation and Bylaws of Brownsville Bancshares as amended to date, have been delivered to Texas Regional. Brownsville Bancshares is not a reporting company under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The only business of Brownsville Bancshares is its ownership and operation of its subsidiary, the Delaware Company. Brownsville Bancshares has no liabilities, liquidated or unliquidated, fixed or contingent, and has no assets other than its ownership of all of the capital stock of the Delaware Company. Without limiting the generality of the foregoing, Brownsville Bancshares is not a member of any joint venture or partnership and Brownsville Bancshares does not own the securities of any other entity other than as herein described.

     2.2 ORGANIZATION AND OPERATION OF THE DELAWARE COMPANY. The Delaware Company is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware,

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and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties and to engage in the business and activities now conducted by it, including its direct ownership of Brownsville National. The Delaware Company is duly registered as a bank holding company with the Federal Reserve Board and is operated in compliance with applicable Federal Reserve Board regulations. True and complete copies of the Certificate of Incorporation and Bylaws of the Delaware Company, as amended to date, have been delivered to Texas Regional. The Delaware Company is not a reporting company under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The only business of the Delaware Company is its ownership and operation of its wholly owned subsidiary, Brownsville National. The Delaware Company has no liabilities, liquidated or unliquidated, fixed or contingent, and has no assets other than its ownership of all of the capital stock of Brownsville National. Without limiting the generality of the foregoing, the Delaware Company is not a member of any joint venture or partnership and the Delaware Company does not own the securities of any other entity other than as herein described.

     2.3 ORGANIZATION AND OPERATION OF BROWNSVILLE NATIONAL. Brownsville National is a national banking association, duly organized and existing under the laws of the United States of America, and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties and to engage in the business and activities now conducted by it, including specifically its commercial banking business. Brownsville National is in good standing under the laws of the state of Texas. Brownsville National has branch licenses and all other authority necessary to own and operate branch bank facilities operated by Brownsville National. A list of the branches presently operated by Brownsville National, together with a list of licenses pending for operation of additional branch facilities are included on SCHEDULE 2.3. True and complete copies of the Articles of Association and Bylaws of Brownsville National, as amended to date, have been delivered to Texas Regional. Brownsville National (i) is duly authorized to conduct a general banking business, in accordance with its charter, subject to the supervision of the Office of the Comptroller of the Currency and other applicable regulatory authorities; (ii) is an insured bank as defined in the Federal Deposit Insurance Act; and (iii) has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the business and activities now conducted by it. All books and records related to the business of Brownsville National are true, correct and complete. Brownsville National's banking and other business activities are in full compliance with sound banking practices and applicable provisions of law, including the National Bank Act and the regulations of the Office of the Comptroller of the Currency. Except as disclosed in SCHEDULE 2.3, Brownsville National has no subsidiaries or affiliates, owns no voting securities of any other corporation, and is not a member of any joint venture or partnership.

     2.4 CAPITALIZATION AND OWNERSHIP. The authorized capital stock of Brownsville Bancshares consists of 1,000,000 shares of common stock, par value $4.00 per share, of which a total of 308,917 shares (the "Shares") are outstanding, all of which have been validly issued and outstanding, are fully paid, nonassessable, and are owned beneficially and of record by the persons named in the shareholder list previously delivered by Brownsville Bancshares to Texas Regional. The Shares have not been issued in violation of the preemptive rights of any stockholder. The authorized capital stock of the Delaware Company consists of 1,000 shares of common stock, par value $1.00 per share, all of which are duly authorized, validly issued and outstanding, fully paid, nonassessable, and are owned beneficially and of record by Brownsville Bancshares. The authorized capital stock of Brownsville National consists of 236,241 shares of capital stock, par value $4.00 per share, all of which are duly authorized, validly issued and outstanding, fully paid, nonassessable, and are owned beneficially and of record by the Delaware Company. There are no outstanding options, warrants, conversion rights, calls or commitments of any kind obligating Brownsville Bancshares, the Delaware Company or Brownsville National to issue, directly or indirectly, additional shares of capital stock, and no authorization therefor has been given, except that there are outstanding options to acquire an aggregate of 21,300 shares of common stock of Brownsville Bancshares, which options are owned and held by the Option Holders. The list of Option Holders in SCHEDULE 2.4 is true, correct and complete in all respects. All of the Option Holders have agreed to terminate their options as set forth in Sections 1.2 and 5.6 of this Agreement. Neither Brownsville Bancshares, the Delaware Company nor Brownsville National has any outstanding commitment or obligation to repurchase, reacquire or redeem any of its outstanding capital stock.

     2.5  FINANCIAL STATEMENTS AND RECORDS.

     2.5.1 Brownsville Bancshares has delivered to Texas Regional (i) the audited consolidated balance sheet of Brownsville Bancshares and its subsidiaries as of December 31, 1996, 1995 and 1994 (the "Balance Sheet"), and the related audited consolidated statements of income, changes in stockholders' equity and changes in financial position for the years then ended, together with the notes thereto, accompanied by the report thereon of the independent certified public accountant who examined such statements. Except to the extent qualified by the report of the independent accountant thereon, these financial statements fairly present the financial position of Brownsville Bancshares and its subsidiaries as of the dates thereof and the results of its operations for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis. To the best knowledge of Brownsville Bancshares, audits of Brownsville Bancshares and its subsidiaries have been conducted in accordance with generally accepted auditing standards. In addition, Brownsville Bancshares has delivered to Texas Regional its unaudited parent company only balance sheets and regulatory reports of condition of Brownsville Bancshares as of June 30, 1997, and unaudited bank only balance sheets and regulatory reports of condition of Brownsville National as of June 30, 1997 (collectively, such balance sheets are hereafter sometimes called the "Brownsville Bancshares Balance Sheet" and the Brownsville National Balance Sheet, respectively) and the related unaudited statements of income for the six-month period then ended. In the opinion of the management of Brownsville Bancshares, these financial statements also fairly present the financial position of Brownsville Bancshares and Brownsville National as of the date thereof and the results of their respective operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis. All of the financial statements described in this paragraph are collectively referred to hereinafter as the "Brownsville Bancshares Financial Statements." Except as described in the accountant's reports thereon, the Brownsville Bancshares Financial Statements do not, as of the dates thereof, include any material assets or omit to state any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, materially misleading. Without limiting the generality of the foregoing, Brownsville Bancshares specifically represents to Texas Regional that Brownsville Bancshares and its subsidiaries have no liabilities, either accrued, contingent or otherwise, which, individually or in the aggregate, are material, which have not been reflected in the Brownsville Bancshares Financial Statements (including the Brownsville Bancshares Balance Sheet and the Brownsville National Balance Sheet) or which have been incurred in the ordinary course of business since the date of the Brownsville Bancshares Balance Sheet and the Brownsville National Balance Sheet. As of the time of Closing, any material liabilities, accrued, contingent or otherwise, which have been incurred since June 30, 1997, will have been fully disclosed to Texas Regional.

     2.5.2 Within the past five (5) years there have not been any material changes in the financial condition, results of operations, business or prospects of Brownsville Bancshares and its subsidiaries, other than changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse, nor have there been any other events or conditions of any character which have individually or in the aggregate materially and adversely affected the financial condition, results of operations, business or prospects of Brownsville Bancshares or its subsidiaries.

     2.5.3 The books and records of Brownsville Bancshares and its subsidiaries reflect the transactions to which they are or were a party or by which their properties are or were bound, and, to the extent applicable, such books and records are and have been properly kept and maintained in accordance with the law and with generally accepted accounting principles consistently applied. As of the date hereof and as of the Closing, all of the minute books of Brownsville Bancshares and its subsidiaries are and will be complete, accurate and current.

     2.5.4  Brownsville National has no trust business.

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
     2.6  LOANS.

     2.6.1 All loans included in the assets of Brownsville Bancshares and its subsidiaries, including specifically Brownsville National, and all commitments to make loans (which includes leasing transactions and off balance sheet lending transactions such as letters of credit and which constitutes all of the lending business of Brownsville Bancshares), have been made in the ordinary course of business of Brownsville Bancshares and do not present more than the normal risk of uncollectibility or other unfavorable features.

     2.6.2 All loans to directors, officers and beneficial owners of 5% or more of the outstanding capital stock of Brownsville Bancshares and loans to any person or company related to or affiliated with any such person, are listed on the related party transaction list provided to Texas Regional by Brownsville Bancshares (and marked for identification by Texas Regional and Brownsville Bancshares), which listing is herein called the "Related Party Transaction List". The loans listed on the Related Party Transaction List do not present more than the normal risk of uncollectibility or other unfavorable features.

     2.6.3 The reserves for loan losses of Brownsville National (which constitute the total reserves of Brownsville Bancshares) have been calculated in accordance with all applicable rules and regulations. In the reasonable opinion of the management, officers and directors of Brownsville Bancshares, the reserve for loan losses shown on the Brownsville Bancshares Balance Sheet is adequate in all respects to provide for all losses on loans outstanding as of the date of Brownsville Bancshares Balance Sheet.

     2.7 PROPERTIES. Except as set forth on SCHEDULE 2.7, Brownsville Bancshares and its subsidiaries, including Brownsville National, have good and marketable title to all assets and properties, whether real or personal, tangible or intangible, which they purports to own, including without limitation, all assets and properties reflected on the Brownsville Bancshares Balance Sheet or acquired subsequent thereto (except to the extent such assets and properties have been disposed of for fair value in the ordinary course of business since the date of the Brownsville Bancshares Balance Sheet), subject to no liens, mortgages, security interests, encumbrances, easements, title imperfections, or charges of any kind except (i) as noted in the Brownsville Bancshares Balance Sheet or the notes to the Brownsville Bancshares Financial Statements, (ii) statutory liens not yet delinquent, (iii) security interests granted incident to borrowings by Brownsville National from Federal Reserve Banks or to secure deposits of funds by federal, state or other governmental agencies, and (iv) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held and such liens, mortgages, security interests, encumbrances and charges as are not, in the aggregate, material to the assets and properties of Brownsville Bancshares. All improvements, buildings and structures located on real estate owned by Brownsville Bancshares and its subsidiaries, and the use by Brownsville Bancshares and its subsidiaries of such real estate, together with such improvements, buildings and structures, in the manner heretofore and currently used by Brownsville Bancshares and its subsidiaries, conform in all material respects to applicable federal, state and local laws and regulations (including applicable environmental laws and regulations), zoning and building ordinances and health and safety ordinances, and such real estate is zoned for the various purposes for which such real estate is currently being used. All such improvements, buildings and structures located on real estate owned by Brownsville Bancshares and its subsidiaries, and all of the material, tangible personal property owned by Brownsville Bancshares and its subsidiaries, are in good operating condition and repair, reasonable wear and tear excepted. Listed on SCHEDULE 2.7 are all policies of title insurance covering such properties.

     2.8 ENVIRONMENTAL MATTERS. Neither any Environmental Hazards nor any Hazardous Materials Contamination exist on any real property owned by Brownsville Bancshares and its subsidiaries, including Brownsville National (including any owned by and used in connection with the business of Brownsville National and any foreclosed properties owned by Brownsville National), or on any real property used by Brownsville National in connection with the business of Brownsville National or on any adjacent property, as a result of any Environmental Hazards on or emanating from the Real Property. The real properties described in the preceding sentence are sometimes collectively referred to as the "Real Property." Included on SCHEDULE 2.8 is a list of any environmental survey or report related to any of the Real Property, true, correct and complete copies of which have been provided to Texas Regional. As used in this Agreement, the term "Environmental Hazards" shall mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder;
(ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder; (iii) any toxic substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), as amended from time to time, and regulations promulgated thereunder; (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; (viii) any solid waste or petroleum waste; and (ix) any other substance which any governmental authority requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal or which is identified or classified to be hazardous or toxic under applicable state or federal law or regulation or the common law, or any other applicable laws. As used in this Agreement, the term "Hazardous Materials Contamination" shall mean the contamination of the improvements, facilities, soil, groundwater, air or other elements on or of the Real Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time before the date of this Agreement emanating from the Real Property.

     2.9 LITIGATION. No claims have been asserted and no relief has been sought against Brownsville Bancshares or any of its subsidiaries, including Brownsville National, in any pending litigation or governmental proceedings or otherwise which might result in a judgment, decree or order having a material adverse effect on the financial condition, results of operations, business or prospects of Brownsville Bancshares or any of its subsidiaries. Brownsville Bancshares and its subsidiaries have complied with, and are presently in compliance with, all laws and regulations pertaining to consumer credit and truth in lending. The management of Brownsville Bancshares and its subsidiaries is not aware of any material violation by Brownsville Bancshares or any subsidiary of Brownsville Bancshares of any of the foregoing. Brownsville Bancshares and its subsidiaries are in substantial compliance with all other laws, all rules and regulations of governmental agencies and authorities and any judgments, orders or decrees which by their terms apply to any of them. All permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of Brownsville Bancshares and its subsidiaries have been duly obtained and are in full force and effect, and there are no proceedings pending or, to Brownsville Bancshares' and its subsidiaries' knowledge, threatened which may result in the revocation, cancellation, suspension or adverse modification of any thereof. The consummation of the transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification.

     2.10 TAXES. Brownsville Bancshares and its subsidiaries have filed with the appropriate governmental agencies all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports which are required to be filed, and neither Brownsville Bancshares nor any subsidiary of Brownsville Bancshares is delinquent in the payment of any taxes shown on such returns or reports. Brownsville Bancshares has no examination pending by the Internal Revenue Service, the Texas Comptroller of Public Accounts, or any other taxing authority, nor has Brownsville Bancshares been notified of any proposed examination. There are included in the Brownsville Bancshares Balance Sheet, or reflected in the Notes to the Brownsville Bancshares Financial Statements, reserves adequate in the reasonable opinion of management for the payment of all accrued but unpaid federal, state and local taxes of Brownsville Bancshares and its subsidiaries, including all income, franchise, ad valorem and other taxes, and all interest and penalties, whether or not disputed, for the six-month period ended June 30, 1997, for the year ended December 31, 1996, and for all fiscal years prior thereto. Neither Brownsville Bancshares nor any subsidiary of Brownsville Bancshares has executed or filed with the Internal Revenue Service, the Comptroller of Public Accounts of the State of Texas or any other taxing authority any agreement extending the period for assessment and collection of any tax, nor is Brownsville Bancshares nor any subsidiary a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against any of them. Neither Brownsville

Bancshares nor any of its subsidiaries has filed a consent pursuant to Section 341(f) of the Internal Revenue Code or otherwise.

     2.11 CONTRACTS. Except as set forth in SCHEDULE 2.11, neither Brownsville Bancshares nor any subsidiary thereof is a party to or bound by any written or oral (i) employment contracts (including without limitation any collective bargaining contracts or union agreements); (ii) commission, bonus, deferred compensation, profit-sharing, life insurance, health insurance, salary continuation, severance pay, pension or retirement plans or arrangements whether or not legally binding and whether or not funded; (iii) material leases or licenses with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee; (iv) contracts or commitments for capital expenditures in excess of $50,000 for any one project; (v) contracts or options to purchase or sell any real or personal property otherwise than in the ordinary course of business or pursuant to this Agreement; (vi) agreements or instruments relating to any commitments to loan money or to extend credit, except for commitments to extend credit in the ordinary course of business in amounts of less than $250,000 in any one transaction and $500,000 in the aggregate; (vii) agreements to which any director, officer or holder of 5% or more of the outstanding capital stock of Brownsville Bancshares, or any person or company related to or affiliated with any such person, is a party; (viii) contracts relating to the purchase or sale of financial or other futures, or put or call options relating to cash, securities or any commodities whatsoever; or (ix) material contracts, other than the foregoing, not made in the ordinary course of business. Brownsville Bancshares and its subsidiaries have in all material respects performed all obligations required to be performed by them to date. Neither Brownsville Bancshares nor any of its subsidiaries is in default, and no event has occurred which, with notice or the lapse of time or action by a third party, could result in a default by Brownsville Bancshares or any of its subsidiaries, (a) under any outstanding indenture, mortgage, contract, lease or other agreement to which it is a party or by which it is bound; (b) under any provision of its Articles of Incorporation or Bylaws or other organizational documents which might result in a material adverse effect on the financial condition, results of operations, business or prospects of Brownsville Bancshares and its subsidiaries; or (c) under any agreement with federal or state regulatory authorities. Brownsville Bancshares and its subsidiaries do not have outstanding any power of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction.

     2.12 APPROVALS; VALIDITY OF AGREEMENT. The Board of Directors of Brownsville Bancshares has approved the form, terms and provisions of this Agreement and the transactions contemplated hereby. Shareholders holding voting common stock of Brownsville Bancshares are the only shareholders with the power to consider and vote upon the transactions herein described, including the right to vote on the proposed merger of Brownsville Bancshares with and into TRD. The undersigned common shareholders of Brownsville Bancshares (as defined above, the "Majority Shareholders") have joined into the execution hereof to evidence their consent to and written approval of the transaction herein described, and to evidence their agreement to vote for and support the approval of the transaction at the special shareholders' meeting to be called to consider the merger. The Majority Shareholders own beneficially and of record not less than 67% of the outstanding common stock of Brownsville Bancshares. Provided required approval is obtained as and to the extent required from applicable regulatory authorities, including the Federal Reserve Board and the Texas Banking Department, the execution, delivery and performance of this Agreement and the consummation of the merger contemplated herein, and the merger of Brownsville National with and into Texas State Bank, will not conflict with, result in the breach of, constitute a default under or accelerate the performance provided by,
(i) the terms of any law, order, rule or regulation of any governmental agency or authority or any judgment, order or decree of any court or other governmental agency to which Brownsville Bancshares or any subsidiary thereof may be subject;
(ii) any contract, agreement or instrument to which Brownsville Bancshares or any subsidiary thereof is a party or pursuant to which Brownsville Bancshares or any subsidiary is bound; or (iii) the Articles of Incorporation or Bylaws of Brownsville Bancshares or the Certificate of Incorporation or Bylaws of the Delaware Company, or the Articles of Association or Bylaws of Brownsville National. Provided required approval is obtained (as and to the extent required) from applicable regulatory authorities, including the Federal Reserve Board and the Texas Banking Department, and provided that the shareholders of Brownsville Bancshares vote to approve the merger of Brownsville

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
Bancshares with and into TRD, no consent or approval or other action by any party (including specifically but without limitation any party to a contract to which Brownsville Bancshares, the Delaware Company or Brownsville National is subject) is required for the execution, delivery and performance of this Agreement and consummation of the transaction herein described or for the merger of Brownsville National with and into Texas State Bank, as herein contemplated. The execution, delivery and performance of this Agreement and the consummation of the transactions herein described, and the merger of Brownsville National with and into Texas State Bank, will not constitute an event which with the lapse of time or action by a third party could result in a default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of Brownsville Bancshares or its subsidiaries or upon any of the stock of Brownsville Bancshares or its subsidiaries. This Agreement constitutes the legal, valid and binding obligation of Brownsville Bancshares, enforceable against Brownsville Bancshares in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     2.13 INSURANCE. Brownsville Bancshares and its subsidiaries have insurance coverage with reputable insurers in amounts, types and risks insured as set forth in SCHEDULE 2.13. Brownsville National's accounts are insured by the Federal Deposit Insurance Corporation ("FDIC") to the extent permitted by law, and Brownsville National has paid all premiums required to be paid and is in compliance with the applicable regulations of the FDIC.

     2.14 ABSENCE OF ADVERSE AGREEMENTS. Except as set forth in SCHEDULE 2.14, neither Brownsville Bancshares nor any subsidiary thereof is a party to any agreement or instrument, nor is Brownsville Bancshares or any subsidiary subject to any judgment, order, decree, rule or regulation of any court or other governmental agency or authority which materially and adversely affects or in the future may materially and adversely affect the financial condition, results of operations, business or prospects of Brownsville Bancshares or any subsidiary of Brownsville Bancshares.

     2.15 ABSENCE OF CERTAIN CHANGES. Except as set forth in SCHEDULE 2.15, since December 31, 1995, Brownsville Bancshares and its subsidiaries have not
(i) issued or sold any capital stock of Brownsville Bancshares or any of its subsidiaries, or any corporate debt obligations (except certificates of deposit, letters of credit, cashier's checks, acknowledgments of indebtedness incident to borrowings from the Federal Reserve Bank and other documents and instruments issued in the ordinary course of banking business of Brownsville National); (ii) granted any options for the purchase of its capital stock; (iii) declared or set aside or paid any dividend or other distribution in respect of its capital stock, or directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock; (iv) incurred or assumed any obligations or liabilities (absolute or contingent), except obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged or subjected to lien or encumbrances (other than statutory liens not yet delinquent) any of its assets or properties; (v) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities included in the Brownsville Bancshares Balance Sheet, current liabilities incurred since the date thereof in the ordinary course of business and liabilities incurred in carrying out the transactions contemplated by this Agreement; (vi) sold, exchanged or otherwise disposed of any of its capital assets other than in the ordinary course of business; (vii) forgiven or canceled any debts or claims, or waived any rights; (viii) made any general wage or salary increase, entered into any employment contract with any officer or salaried employee or instituted any employee welfare, bonus, stock option, profit-sharing, retirement or similar plan or arrangement; (ix) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its business, property of assets or waived any rights of value which in the aggregate are material; (x) except in the ordinary course of business, entered into or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights; (xi) made any material change in the conduct of its business, whether entered into or made in the ordinary course of business or otherwise; (xii) granted to any director or officer, or any employee, any increase in compensation in any form in excess of the amount thereof in effect as of December 31, 1995 or any severance or

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
termination pay, or entered into any written employment agreement, trust, fund or other arrangement for the benefit of any such director, officer or employee, whether or not legally binding; (xiii) suffered any loss of officers, employees, suppliers or customers that materially and adversely affects the business, operations or prospects of Brownsville Bancshares or any of its subsidiaries; or
(xiv) entered into any transaction outside the ordinary course of business except as expressly contemplated by this Agreement. Since June 30, 1997, there has been no material adverse change in Brownsville Bancshares, the Delaware Company or Brownsville National.

     2.16 AGREEMENTS WITH DIRECTORS, OFFICERS AND STOCKHOLDERS. The name of each director and executive officer of Brownsville Bancshares and each of its subsidiaries, and the name of each holder of five percent (5%) or more of the outstanding capital stock of Brownsville Bancshares, together with the name of each "affiliate" of each of such persons, as such term is defined in the rules and regulations under the Securities Act of 1933, as amended (the "1933 Act"), is listed in SCHEDULE 2.16. Except as set forth in the Related Party Transaction List, no such director, executive officer, stockholder or associate has during the period from January 1, 1994 to the date of this Agreement been a party to any transaction with Brownsville Bancshares or any subsidiary (including Brownsville National). All transactions with directors, executive officers, 5% stockholders and affiliates are fully and appropriately summarized on the Related Party Transaction list. None of the transactions have been outside of the ordinary course of business, and, except as set forth on the Related Party Transaction List, neither Brownsville Bancshares nor any subsidiary thereof has any commitments, written or oral, to lend any funds to any such person.

     2.17 AFFILIATED CORPORATIONS. Except as described in SCHEDULE 2.3, Brownsville Bancshares knows of no arrangement whereby the stock of any corporation is or has been held in trust (whether express, constructive, resulting or otherwise) for the benefit of Brownsville Bancshares or for the shareholders of Brownsville Bancshares.

     2.18 REGULATORY MATTERS AND EXAMINATION REPORTS. Neither Brownsville Bancshares nor any of its subsidiaries has any formal or informal agreements, arrangements or understandings with the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, or any other regulatory authority (collectively, the "Regulatory Authorities"), nor does Brownsville Bancshares or any subsidiary have any examination pending by any applicable Regulatory Authorities nor has Brownsville Bancshares or any subsidiary been notified of any proposed examination by any Regulatory Authorities. To the extent permitted by law, Brownsville Bancshares has provided to Texas Regional complete and correct copies of (i) all examination reports by Regulatory Authorities forwarded to Brownsville Bancshares or any subsidiary thereof during the calendar years 1994, 1995, 1996 and to date 1997; (ii) any correspondence between Brownsville Bancshares (or any subsidiary of Brownsville Bancshares) and such agencies during such periods, and (iii) any agreements, arrangements or understandings between Brownsville Bancshares (or any subsidiary of Brownsville Bancshares) and such agencies, including any agreements, arrangements or understandings arising out of or related to any such examinations.

     2.19 COMPLIANCE WITH APPLICABLE LAW. Brownsville Bancshares and its subsidiaries and the conduct of their respective business are not in violation of any applicable law, statute, order, rule or regulation promulgated by, or judgment entered by, any federal, state, or local court or governmental authority relating to the operation, conduct or ownership of the business and property of Brownsville Bancshares or any subsidiary, which violation might result in any material adverse change in the condition, business, prospects, properties or assets of Brownsville Bancshares or its subsidiaries.

     2.20 DISCLOSURE. Neither the financial statements nor any representation or warranty contained herein, nor any information delivered or to be delivered by Brownsville Bancshares pursuant to this Agreement, contains or shall contain an untrue statement of a material fact, nor do the financial statements, representations, warranties and other information omit to state, nor will they omit to state, any material fact necessary in order to make the statements made not misleading.

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     2.21  FINDERS.  Neither Brownsville Bancshares nor any subsidiary has engaged or directly or indirectly obligated itself to anyone acting as a broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

                                   ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF TEXAS REGIONAL

     Texas Regional represents and warrants to, and covenants and agrees with, Brownsville Bancshares as follows:

     3.1 ORGANIZATION. Texas Regional is a business corporation duly organized, validly existing and in good standing under the laws of the State of Texas with all necessary power to carry on its business as it is now being conducted. Texas Regional is duly registered with the Federal Reserve Board as a bank holding company under the Bank Holding Company Act of 1956, as amended. TRD is a business corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all necessary power to carry on its business as it is now being conducted.

     3.2 APPROVALS. The Board of Directors of Texas Regional has approved this Agreement and the transactions contemplated hereby. Texas Regional is a reporting company under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated thereunder.

     3.3 ORDERS AND DECREES. Provided required approval is obtained from applicable regulatory authorities, including the Federal Reserve Board and the Texas Banking Department, the execution, delivery and performance by Texas Regional of this Agreement and of the obligations imposed upon it hereunder will not violate any provision of, or result in any breach of, (i) any law, order, rule or regulation of any governmental agency or authority or any judgment, order or decree of any court or governmental agency to which Texas Regional may be subject, (ii) the Articles of Incorporation or Bylaws of Texas Regional, or
(iii) any contract or agreement to which Texas Regional is a party or by which it is bound.

     3.4 FINDERS. Texas Regional has not engaged and is not directly or indirectly obligated to anyone acting as a broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

     3.5  COMMON STOCK.

     (a) The issued and outstanding capital stock of Texas Regional consists of an aggregate of 13,105,896 shares of Class A Voting Common stock, par value $1.00 per share. All of the issued and outstanding shares of Texas Regional's Class A Voting Common stock are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of Texas Regional's Class A Voting Common stock has been issued in violation of any preemptive rights of the current or past stockholders of Texas Regional.

     (b) The shares of Texas Regional's Class A Voting Common stock that are to be issued to the stockholders of Brownsville Bancshares pursuant to the Merger have been duly authorized and, when so issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

     3.6 FINANCIAL INFORMATION. The audited consolidated balance sheets of Texas Regional and its subsidiaries as of December 31, 1995 and 1996 and related consolidated statements of income, changes in stockholders' equity and cash flows for the three years ended December 31, 1996, together with the notes thereto, included in Texas Regional's Form 10-K for the year ended December 31, 1996, as filed by Texas Regional with the Securities and Exchange Commission (the "SEC"), and the unaudited consolidated balance sheet of Texas Regional and its subsidiaries as of June 30, 1997 and the related unaudited consolidated income statements and statements of changes in shareholders' equity and cash flows for the six months then ended included in Texas Regional's Quarterly Report on Form 10-Q for the quarter then ended, as filed by Texas Regional with the SEC (together, the "Texas Regional Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein) and fairly presents in all material respects the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of Texas Regional and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

     3.7 ABSENCE OF CHANGES. Since December 31, 1996, there has not been any material adverse change in the financial condition, results of operations or business of Texas Regional and its subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the Texas Regional Financial Statements not misleading.

     3.8 LITIGATION. There is no litigation, claim or other proceeding pending or, to the knowledge of Texas Regional, threatened, against Texas Regional or any of its subsidiaries, or of which the property of Texas Regional or any of its subsidiaries is or would be subject which is material to Texas Regional and its subsidiaries taken as a whole.

     3.9 REPORTS. Texas Regional and each of its significant subsidiaries has filed all material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC,
(ii) the Federal Reserve Board, (iii) the Federal Deposit Insurance Corporation, and (iv) the Texas Department of Banking. To the best of Texas Regional's knowledge, as of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.10 COMPLIANCE WITH THE LAW. Texas Regional and its significant subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations.

     3.11 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by Texas Regional for inclusion in (i) the registration statement and the proxy statement referred in to Section 5.2 hereof and (iii) any other documents to be filed with the SEC, NASDAQ, or any banking, blue sky or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of such registration statement, when it becomes effective, and with respect to such proxy statement, when first mailed to the stockholders of Brownsville Bancshares, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All documents that Texas Regional is responsible for filing with the SEC, NASDAQ or any other regulatory authority in connection with the transactions contemplated hereby will, to the best of Texas Regional's knowledge, comply as to form in all material respects with the provisions of applicable law and any rules and regulations thereunder.

                                   ARTICLE 4
                                INDEMNIFICATION

     4.1 BROWNSVILLE AGREEMENT TO INDEMNIFY. Brownsville Bancshares hereby agrees to indemnify, defend and hold harmless Texas Regional and Texas State Bank, and their respective officers, directors, employees, agents and attorneys from and against any and all losses, claims, damages, expenses or liabilities to which Texas Regional or Texas State Bank may become subject (including any arising as a result of the consummation of the transaction described in this Agreement and any arising under the

Securities Act of 1933 or the Securities Exchange Act of 1934, or any rule, order or regulation pursuant thereto), arising out of or based upon:

          (i) breach of a representation, warranty, covenant or agreement of Brownsville Bancshares in this Agreement or any breach in the performance hereof;

          (ii) any misleading or untrue statement of a material fact by or on behalf of Brownsville Bancshares or any subsidiary thereof, or any omission of a material fact necessary in order to make any statements made by or on behalf of Brownsville Bancshares, in light of the circumstances under which they were made, not misleading, including any such statement or omission in the context of solicitation by Brownsville Bancshares of proxies for approval of the transactions described in this Agreement by the shareholders of Brownsville Bancshares;

          (iii) any irregularity or improper procedure in connection with the solicitation of proxies and obtaining shareholder approval for the transaction described in this Agreement; and

          (iv) any disclosure by any officer, director, shareholder or present or former employee of Brownsville Bancshares or any subsidiary thereof of any confidential information related to Brownsville Bancshares or any subsidiary or their respective business (including confidential customer information).

     4.2 INDEMNIFICATION BY TEXAS REGIONAL. Texas Regional hereby agrees to indemnify, defend and hold harmless Brownsville Bancshares and its officers, directors, employees, agents and attorneys from and against any and all losses, claims, damages, expenses or liabilities to which Brownsville Bancshares may become subject (including any arising as a result of the consummation of the transaction described in this Agreement and any arising under the Securities Act of 1933 or the Securities Exchange Act of 1934, or any rule, order or regulation pursuant thereto), arising out of or based upon:

          (i) breach of a representation, warranty, covenant or agreement of Texas Regional in this Agreement or in the performance hereof; and

          (ii) any misleading or untrue statement of a material fact by or on behalf of Texas Regional, or any omission of a material fact necessary in order to make any statements made by or on behalf of Texas Regional, in light of the circumstances under which they were made, not misleading.

     4.3 EXTENSION TO OTHER PARTIES. Each of Texas Regional and Brownsville Bancshares (to the extent of an indemnification obligation hereunder, herein referred to as the "Indemnifying Party") will indemnify the other and each of such other party's directors, officers and each person who "controls" such other party within the meaning of such term as used in Section 15 of the 1933 Act (such persons being herein called the "Indemnified Parties") and will defend and hold the Indemnified Parties harmless from and against any and all losses, claims, damages, expenses, or liabilities to which the Indemnified Parties may become subject under the common law or otherwise insofar as:

          4.3.1 such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any communications to shareholders, or any application or statement filed pursuant to this Agreement or arising out of or based upon the omission or alleged omission to state therein a material fact necessary in order to make the statement therein, in the light of the circumstances in which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished by the party against whom indemnification is sought hereunder for use therein; and

          4.3.2 such losses, claims, damages, expenses, or liabilities are incurred by the Indemnified Parties (or are losses, claims, damages, expenses or liabilities with respect to which the Indemnified Parties become subject), under the common law or otherwise, arising out of or in any way attributable to the breach of any warranty or representation made by such party herein or pursuant to the terms hereof, or the failure of such party to perform any covenant or obligation contained in this Agreement.

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
     4.4 LEGAL AND OTHER COSTS. The indemnification obligations contained herein shall expressly include the obligation of the Indemnifying Party to reimburse the Indemnified Party for any legal or other expenses (including counsel fees) reasonably incurred by them in connection with investigating or defending against any and all such losses, claims, damages, expenses, liabilities or actions whether or not resulting in any liability.

     4.5 NOTICES AND PARTICIPATION RIGHTS. The Indemnified Parties shall, within twenty (20) days after the receipt by them of any notice of any claim or of the commencement of any litigation in respect of which indemnity may be sought hereunder, notify the Indemnifying Party thereof. The omission to notify the Indemnifying Party of any such claim or litigation shall relieve the Indemnifying Party from any liability which it may have under the indemnity agreement contained herein, but shall not relieve the Indemnifying Party from any other liability which it may have to the Indemnified Parties, other than that raised in any such claim or litigation explicitly or by reasonable implication or that which may estop the Indemnifying Party from raising and effecting some defense it might otherwise have raised had such notice been properly given. If any such litigation shall be brought against the Indemnified Parties and if the Indemnified Parties shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled, unless in the opinion of counsel to the Indemnified Party there exist issues as to which the interests of the Indemnified and Indemnifying Parties are adverse, to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel satisfactory to the Indemnified Parties.

     4.6 SURVIVAL. The indemnity agreement contained in this Article shall survive any investigation made by or on behalf of any Indemnified Party and shall survive the closing of the transactions described in this Agreement.

                                   ARTICLE 5
                               SPECIAL COVENANTS

     5.1 STOCKHOLDER APPROVAL BY BROWNSVILLE BANCSHARES. Subsequent to the execution and delivery of this Agreement, the Board of Directors of Brownsville Bancshares agrees to cause Brownsville Bancshares to submit this Agreement and the merger transaction herein described to the stockholders of Brownsville Bancshares, for their authorization and approval, in accordance with applicable provisions of law. The Board of Directors of Brownsville Bancshares agrees to recommend this Agreement and the transactions contemplated thereby to the Brownsville Bancshares stockholders. This Agreement and the proposed merger of Brownsville National with and into Texas State Bank have already been approved by the Board of Directors of Brownsville National and by the Delaware Company as the sole shareholder of Brownsville National. This Agreement and the proposed merger of the Delaware Company with and into Texas Regional have already been approved by the Board of Directors of the Delaware Company and by the Brownsville Bancshares as the sole shareholder of the Delaware Company.

     5.2 PERIODIC REPORTS AND PROXY STATEMENT INFORMATION. Brownsville Bancshares agrees to provide any and all information as may be required by Texas Regional for purposes of (i) preparation of any periodic report, including reports on Forms 8-K, 10-Q and 10-K required by applicable Securities and Exchange Commission ("SEC") regulations to be filed with the SEC, (ii) preparation of a registration statement for the registration of the Texas Regional Class A Voting Common stock to be issued in the connection with the transaction herein described, (iii) communications with shareholders of Texas Regional pending the Closing, and (iv) preparation of the proxy statement related to obtaining the approval by Brownsville Bancshares shareholders of the transaction herein described (collectively, the "Brownsville Information"). Brownsville Bancshares hereby represents and warrants that the Brownsville Information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     5.3 ACCESS. From and after the date of this Agreement, Brownsville Bancshares shall afford to the officers, attorneys, accountants and other authorized representatives of Texas Regional full and free access to the properties, books, contracts, commitments and records of Brownsville Bancshares and its subsidiaries, including the Delaware Company and Brownsville National, at all reasonable times during business hours, and such representatives of Texas Regional shall be furnished with true and complete copies of the same and with all other information concerning the affairs of Brownsville Bancshares and its subsidiaries as such representatives may reasonably request.

     5.4 ENVIRONMENTAL INSPECTION. Brownsville Bancshares expressly agrees to supply Texas Regional with historical and operational information regarding the real properties owned or operated by, or used in connection with the operation of the business of, Brownsville Bancshares and its subsidiaries, including Brownsville National, and any premises heretofore used in connection with the operation of such business, and any other properties included in the Real Property, including (but not limited to) any environmental tests or surveys made of such properties. Brownsville Bancshares agrees to cooperate (and to cause its subsidiaries to cooperate) with any reasonable request of Texas Regional related to site assessment or site review related to any environmental matter or investigation, including making available such personnel of Brownsville Bancshares and Brownsville National as Texas Regional may reasonably request. At Texas Regional's discretion, Texas Regional may arrange for one or more independent contractors to conduct tests of the Real Property and any other premises now or heretofore used in connection with the business of Brownsville Bancshares and its subsidiaries in order to identify any presence of, or present or past release or threatened release of, any waste materials or any chemical substances, including, without limitation, any Environmental Hazards. Any such test may be done at any time, or from time to time, upon reasonable notice and under reasonable conditions, which do not impede the performance of the tests. Such tests may include both above and below ground testing for environmental damages or the presence of Environmental Hazards or Hazardous Material Contamination or such other tests as Texas Regional may deem reasonably necessary. Any and all costs of third parties associated with obtaining such information shall be borne equally by Texas Regional and Brownsville Bancshares. In the event such tests indicate the presence of Hazardous Material Contamination, the cost of removing such Hazardous Material Contamination shall be paid by Brownsville Bancshares prior to Closing. Brownsville Bancshares shall have effected the clean up of any such Hazardous Material Contamination to the satisfaction of Texas Regional prior to the Closing.

     5.5  ACTION BY BROWNSVILLE BANCSHARES PRIOR TO CLOSING.

     5.5.1 From and after the date of this Agreement until the Closing Date, Brownsville Bancshares will (and Brownsville Bancshares will cause its subsidiaries, including Brownsville National, to):

          (i) carry on its business in accordance with prudent banking practices and in substantially the same manner as it is presently conducted;

          (ii) maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty, and not make or commit to make any capital expenditure outside of the ordinary course of business and not make or commit to make any capital expenditure (whether or not in the ordinary course of business) in excess of $50,000 in any single transaction and $100,000 in the aggregate;

          (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

          (iv) perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business;

          (v) use its best efforts to maintain and preserve its business organization intact, to retain its present officers and employees and to maintain its relationships with customers;

          (vi) use its best efforts to fully comply with and perform all obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities;

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
          (vii) maintain its books of account and records in the usual, regular and orderly manner consistent with generally accepted accounting principles and practices, consistently applied, and prudent banking practices;

          (viii) not issue or sell any additional shares of its stock or securities convertible into shares of such stock or options or other commitments for the issuance of shares of such stock or securities;

          (ix) not increase in any manner the compensation of any of its directors, officers or employees, or pay or agree to pay any pension or retirement allowance not required by an existing plan or agreement, to any such persons, or commit itself to any pension, retirement or profit-sharing plan or arrangement or employment agreement for the benefit of any officer, employee or other person, except that Brownsville National shall be entitled to pay to its employees normal year-end bonuses in amounts not in excess of $98,000;

          (x) not declare or pay any dividend or make any stock split or purchase or otherwise acquire for value any of its shares, except that Texas Regional has consented to the payment by Brownsville Bancshares of cash dividends to its shareholders of $1.60 per common share paid October 6, 1997;

          (xi) not issue commitments for the future funding of loans at a fixed rate other than the then prevailing market at the date of funding; and

          (xii) not engage in any business practice which deviates in any material respect from its customary practices during the last eighteen months immediately preceding the date hereof.

     5.5.2 Without limiting the foregoing, between the date hereof and the date of Closing, Brownsville Bancshares specifically covenants and agrees that Brownsville Bancshares will not incur (and will not permit its subsidiaries to incur) any indebtedness other than deposit liabilities owed to deposit customers in the ordinary course of business and trade accounts payable incurred in the ordinary course of business, or significant expenses outside of the ordinary course of business. In addition, neither Brownsville Bancshares nor any subsidiary of Brownsville Bancshares will increase expenses in any material way (either individually or in the aggregate), nor will Brownsville Bancshares nor any subsidiary of Brownsville Bancshares make any changes in its capital structure.

     5.5.3 Provided that seeking such approvals is in accordance with applicable banking law and regulations, Brownsville Bancshares covenants that neither it nor any of its subsidiaries will make a fully collateralized loan, nor commit to make a fully collateralized loan, in excess of $500,000 to any one borrower or in any one transaction without the prior approval of Texas Regional, and neither it nor any of its subsidiaries will make any other loan, nor commit to make any other loan, in excess of $250,000 to any one borrower or in any one transaction without the prior consent of Texas Regional.

     5.5.4 Without limiting the generality of the foregoing, from and after the date of this Agreement until the Closing Date, Brownsville Bancshares covenants that neither it nor any of its subsidiaries will sell or otherwise dispose of any of their real or personal property without the prior written consent of Texas Regional.

     5.5.5 Without limiting the generality of the foregoing, from and after the date of this Agreement until the Closing Date, Brownsville Bancshares specifically covenants and agrees neither it nor any of its subsidiaries will acquire any United States Treasury or government agency bonds, or municipal securities, or make other investments in securities, with fixed rates or with maturities of greater than three years from the date of investment. In addition, Brownsville Bancshares covenants and agrees that neither it nor any of its subsidiaries will enter into any forward commitment to acquire any such securities.

     5.5.6 From and after the date of this Agreement until the Closing Date, Brownsville Bancshares will not, and will not permit any of its subsidiaries to,
(i) permit any change to be made in the Articles of Incorporation or Bylaws of Brownsville Bancshares or any subsidiary thereof, or (ii) take any action described in Section 2.11 herein, without the prior written consent of Texas Regional.

     5.6 TERMINATION OF EMPLOYMENT ARRANGEMENTS. At or prior to Closing, Brownsville Bancshares will terminate (without liability or penalty to Brownsville Bancshares, any subsidiary of Brownsville Bancshares, Texas Regional, any subsidiary of Texas Regional, or any other person or entity) any existing employee severance, deferred compensation and incentive compensation agreements or arrangements, and any other contracts with employees, and shall terminate, in a manner acceptable to Texas Regional, any other employee benefit plans, including any employee stock ownership plan.

     5.7 TERMINATION OF OPTIONS. As part of the consideration to Texas Regional, to induce Texas Regional to enter into this Agreement, each of the undersigned Option Holders hereby agrees with Texas Regional (i) not to exercise any option that he or she may hold to acquire shares of Brownsville Bancshares until such time, if any, as this Agreement is terminated and of no further force or effect; and (ii) at or immediately prior to the Effective Time of the Closing of the transaction described in this Agreement, he or she will execute a termination agreement whereby his or her option to acquire shares of Brownsville Bancshares is terminated (without liability or penalty to Brownsville Bancshares, any subsidiary of Brownsville Bancshares, Texas Regional, any subsidiary of Texas Regional, or any other person or entity), in consideration of the delivery at that time of shares of Texas Regional Class A Voting Common stock, as herein described. The undersigned Option Holders specifically covenant and agree that they have the full power and authority to enter into this Agreement and the termination agreement contemplated hereby, and that he or she now owns (and will at Closing own) beneficially and of record the options to purchase the number of shares of Brownsville Bancshares indicated opposite his or her name on SCHEDULE 2.4.

     5.8 CONTEMPORANEOUS TRANSACTION. The parties hereto acknowledge that, contemporaneously with the transaction herein described, Texas Regional is acquiring additional banking organizations, including specifically but without limitation TB&T Bancshares, Inc. and its subsidiary, Texas Bank & Trust Company of Brownsville, and the parties acknowledge and agree that any filings with regulatory authorities, filings with the Securities and Exchange Commission, proxy statements, financial information and other business activities in connection with the transaction herein described may include information related to such other pending acquisition(s). Notwithstanding that such other pending acquisition(s) may be proceeding on the same timetable as the transaction herein described, Texas Regional's obligations hereunder are not contingent upon the closing of such other pending acquisition(s).

     5.9 REGULATORY APPROVALS AND REGISTRATION STATEMENT. Texas Regional shall file all regulatory applications required in order to consummate the Merger, including but not limited to the necessary applications for the prior approval of the Federal Reserve Board. Texas Regional shall keep Brownsville Bancshares reasonably informed as to the status of such applications and make available to Brownsville Bancshares, upon reasonable request by Brownsville Bancshares from time to time, copies of such applications and any supplementary filed materials. Texas Regional shall file with the Securities and Exchange Commission a registration statement (the "Registration Statement") relating to the shares of Texas Regional Class A Voting Common stock to be issued to the shareholders of Brownsville Bancshares pursuant to this Agreement, and shall use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement shall comply in all material respects with applicable provisions of the Securities Act of 1933, as amended, and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and, at the time of mailing thereof to the shareholders of Brownsville Bancshares, at the time of the shareholders' meeting of Brownsville Bancshares and at the Effective Time, the proxy statement/prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading. Texas Regional shall timely file all documents required to obtain all necessary blue sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis. Texas Regional shall promptly and properly prepare and file (i) any application or notification required by The NASDAQ Stock Market ("NASDAQ") to notify NASDAQ of the issuance of shares of Texas Regional Class A Voting Common stock pursuant to this Agreement, and (ii) any filings required under the Securities Exchange Act of 1934 (the "Exchange Act") relating to the transactions contemplated herein.

     5.10 CONSUMMATION OF AGREEMENT. Texas Regional shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement.

     5.11 DIRECTORS AND OFFICERS' LIABILITY INSURANCE. Following the Effective Time, to the extent that such insurance coverage is available at commercially reasonable premium rates, Texas Regional will use its best efforts to provide, for a period of three (3) years following the date of Closing, the directors and officers of Brownsville Bancshares and Brownsville National Bank with either (i) extended reporting period coverage (sometimes referred to as "tail coverage") with respect to the directors' and officers' liability insurance policy provided by Brownsville Bancshares to such directors and officers immediately prior to the date hereof; or (ii) coverage with respect to actions occurring prior to the Effective Time comparable to the directors' and officers' liability insurance coverage that Texas Regional provides to directors and officers of Texas State Bank generally. In each case, such coverage shall only be provided if and to the extent that such coverage is obtainable for an aggregate annual premium not to exceed the annual premium presently being paid by Brownsville Bancshares. If the aggregate annual premium of such insurance would exceed such maximum amount, Texas Regional shall us its best efforts to procure such level of insurance having the coverage described above as can be obtained for an aggregate premium equal to such maximum amount.

     5.12 EMPLOYEE BENEFITS. Each former Brownsville Bancshares (or Brownsville National) employee who becomes an employee of Texas Regional or Texas State Bank at the time of Closing (each a "Continued Employee") will be given credit for any period of service with Brownsville National for purposes of the Texas Regional Employee Stock Ownership Plan (with 401(k) provisions) and therefore will be eligible to participate in such Plan on the same basis as similarly situated employees of other Texas Regional subsidiaries, provided, however, that any compensation base for purposes of determining contributions on such Continued Employee's behalf will only include compensation paid by Texas State Bank following the date of Closing. All such participation shall be subject to the terms of such plans as may be in effect from time to time and this Section 5.12 is not intended to give Continued Employees any rights or privileges superior to those of other employees of Texas Regional subsidiaries. Texas Regional may terminate or modify the Plan or any other employee benefit plan, in its discretion (subject to applicable limitations provided by law), and Texas Regional's obligation under this Section 5.12 shall not be deemed or construed to provide duplication of similar benefits.

     5.13 ACCESS TO INFORMATION. Texas Regional shall disclose and make available to Brownsville Bancshares all information regarding Texas Regional and its subsidiaries and their business activities or prospects in which Brownsville Bancshares may have a reasonable legitimate interest in furtherance of the transactions contemplated by this Agreement. Brownsville Bancshares will hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement by and among Texas Regional and Brownsville Bancshares, dated September 5, 1997, accepted by Brownsville Bancshares on September 9, 1997 (the "Confidentiality Agreement").

                                   ARTICLE 6
                  CONDITIONS TO OBLIGATIONS OF TEXAS REGIONAL

     In addition to any other condition herein described as a condition to the obligations of Texas Regional under this Agreement, the obligations of Texas Regional under this Agreement are subject, in the discretion of Texas Regional, to the satisfaction at or prior to the Closing Date of each of the following conditions:

     6.1 COMPLIANCE WITH REPRESENTATIONS. The representations and warranties made by Brownsville Bancshares in this Agreement shall have been true when made and, except for changes as contemplated herein, shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Brownsville Bancshares shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. Texas Regional shall have been furnished with a certificate, signed by the President of Brownsville Bancshares in his capacity as such and dated the Closing Date, a certificate, signed by the President of the Delaware Company, and a certificate, signed by the President of Brownsville Bancshares in his capacity as such and dated the Closing Date, in each case to the foregoing effect.

     6.2 STOCKHOLDER APPROVAL. The shareholders of Brownsville Bancshares shall have approved the transaction at a duly called meeting of the shareholders and Brownsville Bancshares shall have delivered to Texas Regional a certificate signed by the President and Secretary of Brownsville Bancshares in his or her capacity as such, confirming the approval of this transaction by the requisite vote of the shareholders of Brownsville Bancshares.

     6.3 DISSENTERS. Shareholders holding an aggregate of not greater than five percent (5%) of the issued and outstanding shares of Brownsville Bancshares shall have exercised dissenters' rights of appraisal with respect to the transaction, excluding for these purposes shareholders who have subsequently abandoned (including abandonment as a result of a failure to comply with applicable procedures) their dissenters' rights of appraisal.

     6.4 REGULATORY APPROVALS. Texas Regional shall have received approval of the transactions contemplated by this Agreement including the merger of Brownsville Bancshares and the Delaware Company with and into TRD, and the merger of Brownsville National with and into Texas State Bank, from all necessary governmental agencies and authorities, including the Texas Banking Department and the Federal Reserve Board, and such approvals and transactions contemplated hereby shall not have been contested by any federal or state governmental authority nor by any other third party by formal proceeding. It is understood that, if any contest as aforesaid is brought by formal proceedings, Texas Regional may, but shall not be obligated to, answer and defend such contest.

     6.5 LITIGATION. On the Closing Date, there shall not be any litigation, investigation, inquiry or proceeding pending or threatened in or by any court or governmental agency or authority which might result in action to restrain, enjoin or prohibit consummation of the transaction contemplated by this Agreement or which might result in divestiture, rescission or damages in connection with such transactions or involving any of the assets, properties, business or operations of Brownsville Bancshares or any of its subsidiaries which might result in any material adverse change in the financial condition, results of operations, business or prospects of Brownsville Bancshares or any of its subsidiaries. Texas Regional shall have been furnished with a certificate, dated the Closing Date and signed by the President of Brownsville Bancshares and each of its subsidiaries, to the effect that no such litigation, investigation, inquiry or proceeding is pending, or, to the best of his or her knowledge, threatened.

     6.6 OPINION OF COUNSEL. Prior to closing, Brownsville Bancshares shall deliver to Texas Regional the opinion of Brownsville Bancshares's counsel, in form and content satisfactory to Texas Regional, to the effect that

          (i) Brownsville Bancshares is a duly organized, validly existing and in good standing as a corporation under the laws of the state of Texas, is registered as a bank holding company under applicable regulations and requirements of the Federal Reserve Board, and has full power and authority to carry on its business as presently conducted;

          (ii) the authorized capital stock of Brownsville Bancshares consists of 1,000,000 shares of capital stock, par value of $4.00 per share, of which a total of 308,917 shares are issued and outstanding, and that those shares which are issued and outstanding have been validly issued, are fully paid and nonassessable, and there are no options, warrants, conversion or other rights, agreements or commitments of any kind obligating Brownsville Bancshares to issue or sell any shares of its capital stock of any class, or securities convertible into or exchangeable for any such shares, are outstanding (other than options held by Option Holders who have agreed to terminate their options as provided in section 5.6 of this Agreement), and no authorization therefor has been given;

          (iii) The Delaware Company is a duly organized, validly existing and in good standing as a corporation under the laws of the state of Delaware, is registered as a bank holding company under applicable regulations and requirements of the Federal Reserve Board, and has full power and authority to carry on its business as presently conducted;

          (iv) the authorized capital stock of the Delaware Company consists of 1,000 shares of capital stock, par value of $1.00 per share, of which all 1,000 shares are validly issued, fully paid, nonassessable, and owned beneficially and of record by Brownsville Bancshares, and no options, warrants, conversion or other rights, agreements or commitments of any kind obligating the Delaware Company to issue or sell any shares of its capital stock of any class, or securities convertible into or exchangeable for any such shares, are outstanding and no authorization therefor has been given;

          (v) Brownsville National is a duly organized, validly existing and in good standing as a banking association under the laws of the United States of America, and has full power and authority to carry on its business as presently conducted;

          (vi) the authorized capital stock of Brownsville National consists of 236,241 shares of capital stock, par value of $4.00 per share, of which all 236,241 shares are validly issued, fully paid, nonassessable, and owned beneficially and of record by the Delaware Company, and no options, warrants, conversion or other rights, agreements or commitments of any kind obligating Brownsville National to issue or sell any shares of its capital stock of any class, or securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given;

          (vii) this Agreement has been duly authorized by all necessary corporate action on the part of Brownsville Bancshares, its directors and shareholders, and by the Delaware Company, its directors and shareholders, and this Agreement constitutes the valid and binding obligation of Brownsville Bancshares enforceable in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally;

          (viii) this Agreement and the consummation of the transaction herein described do not and will not violate, conflict with or constitute a breach of any term, condition, or provision of the Articles of Incorporation or Bylaws of Brownsville Bancshares, the Certificate of Incorporation or Bylaws of the Delaware Company, the Articles of Association or Bylaws of Brownsville National, or, to the best knowledge and belief of such counsel, any agreement or instrument to which Brownsville Bancshares, the Delaware Company or Brownsville National is a party or is bound, or any law, regulation, judgment or order binding on any of them; and

          (ix) the merger of Brownsville National with and into Texas State bank has been duly authorized by all necessary corporate action on the part of Brownsville National, its directors and shareholders, and the consummation of the merger of Brownsville National with and into Texas State Bank will not violate, conflict with or constitute a breach of any term, condition, or provision of the Articles of Association or Bylaws Brownsville National, or, to the best knowledge and belief of such counsel, any agreement or instrument to which Brownsville Bancshares, the Delaware Company or Brownsville National is a party or is bound, or any law, regulation, judgment or order binding on any of them.

     6.7 DUE DILIGENCE REVIEW; NO MATERIAL ADVERSE CHANGE. Texas Regional and its employees, agents, attorneys, accountants and other representatives shall be entitled to review and monitor the assets, liabilities, business and prospects of Brownsville Bancshares and its subsidiaries during the period from the date hereof to the time of Closing. Texas Regional shall be entitled to terminate this transaction at its sole option and at any time prior to Closing if the results of such review are not satisfactory in all respects to Texas Regional. No material adverse change shall have occurred in the condition, financial position or business prospects of Brownsville Bancshares or any of its subsidiaries.

     6.8 CONSENTS, APPROVALS AND ESTOPPEL CERTIFICATES. Texas Regional shall have received all such consents, approvals, estoppel certificates and other assurances, in each case in form and content reasonably satisfactory to Texas Regional, from any party to an agreement with Brownsville Bancshares or any of its subsidiaries, or by which Brownsville Bancshares or any of its subsidiaries is bound as a result of an order of any authority, or pursuant to any other legal requirement. Without limiting the generality of the foregoing, Texas Regional shall have received consents and estoppel certificates from each landlord of Brownsville Bancshares or any subsidiary of Brownsville Bancshares and from each tenant of any of them, consenting (if Texas Regional deems such consent necessary) to the transfer by operation of law of any outstanding lease or rental agreement, attesting to the validity of each lease to which Brownsville Bancshares or any subsidiary is a party, the fact that no default exists (or which could with the passage of time or notice could exist) under the lease, and providing for such other matters as may be deemed advisable to Texas Regional.

     6.9 NET WORTH OF BROWNSVILLE BANCSHARES AND BROWNSVILLE NATIONAL. The net worth of Brownsville Bancshares, calculated in accordance with applicable regulatory requirements, shall be not less than the sum of $11,685,000, increased by $75,000 per month for each month elapsed during the period from September 30, 1997, until the date of Closing. The net worth of Brownsville National, calculated in accordance with applicable regulatory requirements, shall be not less than the sum of $11,685,000, increased by $75,000 per month for each month elapsed during the period from September 30, 1997, until the date of Closing.

     6.10 TERMINATION OF OPTIONS. Contemporaneously with the closing of the transaction herein described, the Option Holders shall have entered into termination agreements as a result of which all options to acquire Brownsville Bancshares stock shall have been fully and finally terminated.

     6.11 FAIRNESS OPINION. Texas Regional shall have received a fairness opinion, in form and content acceptable to Texas Regional in its sole discretion, and rendered by a firm acceptable to Texas Regional in its sole discretion, as to the fairness of the transaction to Texas Regional and the shareholders of Texas Regional.

     6.12 TERMINATION OF DATA PROCESSING ARRANGEMENTS. Brownsville Bancshares and its subsidiaries shall have exercised its right to terminate its data processing services contract with Electronic Data Systems, Inc., on terms and upon conditions reasonably acceptable to Texas Regional.

     6.13 DECLARATION OF EFFECTIVENESS OF REGISTRATION STATEMENT. The SEC shall have declared effective the registration statement for registration of the transaction pursuant to which shares of Texas Regional Class A Voting Common stock are to be issued to shareholders of Brownsville Bancshares and the Option Holders as herein described, and there shall be no order or action pending or threatened to withdraw such declaration or to prohibit or otherwise restrict the issuance of such shares, and any and all such actions as Texas Regional may deem necessary or advisable shall have been taken to cause the qualification or registration, by notification or otherwise, of the transaction or the shares in any state in which such qualification or registration is deemed necessary by Texas Regional.

     6.14 POOLING OF INTERESTS. Texas Regional shall have received such assurances as it deems necessary, proper or advisable that the transactions herein described (including specifically but without limitation the merger of Brownsville Bancshares with and into TRD, and the merger of Brownsville National with and into Texas State Bank) will be accounted for as pooling of interests under generally accepted accounting principles. Texas Regional shall be deemed to have waived the condition described in this section 6.14 if Texas Regional fails to notify Brownsville Bancshares of the failure of the condition described herein (and Texas Regional's election to terminate this Agreement as a result of the failure of such condition) within thirty (30) days following the effective date of this Agreement.

                                   ARTICLE 7
              CONDITIONS TO OBLIGATIONS OF BROWNSVILLE BANCSHARES

     The obligations of Brownsville Bancshares under this Agreement are subject, in the discretion of Brownsville Bancshares, to the satisfaction at or prior to the Closing Date, of each of the following conditions:

     7.1 COMPLIANCE WITH REPRESENTATIONS. The representations and warranties made by Texas Regional in this Agreement shall have been true when made and, except as may otherwise be contemplated or permitted herein, shall be true as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Texas Regional shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. Brownsville Bancshares shall have been furnished with a certificate dated the Closing Date, signed by the President of Texas Regional, in his capacity as such, to the foregoing effect.

     7.2 STOCKHOLDER APPROVAL. The shareholders of Brownsville Bancshares shall have approved the transaction at a duly called meeting of the shareholders.

     7.3 REGULATORY APPROVALS. Texas Regional shall have received approval of the transactions contemplated by this Agreement, including the merger of Brownsville Bancshares and the Delaware Company with and into TRD, and the merger of Brownsville National with and into Texas State Bank, from all necessary governmental agencies and authorities, including the Texas Banking Department and the Federal Reserve Board, and such approvals and transactions contemplated hereby shall not have been contested by any federal or state governmental authority nor by any other third party by formal proceeding. It is understood that, if any contest as aforesaid is brought by formal proceedings, Brownsville Bancshares may, but shall not be obligated to, answer and defend such contest.

     7.4 LITIGATION. On the Closing Date, there shall not be any litigation, investigation, inquiry or proceeding pending or threatened in or by any court or governmental agency or authority which might result in action to restrain, enjoin or prohibit consummation of the transactions contemplated by this Agreement or which might result in divestiture, rescission or damages in connection with such transactions and Brownsville Bancshares shall have been furnished with a certificate, dated the Closing Date and signed by the President of Texas Regional, in his capacity as such, to the effect that no litigation, investigation, inquiry or proceeding is pending, or, to the best of his knowledge, threatened.

     7.5 DECLARATION OF EFFECTIVENESS OF REGISTRATION STATEMENT. The SEC shall have declared effective the registration statement for registration of the transaction pursuant to which shares of Texas Regional Class A Voting Common stock are to be issued to shareholders of Brownsville Bancshares and the Option Holders as herein described, and there shall be no order or action pending or threatened to withdraw such declaration or to prohibit or otherwise restrict the issuance of such shares, and any and all such actions as Texas Regional may deem necessary or advisable shall have been taken to cause the qualification or registration, by notification or otherwise, of the transaction or the shares in any state in which such qualification or registration is deemed necessary by Texas Regional.

     7.6 NO MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred in the condition, financial position or business prospects of Texas Regional or Texas State Bank.

     7.7 FAIRNESS OPINION. Brownsville Bancshares shall have received a fairness opinion, in form and content acceptable to Brownsville Bancshares in its sole discretion, and rendered by a firm acceptable to Brownsville Bancshares in its sole discretion, as to the fairness of the transaction to Brownsville Bancshares and the shareholders of Brownsville Bancshares.

                                   ARTICLE 8
                              CLOSING OBLIGATIONS

     8.1 TEXAS REGIONAL OBLIGATIONS. At the Closing, Texas Regional shall deliver the following:

          8.1.1 Certificate of Merger, in the form required to be delivered for filing with the Secretary of State of Delaware, pursuant to applicable provisions of the Delaware General Corporation Law, providing for the merger of Brownsville Bancshares and the Delaware Company with and into TRD.

          8.1.2 Officer's Certificate, including an incumbency certification and further certifying as to the existence and good standing of the Texas Regional, the accuracy of all representations and warranties of Texas Regional, the approval by the Board of Directors of the Texas Regional, and Texas Regional as the sole shareholder of TRD, of resolutions authorizing and approving the merger transaction.

          8.1.3 Delivery of share certificates to shareholders of Brownsville Bancshares who have tendered their Brownsville Bancshares share certificates, as required by section 1.2.

          8.1.4 Such other documents, certificates, and other items as may be required to be delivered by Texas Regional pursuant to the terms of this Agreement or as may be reasonably requested by Brownsville Bancshares to effectuate the transaction herein described.

          8.2 BROWNSVILLE BANCSHARES OBLIGATIONS. At the Closing, Brownsville Bancshares shall deliver the following to Texas Regional:

          8.2.1 Certificate of Merger, in the form required to be delivered for filing with the Secretary of State of Delaware, pursuant to applicable provisions of the Delaware General Corporation Law, providing for the merger of Brownsville Bancshares and the Delaware Company with and into TRD.

          8.2.2 Officer's Certificates of Brownsville Bancshares, the Delaware Company and Brownsville National, including an incumbency certification in each case, and further certifying as to the existence and good standing of each entity, the accuracy of all representations and warranties of Brownsville Bancshares, the approval by the Board of Directors of each of Brownsville Bancshares, the Delaware Company and Brownsville National, and by the shareholders of Brownsville Bancshares, by Brownsville Bancshares as the sole shareholder of the Delaware Company, and by the Delaware Company as the sole shareholder of Brownsville National, in each case authorizing and approving the transaction.

          8.2.3 Certificates of Existence and Good Standing of each of Brownsville Bancshares (issued by the Secretary of State of Texas), the Delaware Company (issued by the Secretary of State of Delaware) and Brownsville National (issued by the Office of Comptroller of the Currency) in each case dated as of a date not more than three days prior to the Closing;

          8.2.4 Certificate of Good Standing of each of Brownsville Bancshares (issued by the Texas Comptroller of Public Accounts), the Delaware Company (issued by the Secretary of State of Delaware) and Brownsville National (issued by the Texas Comptroller of Public Accounts), in each case dated as of a date not more than three days prior to the Closing;

          8.2.5 Certificates of adoption of appropriate resolutions, Certificates of Merger, Articles of Merger and other documents as may be required by Texas Regional to effect the merger of the Delaware Company with and into TRD, and to effect the merger of Brownsville National with and into Texas State Bank;

          8.2.6 An opinion of Brownsville Bancshares's counsel in form and substance required by this Agreement and otherwise acceptable to Texas Regional; and

          8.2.7 Such other documents, certificates, and other items as may be required to be delivered by Brownsville Bancshares pursuant to the terms of this Agreement or as may be reasonably requested by Texas Regional to effectuate the transaction herein described.

                                   ARTICLE 9
                                 MISCELLANEOUS

     9.1 SURVIVAL OF REPRESENTATION AND WARRANTIES. All representations, warranties and covenants in this Agreement shall survive any investigation of the parties hereto and shall survive the Closing of the transaction contemplated hereby.

     9.2 BROKERS. Texas Regional and Brownsville Bancshares agree that no third party has in any way brought the parties together or been instrumental in the making of this Agreement. Each of Texas Regional and Brownsville Bancshares agrees to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee, or other payment with respect to this Agreement, the merger of Brownsville National with and into Texas State Bank, or the transactions contemplated hereby and thereby based on any alleged agreement or understanding between such party and any third person, whether express or implied from the actions of such party.

     9.3 EXPENSES. Whether or not the transactions provided for herein are consummated, each party to this Agreement will pay its respective expenses incurred in connection with the preparation and performance of this Agreement.

     9.4 NOTICES. Any notice given hereunder shall be in writing and shall be deemed delivered on the earlier of actual receipt or the time of deposit in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to whom such notice is to be sent at the following addresses:

     If to Texas Regional or to Texas State Bank, then to:

           Texas Regional Bancshares, Inc.
           3700 N. 10th Street, Suite 301
           McAllen, Texas 78501
           Attention:  Mr. Glen E. Roney
                      Chairman of the Board

           with a copy to:

                William A. Rogers, Jr.
                McGinnis, Lochridge & Kilgore, L.L.P.
                1300 Capitol Center
                919 Congress Avenue
                Austin, Texas 78701

     If to Brownsville Bancshares, the Delaware Company, Brownsville National, the Majority Shareholders or the Option Holders, then to:

           Brownsville Bancshares, Inc.
           629 E. Elizabeth
           P.O. Box 2159
           Brownsville, Texas 78520
           Attention:  Jesus M. Castellano
                      Chairman of the Board

           with a copy to:

                Joseph Ford
                Ford & Ferraro, L.L.P.
                2000 San Jacinto Center
                98 San Jacinto Boulevard
                Austin, Texas 78701

     9.5 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, and, to the extent required by Section 4.03, the directors, officers, Majority Shareholders and Option Holders, but shall not be assigned by any party without the prior written consent of the other party.

     9.6 ARTICLE AND OTHER HEADINGS. Article and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.7 ENTIRE AGREEMENT. This Agreement, together with the Confidentiality Agreement, embodies the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior arrangements, understandings, agreements or covenants between the parties. This Agreement may only be modified by an instrument in writing executed by both Texas Regional and Brownsville Bancshares.

     9.8 WAIVERS. Texas Regional or Brownsville Bancshares may, by an instrument in writing, extend the time for or waive the performance of any of the obligations of the other or waive compliance with any of the covenants or conditions contained in this Agreement.

     9.9 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Texas applicable to contracts made and to be performed therein.

     9.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     9.11 JOINDER BY SHAREHOLDERS OF BROWNSVILLE BANCSHARES. Each of the undersigned who executes this Agreement as a shareholder of Brownsville Bancshares (defined herein as Majority Shareholders) hereby join into the execution of this Agreement to evidence their consent to and approval of the transaction herein described. Each of the undersigned Majority Shareholders further represents to Texas Regional individually and not jointly and severally
(i) that the Majority Shareholders in the aggregate constitute the holders of not less than 67% of the shares of the outstanding common stock of Brownsville Bancshares, Inc.; (ii) that the shareholders of Brownsville Bancshares common stock are the only persons entitled to consider and vote on the transaction described in this Agreement and Plan of Reorganization; (iii) that he, she or it owns the number of shares of Brownsville Bancshares as indicated below his, her or its name below; (iv) that the undersigned Majority Shareholder has the full power and authority to enter into and perform this Agreement; and (v) that Texas Regional is relying upon the covenants and agreements contained in this paragraph in executing and entering into the Agreement and Plan of Reorganization. The undersigned Majority Shareholders specifically hereby agree to recommend this transaction to other shareholders of Brownsville Bancshares and to vote to approve of the transaction at the shareholder meeting called to consider and vote upon the merger transaction herein described.

     9.12 JOINDER BY CERTAIN SHAREHOLDERS. In addition, the following shareholders of Brownsville Bancshares:

           Horacio Barrera, Jesus M. Castellano, Paul Y. Cunningham, Jr., Alfredo Gavito, Lee Kirkpatrick, Israel Lizka, Manuel Lopez, Jr., Blanca Sanchez Vela, Isabel G. Vezzetti, Mario Yzaguirre and Abraham Galonsky

(collectively, the "Affiliate Shareholders"), all of whom are officers, directors or shareholders owning in excess of 10% of the outstanding capital stock of Brownsville Bancshares, have joined into the execution of this Agreement to acknowledge and agree to the following:

          a. The undersigned Affiliate Shareholders acknowledge that Texas Regional's offer to acquire Brownsville Bancshares on the terms and conditions described in this Agreement is predicated upon the transactions being accounted for as pooling of interests for generally accepted accounting purposes.

          b. It is a requirement of pooling of interests accounting that the affiliates of the companies being merged agree to certain restrictions on their stock. Each of the undersigned Affiliate Shareholders is an affiliate of Brownsville Bancshares for purposes of these rules.

          c. Each of the undersigned Affiliate Shareholders agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Brownsville Bancshares stock within thirty (30) days prior to the Effective Time. Each Affiliate Shareholder further agrees that until publication of financial results covering at least 30 days of post-merger combined operations of Brownsville Bancshares and Texas Regional, he will not sell, pledge, transfer or otherwise dispose of any shares of Texas Regional stock to be acquired by him in the merger transaction, unless such Affiliate Shareholder first obtains the consent of Texas Regional. The undersigned further agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of Texas Regional stock acquired by him in the merger transaction except in a manner that is consistent with any additional requirements for Texas Regional accounting for the merger as a pooling of interests, including without limitation any requirements imposed by applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and rules and regulations promulgated thereunder. Each Affiliate Shareholder agrees that a restrictive legend to the foregoing effect may be placed on any certificate evidencing shares of Texas Regional stock to be issued in connection with the merger transaction. Texas Regional will remove the restrictive legend from any certificates evidencing shares subject hereto promptly following the expiration of the transfer restrictions described in this paragraph.

          d. Each Affiliate Shareholder that is a director or executive officer of Brownsville Bancshares further acknowledges and agrees that he will be subject to Rule 145 promulgated by the SEC under the Securities Act of 1933, and he agrees not to transfer any Texas Regional stock received by him in the Merger except in compliance with applicable provisions of the Securities Act, the Securities Exchange Act and applicable rules and regulations promulgated thereunder.

     The obligations of the Affiliate Shareholders described in this paragraph shall survive the closing of the transactions described in this Agreement.

     9.13. JOINDER BY OPTION HOLDERS. Each of the undersigned who executes this Agreement as a holder of one or more options to purchase shares of the common stock of Brownsville Bancshares (defined herein as the Option Holders) hereby join into the execution of this Agreement to evidence their consent to and approval of the transaction herein described, and to evidence their agreement to exchange their options for Texas Regional Class A Voting Common stock as herein provided, and their agreement to terminate and cancel all of their options, as a result of which all such options to purchase Brownsville Bancshares shares shall be terminated and canceled. Each of the undersigned Option Holders represents to Texas Regional (i) that the undersigned Option Holders constitute the holders of all of the outstanding options to acquire shares of common stock of Brownsville Bancshares, Inc.; (ii) that he, she or it owns the option to purchase the number of shares of Brownsville Bancshares as indicated below his, her or its name below; (iii) that such option is unexercised and shall not be exercised unless this Agreement is terminated; (iv) that the undersigned has the full power and authority to enter into and perform this Agreement; and (v) that Texas Regional is relying upon the agreements herein contained in executing and entering into the Agreement and Plan of Reorganization. The undersigned Option Holders further agree to recommend the merger transaction to shareholders of Brownsville Bancshares.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                     TEXAS REGIONAL BANCSHARES, INC.
ATTEST:                              By:  /s/G E Roney
/s/Nancy Schultz                           Glen E. Roney,
  Secretary                                  Chairman of the Board
                                     BROWNSVILLE BANCSHARES, INC.
ATTEST:                              By:  /s/Jesus M. Castellano
/s/Paul Y. Cunningham, Jr.                 Name: Jesus M. Castellano
  Secretary                                Title: Chairman of the Board

               JOINDER BY SHAREHOLDERS OF BROWNSVILLE BANCSHARES

/s/Horacio L. Barrera                /s/Blanca S. Vela
Number of shares:  2,435             Number of shares:  333

/s/Jesus M. Castellano               /s/Isabel G. Vezzetti
Number of shares:  5,972             Number of shares:  3,382

/s/Manuel Lopez, Jr.                 /s/Alfredo Gavito
Number of shares:  1,377             Number of shares:  4,233

/s/Mario Yzaguirre                   /s/Lee Kirkpatrick
Number of shares:  17,076            Number of shares:  415

/s/Israel Lizka                      /s/Paul Y. Cunningham, Jr.
Number of shares:  20,083            Number of shares:  283

/s/Abraham Galonsky                  /s/Alter Holand
Number of shares:  31,582            Number of shares:  3,665

               JOINDER BY SHAREHOLDERS OF BROWNSVILLE BANCSHARES

/s/Eloisa B. Barrera                 /s/Tally Galonsky by A. Galonsky
Number of shares:  8,675             Number of shares:  4,201

                                     /s/  Eli Lizka
/s/Jose M. Castellano                by Israel Lizka
Number of shares:  4,565             Number of shares:  4,661

                                     /s/  Monica Lizka
/s/Delores C. Castellano             by Israel Lizka
Number of shares:  --                Number of shares:  6,058

                                     /s/  Ester Lizka
/s/Gloria C. Moore                   by Israel Lizka
Number of shares:  3,272             Number of shares:  283

                                     /s/  Linda Lizka
/s/Edward G. Moore                   by Israel Lizka
Number of shares:  283               Number of shares:  5,311

/s/  Josefa T. Castellano
/s/Nurith Galonsky by A. Galonsky
Number of shares:  4,203             Number of shares:

              JOINDER BY OPTION HOLDERS OF BROWNSVILLE BANCSHARES

/s/  Tomas & Maria Lucila, C. Cuellar /s/  Mario Max Yzaguirre
by:J. M. Castellano                  by:Mrs. Mario Yzaguirre
Number of option shares:  2,979      Number of option shares:  571

/s/  Fred J. & Josefa C. Cappadona   /s/  Maria E. Yzaguirre
by:J. M. Castellano                  by:Mrs. Mario Yzaguirre
Number of option shares:  3,551      Number of option shares:  858

/s/  Enrique J. & Sara C. Saldana
by:J. M. Castellano                  /s/Maria Enriqueta B. Yzaguirre
Number of option shares:  3,551      Number of option shares:  1,981

                                     /s/  Manuel A. Yzaguirre
/s/Gabriela Galvan Martinez          by:Mrs. Mario Yzaguirre
Number of option shares:  10,000     Number of option shares:  571

                                     /s/  Mark R. Yzaguirre
/s/Rosalee Longoria Galvan           by:Mrs. Mario Yzaguirre
Number of option shares:  10,000     Number of option shares:  571

/s/Mark A. Galvan                    /s/Vidal Longoria
Number of option shares:  10,000     Number of option shares:  3,300

               JOINDER BY SHAREHOLDERS OF BROWNSVILLE BANCSHARES

                                     /s/  Liverpool of McAllen, Inc.
/s/Carmen Gavito                     by Alter Holand
Number of shares:  4,046             Number of shares:  283

                                     /s/  PDP INC.
/s/Blanca I. Gavito                  by Alter Holand
Number of shares:  4,046             Number of shares:  1,436

/s/Lourdes Gavito-Galonsky
Number of shares:  4,246             Number of shares:

/s/  Estate of Szama Holand by
Alter Holand
Number of shares:  2,586             Number of shares:

/s/  Anna Lisa Holand by
Alter Holand
Number of shares:  2,586             Number of shares:

/s/  Joseph William Holand by
Alter Holand
Number of shares:  2,337             Number of shares:

              JOINDER BY OPTION HOLDERS OF BROWNSVILLE BANCSHARES

/s/Lee Kirkpatrick                   /s/Mary Alice Nava
Number of option shares:  10,000     Number of option shares:  500

/s/Daniel C. Alaniz                  /s/Eduardo Melendez
Number of option shares:  2,500      Number of option shares:  300

/s/Robert L. Walker                  /s/Yvonne A. Guerra
Number of option shares:  2,500      Number of option shares:  500

/s/Beverly D. Speer                  /s/Berta S. Maza
Number of option shares:  1,500      Number of option shares:  500

/s/Julian Pena                       /s/Carolyn Kizer
Number of option shares:  1,500      Number of option shares:  500

/s/Adolph R. Marroquin
Number of option shares:  1,000      Number of option shares:

                                  SCHEDULE 2.3

ORGANIZATION AND OPERATION OF BROWNSVILLE NATIONAL.

     BRANCH FACILITY

          3255 Boca Chica Blvd.
          Brownsville, Texas

     Copies of Articles of Association and Bylaws furnished to Texas Regional Bancshares, Inc. (TRBS) during due diligence.

     Brownsville National Bank owns Certificate No. 3 for 100,000 shares, $1.00 par value, of the Greater Brownsville Community Development Corporation.

                                  SCHEDULE 2.4

CAPITALIZATION AND OWNERSHIP.

     LIST OF OPTION HOLDERS

Lee Kirkpatrick......................     10,000
Daniel C. Alaniz.....................      2,500
Robert L. Walker.....................      2,500
Beverly Speer........................      1,500
Julian Pena..........................      1,500
Adolph Marroquin.....................      1,000
Mary Alice Nava......................        500
Carolyn Kizer........................        500
Yvonne A Guerra......................        500
Berta S. Maza........................        500
Eduardo Melendez.....................        300
                                       ---------
                                          21,300
                                       =========

     Copies of documents furnished to TRBS during due diligence.

                                 SCHEDULE 2.6.2

LOANS TO DIRECTORS, OFFICERS, AND BENEFICIAL OWNERS.

     Detailed information furnished to TRBS during due diligence.

                                  SCHEDULE 2.7

PROPERTIES.

     POLICIES OF TITLE INSURANCE ON BANK PROPERTY

        NONE

                                  SCHEDULE 2.8

ENVIRONMENTAL MATTERS.

     ENVIRONMENTAL SURVEY REPORT

        NONE

                                 SCHEDULE 2.11

CONTRACTS.

     Customary annual bonuses to be paid to officers and employees for 1997 performance, not to exceed $98,000.00.

     EDS data processing contract which terminated 9/30/97. Written notice of non-renewal was faxed 9/10/97, copies of which have been furnished to TRBS during due diligence.

     Life insurance policy and Health insurance policy -- Furnished to TRBS during due diligence.

                                 SCHEDULE 2.13

INSURANCE.

     Detailed information furnished to TRBS during due diligence.

                                 SCHEDULE 2.14

ABSENCE OF ADVERSE AGREEMENTS.

     NONE

                                 SCHEDULE 2.15

ABSENCE OF CERTAIN CHANGES.

    (i) Established BNB Bancshares, a
        Delaware Corporation
   (ii) Employee stock option plan as stated on Schedule 2.4
  (iii) $2.60 per share of Brownsville
        Bancshares, Inc. cash dividends paid
        in 1996, $1.00 per share of
        Brownsville Bancshares, Inc. cash
        dividend paid May 9, 1997, $1.60 per
        share of Brownsville Bancshares, Inc.
        cash dividend paid Oct. 6, 1997.
   (iv) None
    (v) None
   (vi) None
  (vii) None
 (viii) Wage increases as set forth on item (xii)
        Stock option plan as stated on
        Schedule 2.4
        Customary bonuses paid annually in
        the normal course of business.
   (ix) None
    (x) None
   (xi) None
  (xii) Wage increases for Officers and
        employees and bonuses for 1996 and
        1997. Furnished to TRBS during due
        diligence.
 (xiii) None
  (xiv) None

                                 SCHEDULE 2.16

AGREEMENTS WITH DIRECTORS, OFFICERS AND STOCKHOLDERS.

     DIRECTORS & EXECUTIVE OFFICERS:

        BROWNSVILLE BANCSHARES. INC.

           Jesus M. Castellano, Chairman

           Lee Kirkpatrick, President

           Paul Y. Cunningham, Jr., Secretary/Treas. - SPI Management Co.

           Horacio L. Barrera

           Isabel Vezzetti

           Alfredo Gavito

           Israel Lizka - La Casa Del Nylon

           Manuel Lopez - Lopez Wholesale Meats

           Blanca Vela

           Mario Yzaguirre

        OVER 5% SHAREHOLDERS

           Abraham Galonsky - La Casa Del Nylon

        BNB BANCSHARES, INC.

           Jesus M. Castellano, Chairman

           Lee Kirkpatrick President

           Horacio L. Barrera, Secretary/Treasurer

        BROWNSVILLE NATIONAL BANK

           Horacio L. Barrera, Chairman

           Isabel Vezzetti Vice-Chairman

           Alfredo Gavito, Secretary

           Lee Kirkpatrick President & Chief Executive Officer

           Jesus M. Castellano

           Paul Y. Cunningham, Jr. - SPI Management Co.

           Israel Lizka - La Casa Del Nylon

           Manuel Lopez - Lopez Wholesale Meats

           Blanca Vela

           Mario Yzaguirre

     There have been no commitments made, written or oral, to lend funds to the above.

                                    ANNEX B

                  PROVISIONS OF TEXAS BUSINESS CORPORATION ACT
                 RELATING TO RIGHTS OF DISSENTING SHAREHOLDERS

ART. 5.12.  PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

     A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

          (l)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

          (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten
     (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a cow of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

          (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

          (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

     B. If, within the period of sixty (60) days after the, date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

     C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

     D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corpora-tion. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

     E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

     F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

     G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

ART. 5.13.  PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

     A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

     B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article
5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                    ANNEX C

SERVICE ASSET
MANAGEMENT COMPANY

December 8, 1997

The Board of Directors
Brownsville Bancshares, Inc.
629 E. Elizabeth Street
Brownsville, Texas 78520

Members of the Board:

     We understand that Brownsville Bancshares, Inc. ("BBI"), Texas Regional Bancshares, Inc. ("Texas Regional"), and certain shareholders of BBI have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") dated October 20, 1997, which provides for the merger (the "Merger") of BBI and its subsidiary, BNB Bancshares, Inc., with and into a new wholly owned Delaware subsidiary corporation of Texas Regional ("TRD"). Pursuant to the terms of the Merger Agreement each issued and outstanding share of common stock, par value $4.00, of BBI, as of the date the Merger becomes effective, will be converted into the right to receive 3.06608 (the "Exchange Ratio") shares of Texas Regional Class A voting common stock not to exceed in the aggregate 947,164 shares, as described in the Merger Agreement with certain provisions for fractional shares. In addition, contemporaneously with the closing of the merger transaction, all holders of options to purchase BBI capital stock shall receive
1.77634 shares of Texas Regional Class A Voting Common Stock in exchange for, and in consideration of the termination and cancellation of their options, not to exceed in the aggregate 37,836 shares. The terms and conditions of the Merger are more fully set forth in the Merger Agreement. We understand that as a result of the Merger, (i) BBI and the Delaware Company shall each be merged with and into TRD and each will cease to exist and that (ii) Brownsville National Bank ("Brownsville National" or the "Bank") will be merged with and into Texas
State Bank and will cease its separate existence.

     You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of the BBI Common Stock.

     Our opinion is based on information furnished to us by BBI and Texas Regional, their attorneys, accountants, or obtained by us from published and verbal sources we consider relevant. We have relied upon and assumed the accuracy and completeness of all information submitted to us or that was publicly available and have made no independent verfication of this information. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying upon financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management of BBI and Texas Regional as to the expected future results of operations and financial condition of BBI and Texas Regional to which such analyses or forecasts relate. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel. BBI and Texas Regional's management have informed us that they know of no additional information which would have a material effect upon our valuation.

     In arriving at our opinion, we have followed generally accepted industry practices for the valuation of commercial banks and have used such valuation methodologies as we have deemed necessary or appropriate for the purposes of this opinion. In giving our opinion, we have given consideration to all available financial data and other relevant factors effecting fair market value including, but not limited to the following, (i) reviewed certain publicly available financial statements and other information of BBI and Texas Regional,
(ii) reviewed certain internal financial statements and other financial and operating data concerning BBI and Texas Regional prepared by the management of BBI and Texas Regional, (iii) analyzed certain summary financial projections concerning BBI and Texas Regional prepared by the management of BBI and Texas Regional, respectively; (iv) reviewed and discussed with senior executives of BBI and past and current operations and prospects of BBI, (v) reviewed and discussed with senior executives of Texas Regional the past and current operations and financial condition and the prospects of Texas Regional and analyzed the estimated pro forma impact of the Merger, including on the combined company's earnings per share, consolidated capitalization and financial ratios, (vi) reviewed and discussed with senior executives of BBI and Texas Regional the strategic objectives of the Merger and the long term benefits expected to result from the Merger, including without limitation, certain estimates and timing of synergies and other cost savings for the continued company, (vii) reviewed reported prices and and trading activity for transactions in BBI stock and Texas Regional Stock, (viii) compared the financial performance of BBI and Texas Regional and the prices and trading activity of BBI and Texas Regional with that of certain other comparable publicly traded companies and their securities, (ix) reviewed the financial terms, to the extent publicly available, of certain comparable transactions, (x) reviewed the Merger Agreement and certain related documents, and (xi) considered other such factors as we have deemed appropriate.

     Neither Service Asset Management Company ("SAMC") nor the individuals involved in this valuation have any present or contemplated future financial interest in BBI or Texas Regional which might prevent them from rendering a fair and unbiased opinion. Service Asset Management Company in the past has provided bond advisory services to Texas State Bank and has received commissions on securities sold to Texas State Bank. This compensation is insignificant as compared to SAMC's total annual billings. Our opinion is necessarily based upon the business, market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter, and does not address BBI's underlying business decision to enter into the Merger Agreement or constitute any recommendations to any holder of common stock of BBI as to how such holder should vote with respect to the Merger Agreement. We were not requested to, and did not, solicit third party offers to acquire all or any part of BBI. In addition, we understand that the Merger may render in effect a taxable transaction and our opinion may be used for purposes of the shareholders in determining their tax liability they may have upon conversion.

     In reaching our opinion, we have assumed that the Merger will be consummated in accordance with the terms described in the Merger Agreement. We consent to the reference to our firm and the inclusion of our opinion in its entirety in any filing with the Securities and Exchange Commission related to the Merger. Based on the foregoing and in consideration of all relevant factors, it is our opinion, as of the date of this letter, that the Exchange Ratio, is fair and equitable to all holders of Brownsville Bancshares, Inc. common stock, from a financial point of view.

     Service Asset Management Company appreciates the opportunity to be of service to you in this matter.

Very truly yours,

SERVICE ASSET MANAGEMENT COMPANY
By: /s/ DORY A. WILEY
        Dory A. Wiley

                                    ANNEX D

               BROWNSVILLE BANCSHARES, INC., FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS

                                           PAGE
                                           ----
YEARS ENDED DECEMBER 31, 1996, 1995 AND
1994
Independent Auditor's Report............    D-2
Consolidated Balance Sheets.............    D-3
Consolidated Statements Of Income.......    D-4
Consolidated Statements Of Changes In
  Shareholders' Equity..................    D-5
Consolidated Statements Of Cash Flows...    D-6
Notes To Consolidated Financial
  Statements............................    D-7
NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
  1996
Consolidated Balance Sheets
  (Unaudited)...........................   D-16
Consolidated Statements of Income
  (Unaudited)...........................   D-17
Consolidated Statements of Shareholders'
  Equity (Unaudited)....................   D-18
Consolidated Statements of Cash Flows
  (Unaudited)...........................   D-19
Notes to Unaudited Consolidated
  Financial Statements..................   D-20

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Brownsville Bancshares, Inc. & Subsidiaries
P. O. Box 2159
Brownsville, Texas 78523

     We have audited the accompanying consolidated balance sheets of Brownsville Bancshares, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of Brownsville Bancshares, Inc. and Subsidiaries' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly in all material respects, the consolidated financial position of Brownsville Bancshares, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          /s/  GARCIA, MARREN & COMPANY, P.C.
                                          GARCIA, MARREN & COMPANY, P.C.
                                          Certified Public Accountants

Brownsville, Texas
January 26, 1997

                 BROWNSVILLE BANCSHARES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                         1996       1995
                                       ---------  ---------
                                           (DOLLARS IN
                                            THOUSANDS)
               ASSETS
Cash and due from banks..............  $   6,037  $   4,522
Federal funds sold...................     12,560      7,765
Investment Securities:
     Securities available for sale...     13,788     21,977
     Securities held to maturity.....     21,585     11,901
                                       ---------  ---------
                                          35,373     33,878
                                       ---------  ---------
Loans, excluding unearned discount of
  $261,000 in 1996, and $219,000 in
  1995...............................     40,644     41,398
     Less allowance for loan
     losses..........................       (288)      (307)
                                       ---------  ---------
                                          40,356     41,091
                                       ---------  ---------
Office building and
  equipment -- net...................      1,820      1,857
                                       ---------  ---------
Other real estate owned..............     --            110
Other Assets
     Accrued income..................      1,083      1,017
     Other assets....................        251        249
                                       ---------  ---------
                                           1,334      1,266
                                       ---------  ---------
       TOTAL ASSETS..................  $  97,480  $  90,489
                                       =========  =========

             LIABILITIES
Deposits
  Noninterest-bearing
     Individuals, partnerships and
      corporations...................  $  12,850  $  12,073
     U.S. Government.................         26         31
     Certified and official checks...        637        414
                                       ---------  ---------
                                          13,513     12,518
                                       ---------  ---------
  Interest-bearing
     NOW accounts....................     10,444     10,539
     Savings.........................      8,436      9,043
     Time, $100,000 and over.........     26,430     23,268
     Other time......................     26,467     23,541
     States and political
      subdivisions...................         98         98
                                       ---------  ---------
                                          71,875     66,489
                                       ---------  ---------
               Total Deposits........     85,388     79,007
                                       ---------  ---------
Other Liabilities
     Accrued interest payable on
      interest-bearing accounts......        365        339
     Other accrued expenses
      payable........................        314        262
                                       ---------  ---------
                                             679        601
                                       ---------  ---------
               Total Liabilities.....     86,067     79,608
                                       ---------  ---------

        SHAREHOLDERS' EQUITY
Common stock, par value $4 per share;
  1,000,000 shares authorized,
  308,917 shares issued and
  outstanding........................      1,236      1,236
Additional paid-in capital...........      5,563      5,563
Retained earnings....................      4,667      4,246
Net unrealized depreciation on
  securities available for sale, net
  of deferred tax asset of $27,000
  and $85,000, respectively..........        (53)      (164)
                                       ---------  ---------
          Total Shareholders'
             Equity..................     11,413     10,881
                                       ---------  ---------
               TOTAL LIABILITIES AND
                  SHAREHOLDERS'
                  EQUITY.............  $  97,480  $  90,489
                                       =========  =========

   The accompanying notes are an integral part of these financial statements.

                 BROWNSVILLE BANCSHARES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                            1996       1995       1994
                                          ---------  ---------  ---------
                                              (DOLLARS IN THOUSANDS)
Interest Income
     Interest on real estate loans......  $   2,508  $   2,553  $   2,111
     Commercial loans...................      1,155      1,167      1,001
     Installment loans..................        391        381        388
                                          ---------  ---------  ---------
                                              4,054      4,101      3,500
     On investment securities, including
       dividend income..................      2,183      2,149      2,250
     On federal funds sold..............        451        287        276
                                          ---------  ---------  ---------
               Total Interest Income....      6,688      6,537      6,026
                                          ---------  ---------  ---------
Interest Expense
     Interest on time deposits of
       $100,000 or more.................      1,202      1,130        785
     Interest on other deposits.........      1,733      1,639      1,399
                                          ---------  ---------  ---------
               Total Interest Expense...      2,935      2,769      2,184
                                          ---------  ---------  ---------
               Net Interest Income......      3,753      3,768      3,842
Provision for loan losses...............         53         20         20
                                          ---------  ---------  ---------
          Net Interest Income After
             Provision For Loan
             Losses.....................      3,700      3,748      3,822
                                          ---------  ---------  ---------
Other Income
     Service charges on deposit
       accounts.........................        571        557        543
     Net realized gains on securities
       available for sale...............     --         --             99
     Other..............................        300        274        339
                                          ---------  ---------  ---------
               Total Other Income.......        871        831        981
                                          ---------  ---------  ---------
Other Expense
     Salaries and employee benefits.....      1,460      1,454      1,420
     Occupancy expenses.................        369        330        313
     Other expenses.....................        935        907      1,081
                                          ---------  ---------  ---------
               Total Other Expenses.....      2,764      2,691      2,814
                                          ---------  ---------  ---------
          Income Before Income Taxes....      1,807      1,888      1,989
Applicable income taxes.................        593        625        664
                                          ---------  ---------  ---------
               NET INCOME...............  $   1,214  $   1,263  $   1,325
                                          =========  =========  =========
Earnings Per Share......................  $    3.93  $    4.09  $    4.29
                                          =========  =========  =========
Weighted average number of common shares
  outstanding
  (in thousands)........................        309        309        309
                                          =========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                 BROWNSVILLE BANCSHARES, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                    NET
                                                                                 UNREALIZED
                                                                                DEPRECIATION
                                                                                     ON
                                                     ADDITIONAL                  AVAILABLE          TOTAL
                                           COMMON     PAID IN      RETAINED       FOR SALE      SHAREHOLDERS'
                                           STOCK      CAPITAL      EARNINGS      SECURITIES        EQUITY
                                           ------    ----------    ---------    ------------    -------------
                                                                 (DOLLARS IN THOUSANDS)
Balance, at December 31, 1993...........   $ 989       $4,266       $ 3,820        $--             $ 9,075
     25% stock dividend -- 61,783 shares
       of common stock..................     247        1,297        (1,544)       --               --
     Net income.........................    --          --            1,325        --                1,325
     Net unrealized depreciation on
       securities available for sale....    --          --            --             (757)            (757)
                                           ------    ----------    ---------    ------------    -------------
Balance, at December 31, 1994...........   1,236        5,563         3,601          (757)           9,643
     Cash dividend paid $2.00 per
       share............................    --          --             (618)       --                 (618)
     Net income.........................    --          --            1,263        --                1,263
     Net unrealized appreciation on
       securities available for sale....    --          --            --              593              593
                                           ------    ----------    ---------    ------------    -------------
Balance, at December 31, 1995...........   1,236        5,563         4,246          (164)          10,881
     Cash dividend paid $2.60 per
       share............................    --          --             (803)       --                 (803)
     Net income.........................    --          --            1,214        --                1,214
     Prior period adjustment............    --          --               10        --                   10
     Net unrealized appreciation on
       securities available for sale....    --          --            --              111              111
                                           ------    ----------    ---------    ------------    -------------
Balance, at December 31, 1996...........   $1,236      $5,563       $ 4,667        $  (53)         $11,413
                                           ======    ==========    =========    ============    =============

   The accompanying notes are an integral part of these financial statements.

                 BROWNSVILLE BANCSHARES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                          1996       1995        1994
                                       ----------  ---------  ----------
                                            (DOLLARS IN THOUSANDS)
Cash Flows From Operating Activities
     Net income......................  $    1,214  $   1,263  $    1,325
                                       ----------  ---------  ----------
     Adjustments to reconcile net
       income to net cash provided by
       operating activities:
          Depreciation...............         120        115         118
          Provision for credit
          losses.....................          53         20          20
          Deferred income taxes......           1          4          10
          Net realized gain on
             securities available for
             sale....................      --         --            (100)
          Sale of other real estate
             owned...................         110         42      --
          Net realized gain on sale
             of capital assets.......      --         --             (20)
          (Increase) decrease in
             accrued income and other
             assets..................         (68)        53        (221)
          Increase in accrued
             expenses and other
             liabilities.............          19         (6)        102
                                       ----------  ---------  ----------
     Total Adjustments...............         235        228         (91)
                                       ----------  ---------  ----------
Net Cash Provided By Operating
  Activities.........................       1,449      1,491       1,234
                                       ----------  ---------  ----------
Cash Flows From Investing Activities
     Purchases of securities
       available for sale............      (1,100)    --         (10,466)
     Proceeds from maturities of
       securities available for
       sale..........................       9,457      3,486       4,250
     Proceeds from sale of securities
       available for sale............      --         --           2,713
     Purchase of securities to be
       held to maturity..............     (17,765)    (6,315)       (500)
     Proceeds from maturities of
       securities held to maturity...       8,081      7,250       3,800
     Net (increase) decrease in
       loans.........................         682        328      (2,175)
     Purchases of properties and
       equipment.....................         (83)      (132)        (58)
     Proceeds from sale of capital
       asset.........................      --         --             255
                                       ----------  ---------  ----------
Net Cash Provided (Used) In Investing
  Activities.........................        (728)     4,617      (2,181)
                                       ----------  ---------  ----------
Cash Flows From Financing Activities
     Net increase (decrease) in
       non-interest bearing demand
       deposits......................         995        (69)      1,177
     Net increase (decrease) in time
       deposits......................       5,387     (1,002)       (579)
     Dividends paid..................        (803)      (618)     --
     Prior period adjustment.........          10
                                       ----------  ---------  ----------
Net Cash Provided (Used) By Financing
  Activities.........................       5,589     (1,689)        598
                                       ----------  ---------  ----------
Net Increase (Decrease) in Cash and
  Cash Equivalents...................       6,310      4,419        (349)
Cash and cash equivalents at
  beginning of year..................      12,287      7,868       8,217
                                       ----------  ---------  ----------
Cash and cash equivalents at end of
  year...............................  $   18,597  $  12,287  $    7,868
                                       ==========  =========  ==========
Supplemental Disclosure Of Cash Flow
Information:
     Cash paid during the year for:
          Interest...................  $    2,910  $   2,664  $    2,125
          Federal income taxes.......         600        586         821

   The accompanying notes are an integral part of these financial statements.

                 BROWNSVILLE BANCSHARES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  A.  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Brownsville Bancshares, Inc. its wholly-owned subsidiary, BNB Bancshares, Inc., and its indirect wholly-owned subsidiary, Brownsville National Bank (the Bank), wholly-owned by BNB Bancshares, Inc. All significant transactions and balances have been eliminated in consolidation.

     Organization and Acquisition of Subsidiary -- BNB Bancshares, Inc. was incorporated in the State of Delaware on March 12, 1996 for the purpose of conducting business as a bank holding company. On May 15, 1996, all of the stock of Brownsville National Bank was transferred by Brownsville Bancshares, Inc. to BNB Bancshares, Inc. and BNB Bancshares, Inc. simultaneously transferred all of its common stock to Brownsville Bancshares, Inc. In connection with these transactions, 236,241 shares of Brownsville National Bank common stock was exchanged for 1,000 shares of BNB Bancshares, Inc. common stock.

  B.  ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those entities.

  C.  CASH AND CASH EQUIVALENTS

     For the purpose of presentation in the statement of Cash Flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "Cash and due from banks" and "Federal funds sold."

  D.  INVESTMENT SECURITIES

     The Bank's investments in securities for the current year are classified in two categories:

      o Securities Held To Maturity -- Bonds, notes and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

      o Securities Available For Sale -- Securities available for sale consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as securities to be held to maturity.

     Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary have resulted in write-downs of the individual securities to their fair value. The related write-downs have been included in earnings as realized losses when applicable.

     Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount in a separate component of shareholders' equity until realized.

     Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

     Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

                 BROWNSVILLE BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

  E.  LOANS RECEIVABLE

     Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs and allowance for loan losses.

     Loan origination fees and certain direct origination costs are presently not capitalized and recognized as an adjustment of the yield of the related loans since such net amounts are immaterial.

     The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent payments are received.

     The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

  F.  FORECLOSED REAL ESTATE

     Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate.

  G.  INCOME TAXES

     Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

  H.  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, less accumulated depreciation and amortization. The provisions for depreciation and amortization is computed principally by the straight-line method over the estimated useful lives for the assets.

     Expenditures for maintenance and repairs are charged to operations, and the expenditures for major replacements and betterment are added to the property and equipment accounts. The cost and accumulated depreciation of the property and equipment retired or sold are eliminated from the property accounts at the time of retirement or sale and the resulting gain or loss is reflected in current operations.

     Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used will be recognized based on the excess of the asset's carrying amount and fair value of the asset and long-lived assets to be disposed of will be reported at the lower of carrying amount or fair value less cost to sell.

  I.  FINANCIAL INSTRUMENTS

     Off-Balance-Sheet Financial Instruments: In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under

                 BROWNSVILLE BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

  J.  FAIR VALUES OF FINANCIAL INSTRUMENTS

     Although the Bank is exempt from certain required disclosures about financial instruments, it has voluntarily elected to disclose the methods and assumptions used by the Bank in estimating fair values of financial instruments as disclosed herein:

     CASH AND SHORT-TERM INSTRUMENTS -- The carrying amounts of cash and short-term instruments approximate their fair value.

     SECURITIES HELD TO MATURITY AND SECURITIES AVAILABLE FOR SALE -- Fair values for investment securities are based on quoted market prices.

     ACCRUED INTEREST -- The carrying amounts of accrued interest approximate their fair values.

NOTE B -- DEBT AND EQUITY SECURITIES

     Debt and investment securities have been classified in the balance sheets according to management's intent. The carrying amounts of investment securities as shown in the balance sheets of the Bank and their estimated market values at December 31 were as follows:

                                                         GROSS          GROSS       ESTIMATED
                                        AMORTIZED     UNREALIZED     UNREALIZED       MARKET
                                           COST          GAINS         LOSSES         VALUE
                                        ----------    -----------    -----------    ----------
                                                        (DOLLARS IN THOUSANDS)
Securities available for
  sale -- December 31, 1996:
     U.S. Government and agency
     securities......................    $ 13,719       $    17        $    96       $ 13,640
     Other securities................         150        --                  2            148
                                        ----------    -----------    -----------    ----------
                                         $ 13,869       $    17        $    98       $ 13,788
                                        ==========    ===========    ===========    ==========
Securities held to
  maturity -- December 31, 1996:
     U.S. Government and agency
       securities....................    $ 20,185       $    39        $   118       $ 20,106
     State and municipal
       securities....................      --            --             --             --
     Other...........................       1,400            33              1          1,432
                                        ----------    -----------    -----------    ----------
                                         $ 21,585       $    72        $   119       $ 21,538
                                        ==========    ===========    ===========    ==========
Securities available for
  sale -- December 31, 1995:
     U.S. Government and agency
       securities....................    $ 22,176       $    38        $   287       $ 21,927
     Other securities................          50        --             --                 50
                                        ----------    -----------    -----------    ----------
                                         $ 22,226       $    38        $   287       $ 21,977
                                        ==========    ===========    ===========    ==========
Securities held to
  maturity -- December 31, 1995:
     U.S. Government and agency
       securities....................    $ 10,394       $   116        $     4       $ 10,506
     State and municipal
       securities....................       1,307            36              2          1,341
     Other securities................         200        --             --                200
                                        ----------    -----------    -----------    ----------
                                         $ 11,901       $   152        $     6       $ 12,047
                                        ==========    ===========    ===========    ==========

     Assets, principally securities, carried at approximately $10.4 million at December 31, 1996 and $13.6 million at December 31, 1995 were pledged to secure public deposits and for other purposes required or permitted by law.

                 BROWNSVILLE BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

     The scheduled maturities of securities held to maturity and securities available for sale at December 31, 1996 are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                           SECURITIES       SECURITIES AVAILABLE
                                        HELD TO MATURITY          FOR SALE
                                        ----------------    --------------------
                                                 (DOLLARS IN THOUSANDS)
Due in one year or less..............       $--                   $--
Due from one year to five years......          2,515                 5,500
Due from five to ten years...........         19,070                 8,369
                                        ----------------    --------------------
                                            $ 21,585              $ 13,869
                                        ================    ====================
Fair Value...........................       $ 21,538              $ 13,788
                                        ================    ====================

NOTE C -- LOANS RECEIVABLE

     The components of loans in the consolidated balance sheets were as follows:

                                            1996       1995
                                          ---------  ---------
                                              (DOLLARS IN
                                               THOUSANDS)
Commercial loans........................  $  13,077  $  12,782
Real estate loans.......................     24,112     25,678
Consumer loans..........................      3,430      2,903
Overdrafts..............................         25         35
                                          ---------  ---------
                                          $  40,644  $  41,398
                                          =========  =========

NOTE D -- ALLOWANCE FOR CREDIT LOSSES

     An analysis of the change in the allowance for credit losses follows:

                                            1996       1995       1994
                                          ---------  ---------  ---------
                                              (DOLLARS IN THOUSANDS)
Balance -- January 1....................  $     307  $     252  $     320
Credits charged off.....................        (84)       (43)      (126)
Recoveries..............................         13         78         38
                                          ---------  ---------  ---------
Net (charged off) recoveries............        (71)        35        (88)
Provision for credit losses.............         53         20         20
                                          ---------  ---------  ---------
Balance -- End of Year..................  $     289  $     307  $     252
                                          =========  =========  =========

     During the years 1996 and 1995, there were no impairment of loans that have to be recognized in conformity with FASB Statement 114, as amended by FASB 118.

     There were no loans transferred to foreclosed real estate in 1996 or 1995.

     Transactions on foreclosed real estate acquired before 1995 includes net income of $10 thousand in 1996 and net expense of $9 thousand in 1995 and $53 thousand in 1994.

                 BROWNSVILLE BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE E -- PROPERTIES AND EQUIPMENT

     Components of properties and equipment included in the consolidated balance sheets at December 31, 1996 and 1995 were as follows:

                                            1996       1995
                                          ---------  ---------
                                              (DOLLARS IN
                                               THOUSANDS)
Cost:
     Land...............................  $     408  $     408
     Bank premises......................      1,723      1,723
     Furniture and equipment............      1,120      1,062
     Automobiles........................         71         39
     Landscaping........................         29         29
                                          ---------  ---------
          Total cost....................      3,351      3,261
     Less accumulated depreciation......     (1,531)    (1,404)
                                          ---------  ---------
          Net Book Value................  $   1,820  $   1,857
                                          =========  =========

     The Bank leases certain items of equipment under various cancelable one year leases. Rent expense was $4 thousand in 1996, $4 thousand in 1995 and $3 thousand in 1994.

NOTE F -- INCOME TAXES

     The consolidated provision for federal income taxes consisted of the following:

                                            1996       1995       1994
                                          ---------  ---------  ---------
                                              (DOLLARS IN THOUSANDS)
Current tax expense.....................  $     592  $     621  $     654
Deferred tax expense....................          1          4         10
                                          ---------  ---------  ---------
          Total Expense.................  $     593  $     625  $     664
                                          =========  =========  =========

     Deferred tax assets and liabilities included in other liabilities at December 31, consist of the following:

                                            1996       1995
                                          ---------  ---------
                                              (DOLLARS IN
                                               THOUSANDS)
Deferred tax assets:
     Net unrealized depreciation on
       available-for-sale securities....  $      27  $      85
                                          ---------  ---------
Deferred tax liabilities:
     Allowance for loan losses..........       (179)      (184)
     Accumulated depreciation...........        (88)       (82)
                                          ---------  ---------
                                               (267)      (266)
                                          ---------  ---------
Net Deferred Tax (Liability) Asset......  $    (240) $    (181)
                                          =========  =========

     No valuation allowance for deferred tax assets was recorded at December 31, 1996 or 1995.

NOTE G -- RELATED PARTIES

     The Bank has entered into transactions with its directors, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amounts receivable from such

                 BROWNSVILLE BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
related parties as of December 31, 1996 amounted to approximately $347 thousand and $420 thousand as of December 31, 1995.

NOTE H -- COMMITMENTS AND CONTINGENT LIABILITIES

     The Bank is a party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the bank's financial position.

NOTE I -- FINANCIAL INSTRUMENTS

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments consist primarily of commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                                           CONTRACT OR
                                         NOTIONAL AMOUNT
                                       --------------------
                                         1996       1995
                                       ---------  ---------
                                           (DOLLARS IN
                                            THOUSANDS)
Financial instruments whose contract
  amounts represent credit risk:
     Commercial loan commitments.....  $   7,934  $  10,113
     Unfunded lines-of-credit........      3,760      2,553
     Letter of credit................      1,427        459
                                       ---------  ---------
       Total.........................  $  13,121  $  13,125
                                       =========  =========

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payments of a fee. Since many of the commitments are expected to be drawn upon, the total commitment amounts generally represent future cash requirements. The Bank evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. If collateral is required, it normally consists of real property.

                 BROWNSVILLE BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

     The estimated fair values of the Bank's financial instruments it has elected to disclose were as follows at:

                                     DECEMBER 31, 1996       DECEMBER 31, 1995
                                    --------------------    --------------------
                                    CARRYING      FAIR      CARRYING      FAIR
                                     AMOUNT       VALUE      AMOUNT       VALUE
                                    ---------    -------    ---------    -------
                                               (DOLLARS IN THOUSANDS)
Financial Assets
  Cash and due from banks.........   $  6,037    $ 6,037     $  4,522    $ 4,522
  Federal funds sold..............     12,560     12,560        7,765      7,765
  Securities available for sale...     13,788     13,788       21,977     21,977
  Securities held to maturity.....     21,585     21,538       11,901     12,047
  Accrued interest receivable.....      1,083      1,083        1,017      1,017

NOTE J -- DEPOSITS

     The aggregate amount of the Bank's time deposits as of December 31, 1996, evidenced by CD's, amounts to $52.9 million, all due within one year except for $71 thousand of IRA's deposits whose maturity dates extend beyond one year, but upon maturity, will be converted to one year IRA's.

NOTE K -- CONCENTRATION OF CREDIT RISK

     Practically all of the Bank's loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank's market area and customers domiciled outside the United States, primarily in Mexico. Practically all such customers are depositors of the Bank. Investment in state and municipal securities also include governmental entities within the Bank's market area and state. The concentrations of credit by type of loan are set forth in Note C.

NOTE L -- RESTRICTIONS ON RETAINED EARNINGS

     The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. At December 31, 1996, approximately $2.4 million of retained earnings were available for dividend declaration without prior regulatory approval.

NOTE M -- REGULATORY MATTERS

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 11, 1996, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as adequately capitalized under the regulatory framework for prompt

                 BROWNSVILLE BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
corrective action. To be categorized as adequately capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

     The Bank's actual capital amounts and ratios are also presented in the table. There were no amounts required to be deducted from capital for interest rate risk in 1996 nor 1995.

                                                                                           TO BE WELL
                                                                                       CAPITALIZED UNDER
                                                                      CAPITAL          PROMPT CORRECTIVE
                                                 ACTUAL          ADEQUACY PURPOSES     ACTION PROVISIONS
                                          --------------------  --------------------  --------------------
                                           AMOUNT      RISK      AMOUNT      RISK      AMOUNT      RISK
                                          ---------  ---------  ---------  ---------  ---------  ---------
                                                               (DOLLARS IN THOUSANDS)
As of December 31, 1996:
Total Capital (to Risk-Weighted
  Assets)...............................  $  11,629      23.76%   .$3,916       .8.0%   .$4,895      .10.0%
Tier I Capital (to Risk-Weighted
  Assets)...............................     11,441      23.37    . 1,958       .4.0     .2,937       .6.0
Tier I Capital (to Average Assets)......     11,441      11.86    . 3,910       .4.0     .4,888       .5.0
As of December 31, 1995:
Total Capital (to Risk-Weighted
  Assets)...............................     11,253      23.76    . 3,790       .8.0     .4,737      .10.0
Tier I Capital (to Risk-Weighted
  Assets)...............................     11,046      23.32    . 1,895       .4.0     .2,842       .6.0
Tier I Capital (to Average Assets)......     11,046      12.16    . 3,632       .4.0     .4,539       .5.0

NOTE N -- RECLASSIFICATIONS

     Certain items for 1995 have been reclassified to conform with the 1996 presentation. Such reclassification had no effect on net earnings or stockholders' equity as previously reported.

NOTE O -- BROWNSVILLE BANCSHARES, INC. (PARENT ONLY) CONDENSED FINANCIAL
          STATEMENTS

                            CONDENSED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                         1996       1995
                                       ---------  ---------
                                           (DOLLARS IN
                                            THOUSANDS)
Assets
     Cash in Subsidiary Bank.........  $       4  $       7
                                       ---------  ---------
          Total Cash and Cash
        Equivalents..................          4          7
Investment in Consolidated
  Subsidiary.........................     11,390     10,880
Other Assets.........................         19          9
                                       ---------  ---------
          Total Assets...............  $  11,413  $  10,896
                                       =========  =========
Liabilities
     Accrued Liabilities.............  $  --      $      15
                                       ---------  ---------
          Total Liabilities..........     --             15
Shareholders' Equity.................     11,413     10,881
                                       ---------  ---------
     Total Liabilities and
     Shareholders' Equity............  $  11,413  $  10,896
                                       =========  =========

                 BROWNSVILLE BANCSHARES, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                         CONDENSED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                            1996       1995       1994
                                          ---------  ---------  ---------
                                              (DOLLARS IN THOUSANDS)
Income
     Dividends Received From
      Subsidiary........................  $     833  $     641  $  --
                                          ---------  ---------  ---------
          Total Income..................        833        641     --
                                          ---------  ---------  ---------
Expense
     Franchise Tax......................         27     --             22
                                          ---------  ---------  ---------
          Total Expense.................         27     --             22
                                          ---------  ---------  ---------
Income Before Income Tax Expense and
  Equity in Undistributed Net Income
  (Loss) of Subsidiary..................        806        641        (22)
     Income Tax Expense (Benefit).......         (9)    --             (8)
                                          ---------  ---------  ---------
Income (Loss) Before Equity in
  Undistributed Net Income of
  Subsidiary............................        815        641        (14)
Equity in Undistributed Net Income of
  Subsidiary............................        399        622      1,339
                                          ---------  ---------  ---------
     Net Income.........................  $   1,214  $   1,263  $   1,325
                                          =========  =========  =========

                       CONDENSED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

Cash Flows From Operating Activities:
     Net Income.........................  $   1,214  $   1,263  $   1,325
     Adjustments to Reconcile Net Income
      To Net Cash Provided By (Used In)
      Operating Activities
       Undistributed Net Income of
        Subsidiary......................       (399)      (622)    (1,339)
       (Increase) Decrease in Tax
        Benefits Receivable.............         (9)       (10)         1
       Increase (Decrease) in Accrued
        Expenses........................        (16)       (13)        13
                                          ---------  ---------  ---------
     Net Cash Provided By Operating
     Activities.........................        790        618     --
                                          ---------  ---------  ---------
Cash Flows From Investing Activities....     --         --         --
                                          ---------  ---------  ---------
Cash Flows From Financing Activities:
     Cash Dividends Paid................       (803)      (618)    --
     Prior Year Adjustment..............         10     --         --
                                          ---------  ---------  ---------
          Net Cash Used In Financing
              Activities................       (793)      (618)    --
                                          ---------  ---------  ---------
Net Increase (Decrease) In Cash and Cash
  Equivalents...........................         (3)    --         --
Cash and Cash Equivalents at Beginning
  of Year...............................          7          7          7
                                          ---------  ---------  ---------
Cash and Cash Equivalents at End of
Year....................................  $       4  $       7  $       7
                                          =========  =========  =========
Supplemental Disclosures of Cash Flow
  Information
     Interest Paid......................  $  --      $  --      $  --
     Income Taxes Paid..................        600        586        821

                  BROWNSVILLE BANCSHARES, INC. AND SUBSIDIARY
                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                          SEPTEMBER 30, 1997 AND 1996

                                         1997       1996
                                       ---------  ---------
                                           (DOLLARS IN
                                            THOUSANDS)
               ASSETS
Cash and Due From Banks..............  $   4,711  $   5,402
Federal Funds Sold...................     14,795      8,785
                                       ---------  ---------
          Total Cash and Cash
        Equivalents..................     19,506     14,187
Securities Available for Sale........     10,345     16,557
Securities Held to Maturity
  (Estimated Market Value of
  $22,862,000 and
  $21,466,000 at September 30, 1997
  and 1996, respectively)............     22,793     21,691
Loans, Net of Unearned Discount of
  $327,000 and $263,000 at September
  30,
  1997 and 1996, respectively........     41,843     41,237
Less Allowance for Loan Losses.......       (224)      (273)
                                       ---------  ---------
     Net Loans.......................     41,619     40,964
Premises and Equipment, Net..........      1,827      1,849
Accrued Interest Receivable..........      1,012        997
Other Assets.........................        319        292
                                       ---------  ---------
          Total Assets...............  $  97,421  $  96,537
                                       =========  =========
             LIABILITIES
Deposits
     Demand..........................  $  13,948  $  13,509
     Savings.........................      8,082      8,727
     Money Market Checking and
      Savings........................      9,640      9,955
     Time Deposits...................     52,766     52,069
                                       ---------  ---------
          Total Deposits.............     84,436     84,260
  Accounts Payable and Accrued
     Liabilities.....................      1,276        699
                                       ---------  ---------
          Total Liabilities..........     85,712     84,959
                                       ---------  ---------
        SHAREHOLDERS' EQUITY
Common stock, par value $4 per share,
  1,000,000 shares authorized,
  308,917 shares issued and
  outstanding........................      1,236      1,236
Paid-In Capital......................      5,563      5,563
Retained Earnings....................      4,933      4,912
Unrealized Gain (Loss) on Securities
  Available for Sale.................        (23)      (133)
                                       ---------  ---------
          Total Shareholders'
        Equity.......................     11,709     11,578
                                       ---------  ---------
          Total Liabilities and
             Shareholders' Equity....  $  97,421  $  96,537
                                       =========  =========

   The accompanying notes are an integral part of the consolidated financial statements.

                  BROWNSVILLE BANCSHARES, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                                         1997       1996
                                       ---------  ---------
                                           (DOLLARS IN
                                            THOUSANDS,
                                         EXCEPT PER SHARE
                                              DATA)
Interest Income
  Loans, Including Fees..............  $   3,058  $   3,040
  Investment Securities
     Taxable.........................      1,605      1,589
     Tax-Exempt......................         50         50
     Federal Funds Sold..............        504        303
                                       ---------  ---------
       Total Interest Income.........      5,217      4,982
Interest Expense
  Deposits...........................      2,362      2,160
                                       ---------  ---------
Net Interest Income..................      2,855      2,822
Provision for Loan Losses............         10         33
                                       ---------  ---------
  Net Interest Income After Provision
     for Loan Losses.................      2,845      2,789
                                       ---------  ---------
Noninterest Income
  Service Charges on Deposit
  Accounts...........................        541        424
  Other Service Charges..............        217        201
  Investment Securities Gains
  (Losses)...........................          3     --
  Other Operating Income.............         33         24
                                       ---------  ---------
       Total Noninterest Income......        794        649
                                       ---------  ---------
Noninterest Expense
  Salaries and Employee Benefits.....      1,106      1,090
  Net Occupancy Expense..............        210        195
  Equipment Expense..................         99         85
  Other Real Estate (Income) Expense,
     Net.............................     --            (10)
  Other Noninterest Expense..........        629        636
                                       ---------  ---------
       Total Noninterest Expense.....      2,044      1,996
                                       ---------  ---------
Income Before Income Tax Expense.....      1,595      1,442
Income Tax Expense                           527        478
                                       ---------  ---------
Net Income...........................  $   1,068  $     964
                                       =========  =========
Earnings Per Share (Note 2)..........  $    3.46  $    3.12
                                       =========  =========
Weighted Average Number of Common
  Shares Outstanding (In Thousands)..        309        309
                                       =========  =========

   The accompanying notes are an integral part of the consolidated financial statement.

                  BROWNSVILLE BANCSHARES, INC. AND SUBSIDIARY
     CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (UNAUDITED)
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                                                                            UNREALIZED
                                                                            GAIN (LOSS)
                                                                           ON SECURITIES        TOTAL
                                        COMMON    PAID-IN     RETAINED       AVAILABLE      SHAREHOLDERS'
                                        STOCK     CAPITAL     EARNINGS       FOR SALE          EQUITY
                                        ------    --------    ---------    -------------    -------------
                                                             (DOLLARS IN THOUSANDS)
Balance, at December 31, 1995........   $1,236     $ 5,563     $ 4,247        $  (164)         $10,882
Cash Dividends.......................    --          --           (309)        --                 (309)
Changes in Unrealized Gain (Loss) on
  Securities Available for Sale......    --          --          --                31               31
Prior Period Adjustment..............    --          --             10         --                   10
Net Income...........................    --          --            964                             964
                                        ------    --------    ---------    -------------    -------------
Balance, at September 30, 1996.......   $1,236     $ 5,563     $ 4,912        $  (133)         $11,578
                                        ======    ========    =========    =============    =============
Balance, at December 31, 1996........   $1,236     $ 5,563     $ 4,668        $   (53)         $11,414
Cash Dividends.......................    --          --           (803)        --                 (803)
Changes in Unrealized Gain (Loss) on
  Securities Available for Sale......    --          --          --                30               30
Net Income...........................    --          --          1,068         --                1,068
                                        ------    --------    ---------    -------------    -------------
Balance, at September 30, 1997.......   $1,236     $ 5,563     $ 4,933        $   (23)         $11,709
                                        ======    ========    =========    =============    =============

   The accompanying notes are an integral part of the consolidated financial statements.

                  BROWNSVILLE BANCSHARES, INC. AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                                         1997        1996
                                       ---------  ----------
                                            (DOLLARS IN
                                            THOUSANDS)
Cash Flows from Operating Activities
     Net Income......................  $   1,068  $      964
     Adjustments to Reconcile Net
      Income to Net Cash Provided by
      Operating Activities:
          Depreciation, Amortization
             and Accretion, Net......         74          63
          Provision for Loan
        Losses.......................         10          33
          Gain on Sales of Securities
             Available for Sale......          3      --
          (Increase) Decrease in
             Accrued Interest
             Receivable and Other
             Assets..................          3         (23)
          Increase (Decrease) in
             Accounts Payable and
             Accrued Liabilities.....        583          98
                                       ---------  ----------
Net Cash Provided by Operating
Activities...........................      1,741       1,135
                                       ---------  ----------
Cash Flows from Operating Activities
     Proceeds from Maturing
      Securities Available for
      Sale...........................      3,500       6,481
     Purchases of Securities
      Available for Sale.............     --            (997)
     Proceeds from Maturing
      Securities Held to Maturity....      7,500       7,000
     Purchases of Securities Held to
      Maturity.......................     (8,708)    (16,780)
     Loan Originations and
     Advances........................     (1,275)         82
     Recoveries of Charged-Off Loans           2          12
     Proceeds from Sale of Other Real
     Estate..........................     --             110
     Purchases of Premises and
     Equipment.......................        (96)        (81)
                                       ---------  ----------
Net Cash Provided (Used) In Investing
  Activities.........................        923      (4,173)
                                       ---------  ----------
Cash Flows from Financing Activities
     Net Increase (Decrease) in
      Demand, Savings, Money Market
      Checking and Savings Deposit
      Accounts.......................       (723)         90
     Net (Decrease) Increase in Time
      Deposits.......................       (229)      5,162
     Prior Year Adjustment...........     --              (5)
     Cash Dividends Paid on Common
     Stock...........................       (803)       (309)
                                       ---------  ----------
          Net Cash Provided (Used) by
             Financing Activities....     (1,755)      4,938
                                       ---------  ----------
Increase in Cash and Cash
  Equivalents........................        909       1,900
Cash and Cash Equivalents at
  Beginning of Year..................     18,597      12,287
                                       ---------  ----------
Cash and Cash Equivalents at End of
  Quarter............................  $  19,506  $   14,187
                                       =========  ==========
Supplemental Disclosures of Cash Flow
Information
     Interest Paid...................  $   2,390  $    2,187
     Income Taxes Paid...............        509         457
Supplemental Schedule of Noncash
  Investing and Financing Activities
  Foreclosure and Repossession in
  Partial Satisfaction of Loans
  Receivable.........................         30           8

   The accompanying notes are an integral part of the consolidated financial statements.

                  BROWNSVILLE BANCSHARES, INC. AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1997 AND 1996

(1)  BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles. However, the unaudited consolidated financial statements furnished reflect all adjustments which are in the opinion of management, necessary for a fair presentation of the results for the interim periods. All such adjustments were of a normal and recurring nature. The unaudited consolidated financial statements include Brownsville Bancshares, Inc. its wholly-owned subsidiary, BNB Bancshares, Inc., and its indirect wholly-owned subsidiary, Brownsville National Bank (the Bank), wholly owned by BNB Bancshares, Inc. All intercompany balances and transactions have been eliminated.

(2)  EARNINGS PER SHARE COMPUTATIONS

     In February 1996, Financial Accounting Standards Board issued Statements No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded.

(3)  INCOME TAX

     Deferred income tax assets and liabilities are computed for differences between the financial statements and the tax basis of assets and liabilities that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to effect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax assets to the amount that will more likely than not be realized. Income tax expense is the current tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities.

(4)  DIVIDENDS

     On September 17, 1997, the Board of Directors approved a cash dividend of $1.60 per share for shareholders of record on September 17, 1997 and payable on October 6, 1997.

     Provision for this cash dividend payable has been recorded on these financial statements as of September 30, 1997.

(5)  SUBSEQUENT EVENT -- PLAN OF REORGANIZATION

     On October 20, 1997, Brownsville Bancshares, Inc. and Texas Regional Bancshares, Inc. executed an Agreement and Plan of Reorganization for the purpose of merging Brownsville Bancshares, Inc. with and into TRD, a newly formed wholly-owned subsidiary of Texas Regional Bancshares, Inc., subject to regulatory approval.

                                    ANNEX E

                                  TAX OPINION

December 5, 1997

Texas Regional Bancshares, Inc.
3700 North 10th Street
P.O. Box 5910
McAllen, Texas 78502

Brownsville Bancshares, Inc.
629 E. Elizabeth
P.O. Box 2159
Brownsville, Texas 78520

          Re:  Texas Regional Bancshares, Inc.: Acquisition of
            Brownsville Bancshares, Inc.

Dear Sir or Madam:

     You have requested the opinion of KPMG Peat Marwick LLP ("KPMG") as to certain Federal income tax consequences to Texas Regional Bancshares, Inc., Texas Regional Delaware, Inc., Texas State Bank, BNB Bancshares, Inc., Brownsville National Bank, Brownsville Bancshares, Inc. and the latter's shareholders with respect to the proposed transaction described below. Our opinion is based solely upon information provided to us in an "Agreement and Plan of Reorganization" dated October 20, 1997 ("the Agreement") with respect to the three mergers described below and information and representations provided to us as set forth in the sections of this letter entitled "FACTS," "PROPOSED TRANSACTION" and "REPRESENTATIONS."

     You have advised us that your statements provide an accurate and complete description of the facts and circumstances concerning the transaction, and we have made no independent inquiry into them. In addition, we have made certain assumptions with respect to the facts herein. Any variance or omission in the facts and circumstances, assumptions or representations set forth below may adversely affect the views stated herein. We have reviewed no other legal documents other than the Agreement which are necessary to effectuate the transaction. We assume that all steps will be properly effectuated under the applicable laws of the United States and the states of Texas and Delaware, and are consistent with the information submitted to us.

     Further, in rendering our opinion, we are relying upon the Internal Revenue Code of 1986 and Treasury Department regulations thereunder, as amended and in effect on the date hereof, and Revenue Rulings, Revenue Procedures and reported judicial decisions as they existed on the date of this opinion letter. Each of the foregoing is subject to change or modification by subsequent legislation or regulatory, administrative or judicial decisions. Any such change could also have an effect on the validity of the conclusions set forth herein retroactively or prospectively. Further, the opinion which is rendered should be considered together with various risks set forth in the "CAVEAT"section of this letter. Unless requested otherwise, we undertake no responsibility to update our opinion in the event of any subsequent change in the foregoing.

                                     FACTS

     Texas Regional Bancshares, Inc. ("Texas Regional") is a Texas corporation that is a bank holding company. Texas Regional is the common parent of an affiliated group of corporations that file a consolidated federal income tax return. The authorized capital of Texas Regional consists of 20 million shares of Class A Voting Common Stock, par value $1.00 per share, of which 13,110,639 are issued and outstanding. Texas Regional also has authorized 10 million shares of preferred stock, none of which are issued or outstanding.

     Texas Regional Delaware, Inc. ("TRD") was incorporated in Delaware on October 1, 1997, as a wholly-owned subsidiary of Texas Regional for the purpose of facilitating the proposed transaction herein described. The authorized capital of TRD consists of 3,000 shares of common stock of which 3,000 are issued and outstanding.

     Texas State Bank ("Texas State Bank") is a Texas state banking association and at the time of the merger, will be a wholly-owned subsidiary of TRD. The authorized capital of Texas State Bank consists of 9 million shares of common stock of which 9 million were issued and outstanding as of October 20, 1997.

     Brownsville Bancshares, Inc. ("Brownsville Bancshares") is a Texas corporation that is a bank holding company. The authorized capital of Brownsville Bancshares consists of 1,000,000 shares of $4.00 par value common stock of which 308,917 shares are issued and outstanding.

     BNB Bancshares, Inc. ("BNB Bancshares") is a Delaware corporation that is a bank holding company. BNB Bancshares is a wholly-owned subsidiary of Brownsville Bancshares.

     Brownsville National Bank ("Brownsville National") is a national bank engaged in the commercial banking business in Texas. Brownsville National is a wholly-owned subsidiary of BNB Bancshares. The authorized capital of Brownsville National consists of 236,241 shares of $4.00 par value common stock, all of which are issued and outstanding.

     Brownsville Bancshares has adopted a plan under which incentive stock options (having no readily ascertainable fair market value on the date of the grant) have been granted to certain key employees. The holders of the options have agreed to terminate their options in exchange for Texas Regional Class A Voting Common Stock.

     The respective managements of Texas Regional and Brownsville Bancshares believe that a combination of their respective businesses will enable both companies to grow and operate more efficiently.

                              PROPOSED TRANSACTION

     In order to accomplish the aforementioned goals, the following transaction has been proposed:

          (1) Brownsville Bancshares will merge with and into TRD with TRD surviving, pursuant to the applicable laws of the states of Delaware and Texas. As a result of the merger, the shares of Brownsville Bancshares common stock (other than any shareholder validly exercising dissenters' rights of appraisal) shall be automatically converted into 3.06608 shares of Texas Regional Class A Voting Common Stock ("Texas Regional Common Stock") for each share of Brownsville Bancshares common stock. Fractional shares shall not be issued and any amount attributable to fractional shares shall be paid in cash. Amounts payable in respect of shareholders exercising dissenters' rights of appraisal shall be payable by TRD.

          (2) As a result of the merger of Brownsville Bancshares with and into TRD, each Brownsville Bancshares option holder ("Option Holder") will receive 1.77634 shares of Texas Regional Common Stock for each share of Brownsville Bancshares common stock subject to the Option Holder's option. Fractional shares shall not be issued and any amount attributable to fractional shares shall be paid in cash. All of the holders of the options to purchase Brownsville Bancshares shares have joined in the execution of the Agreement to evidence their consent to accept Texas Regional Common Stock in exchange for their options.

          (3) Concurrently with the merger of Brownsville Bancshares into TRD, BNB Bancshares will merge with and into TRD with TRD surviving, pursuant to the applicable laws of the state of Delaware.

          (4) Concurrently with or immediately after the merger of BNB Bancshares into TRD, Brownsville National will merge with and into Texas State Bank, with Texas State Bank surviving, pursuant to the applicable laws of the state of Texas.

                                REPRESENTATIONS

     In connection with the proposed transaction, the following representations have been made:

          (a) The fair market value of the Texas Regional Common Stock to be received by the Brownsville Bancshares shareholders will in each instance be approximately equal to the fair market value of the Brownsville Bancshares common stock to be surrendered in exchange therefor.

          (b) The managements of Brownsville Bancshares and Texas Regional are not aware of any plan or intention on the part of the Brownsville Bancshares shareholders to sell or otherwise dispose of a number of shares of Texas Regional Common Stock to be received in the proposed transaction that will reduce such shareholders' ownership to a number of shares having, in the aggregate, a value of less than 50 percent of the fair market value of the Brownsville Bancshares common stock outstanding as of the effective date of the proposed transaction. Sales, redemptions, and other dispositions of Brownsville Bancshares common stock (including payment of cash to dissenters and exchanges for cash in lieu of fractional shares of Texas Regional Common Stock) will be considered in determining whether there is a 50 percent continuing interest through stock ownership as of the effective date of the proposed transaction.

          (c) TRD will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Brownsville Bancshares immediately prior to the transaction. For purposes of this representation, amounts paid by Brownsville Bancshares or TRD to dissenters, amounts paid by Brownsville Bancshares to shareholders who receive cash or other property, assets of Brownsville Bancshares used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Brownsville Bancshares immediately preceding the transaction will be included as assets of Brownsville Bancshares immediately prior to the transaction.

          (d) Prior to the transaction, Texas Regional will be in control of TRD within the meaning of 368(c).1

          (e) Following the transaction, TRD will not issue additional shares of its stock that would result in Texas Regional losing control of TRD within the meaning of 368(c).

          (f) The mergers of Brownsville Bancshares and BNB Bancshares into TRD will qualify as statutory mergers under the applicable laws of the states of Delaware and Texas and the merger of Brownsville National into Texas State Bank will qualify as a statutory merger under the applicable of the state of Texas.

          (g) Texas Regional, TRD and Texas State Bank have no plan or intention to sell or otherwise dispose of any of the assets to be received from Brownsville Bancshares, BNB Bancshares and Brownsville National, except for dispositions made in the ordinary course of business.

          (h) Following the proposed transaction, Texas Regional, TRD and Texas State Bank will continue to conduct the banking businesses of Brownsville National in a substantially unchanged manner.

------------------
1All references to "Section" or "" will be to the Internal Revenue Code of 1986, as amended, unless otherwise noted.

          (i) The liabilities of Brownsville Bancshares and BNB Bancshares to be assumed by TRD, the liabilities of Brownsville National to be assumed by Texas State Bank and the liabilities to which the transferred assets of Brownsville Bancshares, BNB Bancshares and Brownsville National are subject were incurred by Brownsville Bancshares, BNB Bancshares and Brownsville National in the ordinary course of their businesses, in each instance.

          (j) There is no intercorporate indebtedness existing between (i) any of Brownsville Bancshares, BNB Bancshares or Brownsville National and (ii) any of Texas Regional, TRD or Texas State Bank that was issued, acquired, settled or will be settled at a discount.

          (k) Texas Regional and its shareholders, Brownsville Bancshares and its shareholders, TRD, BNB Bancshares, Brownsville National and Texas State Bank will pay their own expenses, if any, incurred in or arising out of the proposed transaction.

          (l) None of the parties to the proposed transaction are "investment companies" as defined in Section 368(a)(2)(F)(iii) and (iv).

          (m) The fair market value and the adjusted basis of the assets of Brownsville Bancshares to be transferred to TRD will each exceed the sum of liabilities to be assumed by TRD plus the amount of liabilities to which the assets to be transferred are subject.

          (n) The fair market value and adjusted basis of the assets of BNB Bancshares to be transferred to TRD will each exceed the sum of liabilities to be assumed by TRD plus the amount of liabilities to which the assets to be transferred are subject.

          (o) The fair market value and adjusted basis of the assets of Brownsville National to be transferred to Texas State Bank will each exceed the sum of liabilities to be assumed by Texas State Bank plus the amount of liabilities to which the assets to be transferred are subject.

          (p) The payment of cash in lieu of fractional shares of Texas Regional Common Stock is solely for the purpose of avoiding the expense and inconvenience to Texas Regional of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the transaction to the Brownsville Bancshares shareholders instead of issuing fractional shares of Texas Regional Common Stock will not exceed one percent of the total consideration that will be given in the transaction to the Brownsville Bancshares shareholders in exchange for their shares of Brownsville Bancshares common stock and no one shareholder will receive, in the aggregate, cash in lieu of more than a fractional share of Texas Regional Common Stock.

          (q) Texas Regional has no plan or intention to redeem or otherwise reacquire its stock to be issued in the proposed transaction.

          (r) Texas Regional has no plan or intention to liquidate TRD; to merge TRD with and into another corporation; to sell or otherwise dispose of the stock of TRD; or to cause TRD to sell or otherwise dispose of any of the assets of Brownsville Bancshares or BNB Bancshares acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in 368(a)(2)(C).

          (s) Texas Regional and TRD have no plan or intention to sell or otherwise dispose of the stock of Texas State Bank or to liquidate Texas State Bank.

          (t)  No stock of TRD will be issued in the proposed transaction.

          (u) Compensation to be paid to shareholder-employees of Brownsville Bancshares, BNB Bancshares or Brownsville National after the proposed transaction will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services. No part of such compensation will be in consideration for their Brownsville Bancshares stock.

                                     ISSUE

     Whether (i) the proposed merger of Brownsville Bancshares with and into TRD, (ii) the proposed merger of BNB Bancshares with and into TRD and (iii) the proposed merger of Brownsville National with and into Texas State Bank will each qualify as a reorganization within the meaning of 368(a)(1) and, if so, what are the federal income tax consequences to Texas Regional, TRD, Texas State Bank, BNB Bancshares, Brownsville National, Brownsville Bancshares and its shareholders.

                                    OPINION

     Based on the facts and representations set forth above and the Agreement, it is our view that the federal income tax consequences of the proposed mergers are as follows:

          (1) Provided that the merger of Brownsville Bancshares with and into TRD qualifies as a statutory merger under the applicable laws of the states of Delaware and Texas, such merger involving the acquisition by TRD of substantially all of the assets of Brownsville Bancshares in exchange for Texas Regional Common Stock and the assumption by TRD of the liabilities of Brownsville Bancshares will constitute a reorganization within the meaning of 368(a)(1)(A) and 368(a)(2)(D). For this purpose, "substantially all" means at least ninety percent of the fair market value of the net assets and at least seventy percent of the fair market value of the gross assets of Brownsville Bancshares. Texas Regional, Brownsville Bancshares, and TRD will each be a "party to a reorganization" within the meaning of 368(b).

          (2) Provided that the merger of BNB Bancshares with and into TRD qualifies as a statutory merger under the applicable laws of the state of Delaware, such merger will constitute a reorganization within the meaning of 368(a)(1), and BNB Bancshares and TRD will each be a "party to a reorganization" within the meaning of 368(b).

          (3) Provided that the merger of Brownsville National with and into Texas State Bank qualifies as a statutory merger under the applicable laws of the state of Texas, such merger will constitute a reorganization within the meaning of 368(a)(1) and Brownsville National and Texas State Bank will each be a "party to a reorganization" within the meaning of 368(b).

          (4) No gain or loss will be recognized by the shareholders of Brownsville Bancshares upon receipt of solely Texas Regional Common Stock in exchange for Brownsville Bancshares common stock (including any fractional share interests to which they may be entitled) as described above (Section 354(a)(1)).

          (5) The basis of the Texas Regional Common Stock to be received by the shareholders of Brownsville Bancshares (including any fractional share interests to which they may be entitled) will be the same as the basis of the Brownsville Bancshares common stock surrendered in exchange therefor (Section 358(a)(1)).

          (6) The holding period of the Texas Regional Common Stock to be received by the shareholders of Brownsville Bancshares (including any fractional share interests to which they may be entitled) will include the period during which the Brownsville Bancshares common stock surrendered in exchange therefor was held, provided that the Brownsville Bancshares common stock was held as a capital asset on the date of the exchange (Section 1223(1)).

          (7) The payment of cash to Brownsville Bancshares shareholders in lieu of fractional shares of Texas Regional Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by Texas Regional. The cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in 302(a) (Rev. Rul. 66-365, 1966-2 C.B. 116, and Rev. Proc. 77-41, 1977-2 C.B. 574). As provided in 1001, gain or loss will be realized and recognized to such shareholders measured by the difference between the redemption price and the adjusted basis of the Texas Regional Common Stock surrendered as determined under 1012.

          (8) Where cash is received by a dissenting Brownsville Bancshares shareholder in exchange for his, her or its Brownsville Bancshares common stock, as described above, such cash will be treated as having been received by such shareholder as a distribution in redemption of his, her or its Brownsville Bancshares common stock subject to the provisions and limitations of 302.

          (9) No gain or loss will be recognized by Brownsville Bancshares upon the transfer of substantially all of its assets to TRD in exchange for Texas Regional Common Stock and the assumption by TRD of all the liabilities of Brownsville Bancshares (Sections 361 and 357(a)).

          (10) No gain or loss will be recognized by BNB Bancshares upon the transfer of its assets to TRD in constructive exchange for TRD common stock and the assumption by TRD of all the liabilities of BNB Bancshares (Sections 361 and 357(a)).

          (11) No gain or loss will be recognized by Brownsville National upon the transfer of its assets to Texas State Bank in constructive exchange for Texas State Bank common stock and the assumption by Texas State Bank of all the liabilities of Brownsville National (Sections 361 and 357(a)).

          (12) No gain or loss will be recognized by either Texas Regional or TRD upon the acquisition by TRD of substantially all of the assets of Brownsville Bancshares in exchange for Texas Regional Common Stock and the assumption by TRD of the liabilities of Brownsville Bancshares (Treas. Reg.
     section 1.1032-2 and Rev. Rul. 57-278, 1957-1 C.B. 124).

          (13) No gain or loss will be recognized by TRD on the receipt by TRD of the assets of BNB Bancshares in constructive exchange for shares of TRD stock (Section 1032(a)).

          (14) No gain or loss will be recognized by Texas State Bank on the receipt by Texas State Bank of the assets of Brownsville National in constructive exchange for shares of Texas State Bank stock (Section 1032(a)).

          (15) The basis of the assets of Brownsville Bancshares and BNB Bancshares acquired by TRD and the basis of the assets of Brownsville National acquired by Texas State Bank will be the same as the basis of such assets in the hands of Brownsville Bancshares, BNB Bancshares and Brownsville National immediately prior to the exchange (Section 362(b)).

          (16) The fair market value of the Texas Regional Common Stock received in exchange for the cancellation of Brownsville Bancshares compensatory options will be taxed as compensation income to the recipient. This compensation will be subject to applicable Federal income and Social Security tax withholdings. The tax basis of the Texas Regional Common Stock received in exchange for the cancellation of the Brownsville Bancshares options will be the fair market value of the Texas Regional Common Stock and the holding period will begin on consummation of the transaction.

                                     CAVEAT

     No opinions are provided with respect to issues not specifically set forth in the "OPINION" section of this letter. No inference should be drawn regarding any matter not specifically opined upon. Our opinion has not been requested and none is expressed with respect to any foreign, state or local tax consequences to Brownsville Bancshares or its shareholders, Texas Regional or its shareholders, BNB Bancshares, Brownsville National, TRD or Texas State Bank including, but not limited to, income, franchise, sales, use, excise or transfer taxes which may be significant.

     Our conclusions with respect to the subject transaction are based upon the assumption that the stock consideration received by the shareholders of Brownsville Bancshares in exchange for their Brownsville Bancshares stock consists solely of Texas Regional Class A Voting Common Stock (other than payments for fractional shares and payments to dissenters), and no views are expressed with respect to the subject transaction if consideration other than Texas Regional Common Stock is issued to the shareholders of Brownsville Bancshares in exchange for their shares.

     This opinion letter sets forth our views based on the completeness and accuracy of the above stated facts and any assumptions that were included. If any of the foregoing is not entirely complete or accurate, it is imperative that we be informed immediately, as the inaccuracy or incompleteness could have a material effect on our conclusions. In rendering our opinion, we are relying upon the relevant provisions of the Internal Revenue Code of 1986, as amended, the regulations thereunder, and judicial and administrative interpretations thereof, which are subject to change or modification by subsequent legislative, regulatory, administrative, or judicial decisions. Any such changes could also have an effect on the validity of our opinion. This opinion is not binding on the Internal Revenue Service, any other tax authority, or any court. No assurance can be given that a position different than that expressed herein will not be asserted by a tax authority and sustained by a court.

                                          Very truly yours,
                                          /s/  KPMG PEAT MARWICK LLP
                                          KPMG Peat Marwick LLP

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 2.02A(16) and 2.02-1 of the Texas Business Corporation Act grants to each corporation organized thereunder the power to indemnify its directors and officers against liability, and to purchase and maintain liability insurance for those persons as, and to the extent, permitted by Article 2.02-1 of the Texas Business Corporation Act. In addition, reference is hereby made to Article V of the Bylaws of the Registrant.

     The general effect of Articles 2.02.A.(16) and 2.02-1 of the Texas Business Corporation Act, and Article V of the Bylaws of Texas Regional is that the person may be indemnified only if it is determined that the person conducted himself in good faith, reasonably believed that the conduct was in the corporation's best interests (or not opposed to its best interests), and in the case of criminal proceeding he had no reasonable cause to believe the conduct was unlawful. In any case, a person may not be indemnified if the basis for liability was a personal benefit improperly received by the person or if the person is found liable to the corporation. The indemnification may generally include judgments, penalties, fines, settlements and reasonable expenses incurred. Unless the indemnification has been made mandatory in the Articles of Incorporation or Bylaws of the company, a determination of indemnification must be made by a majority vote of quorum of directors who at the time are not named defendants or respondents, or (if such a quorum can not be obtained) by a committee of the board composed of two or more directors who are not named defendants or respondents, or by special legal counsel selected in accordance with prescribed procedures, or by shareholders in a vote that excludes shares held by directors. Management of Texas Regional is taking the position that the indemnification under Art. 2.02-1 B has been made mandatory by Article V of Texas Regional's bylaws. In addition Article 2.02-1 provides that the corporation shall indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is or was a defendant or respondent because he is or was a director or officer in which he has been wholly successful in his defense.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     a.  EXHIBITS:

(Note: Certain Exhibits are omitted as permitted by S-K Item 601, since registrant has elected under Form S-4 to provide information concerning registrant at a level prescribed by Forms S-2 or S-3 and such omitted Exhibits are not required by Form S-2 or S-3.)

     2      --      Agreement and Plan of Reorganization dated as of October 20, 1997, by and between Texas
                    Regional Bancshares, Inc. and Brownsville Bancshares, Inc. (included as Annex A to the
                    Prospectus/Proxy Statement).
  *  5      --      Opinion of McGinnis, Lochridge & Kilgore, L.L.P.
     8      --      Opinion of KPMG Peat Marwick LLP (included as Annex C to the Prospectus / Proxy Statement)
 ** 10(a)    --     Texas Regional Bancshares, Inc., 1997 Incentive Stock Option Plan.
 ** 10(b)   --      Texas Regional Bancshares, Inc., 1997 Nonstatutory Stock Option Plan.
    23(a)    --     Consent of McGinnis, Lochridge & Kilgore, L.L.P. (included in their opinion filed as
                    Exhibit 5).
  * 23(b)   --      Consent of Garcia, Marren & Company, P.C.
  * 23(c)    --     Consent of KPMG Peat Marwick LLP.
  * 23(d)   --      Consent of Service Asset Management Company.
  * 99(a)    --     Form of Proxy (Brownsville Bancshares, Inc. shareholders meeting).
  * 99(b)   --      Notice of Special Meeting of the Shareholders of Brownsville Bancshares, Inc.

------

  * Filed herewith.

 ** To be filed supplementally.

     b.  FINANCIAL STATEMENT SCHEDULES:

     Not applicable.

     c.  REPORT, OPINION OR APPRAISAL:

     Attached as Annex C to the Prospectus/Proxy Statement is the written report of Service Asset Management Company.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonefide offering thereof.

     The undersigned Registrant undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MCALLEN, STATE OF TEXAS, ON DECEMBER 10, 1997.

                                          TEXAS REGIONAL BANCSHARES, INC.
                                          By: /s/ G. E. RONEY
                                                  GLEN E. RONEY,
                                                  CHAIRMAN OF THE BOARD

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                                TITLE                          DATE
-------------------------------------  --------------------------------------  ------------------

           /s/G. E. RONEY                 Chairman of the Board, President     December 10, 1997
            GLEN E. RONEY                     and Director (Principal
                                                 Executive Officer)
       /s/GEORGE R. CARRUTHERS                Chief Financial Officer          December 10, 1997
        GEORGE R. CARRUTHERS               (Principal Financial Officer)
            /s/ANN SEFCIK                      Controller (Principal           December 10, 1997
             ANN SEFCIK                         Accounting Officer)
           /s/MORRIS ATLAS                            Director                 December 10, 1997
            MORRIS ATLAS
         /s/FRANK N. BOGGUS                           Director                 December 10, 1997
           FRANK N. BOGGUS
         /s/ROBERT G. FARRIS                          Director                 December 10, 1997
          ROBERT G. FARRIS
          /s/JOE M. KILGORE                           Director                 December 10, 1997
           JOE M. KILGORE

                                      II-4

     /s/C. KENNETH LANDRUM, M.D.                      Director                 December 10, 1997
      C. KENNETH LANDRUM, M.D.
         /s/JULIE G. UHLHORN                          Director                 December 10, 1997
          JULIE G. UHLHORN
        /s/PAUL G. VEALE, SR.                         Director                 December 10, 1997
         PAUL G. VEALE, SR.
           /s/JACK WHETSEL                            Director                 December 10, 1997
            JACK WHETSEL

                              INDEX  TO  EXHIBITS

(Note: Certain Exhibits are omitted as permitted by S-K Item 601, since registrant has elected under Form S-4 to provide information concerning registrant at a level prescribed by Forms S-2 or S-3 and such omitted Exhibits are not required by Form S-2 or S-3.)

     2      --      Agreement and Plan of Reorganization dated as of October 20, 1997, by and between Texas
                    Regional Bancshares, Inc. and Brownsville Bancshares, Inc. (included as Annex A to the
                    Prospectus/Proxy Statement).

  *  5      --      Opinion of McGinnis, Lochridge & Kilgore, L.L.P.

     8      --      Opinion of KPMG Peat Marwick LLP (included as Annex C to the Prospectus / Proxy Statement)

 ** 10(a)    --     Texas Regional Bancshares, Inc., 1997 Incentive Stock Option Plan.

 ** 10(b)   --      Texas Regional Bancshares, Inc., 1997 Nonstatutory Stock Option Plan.

    23(a)    --     Consent of McGinnis, Lochridge & Kilgore, L.L.P. (included in their opinion filed as
                    Exhibit 5).

  * 23(b)   --      Consent of Garcia, Marren & Company, P.C.

  * 23(c)    --     Consent of KPMG Peat Marwick LLP.

  * 23(d)   --      Consent of Service Asset Management Company.

  * 99(a)    --     Form of Proxy (Brownsville Bancshares, Inc. shareholders meeting).

  * 99(b)   --      Notice of Special Meeting of the Shareholders of Brownsville Bancshares, Inc.

------
  * Filed herewith.
 ** To be filed supplementally.